As filed with the Securities and Exchange Commission on December 19, 2001

                                                      Registration No. 333-73724

                 -----------------------------------------------

                       Securities and Exchange Commission
                             Washington, D.C. 20549
                           --------------------------

                               Amendment No. 1 to
                                    Form SB-2

                             Registration Statement
                                      under
                           the Securities Act of 1933
                           --------------------------


                           JACKSONVILLE BANCORP, INC.
              (Exact name of small business issuer in its charter)

FLORIDA                                                          6711
(State or other jurisdiction of                     (Primary Standard Industrial
incorporation or organization)                       Classification Code Number)

                                   59-3472981
                                (I.R.S. Employee
                              Identification No.)

                        76 South Laura Street, Suite 104
                           Jacksonville, Florida 32202
                                 (904) 421-3040
          (Address and Telephone Number of Principal Executive Offices)

                              Gilbert J. Pomar, III
                      President and Chief Executive Officer
                        76 South Laura Street, Suite 104
                           Jacksonville, Florida 32202
                                 (904) 421-3040
            (Name, Address and Telephone Number of Agent for Service)

                       ----------------------------------

                        Copies of all Communications to:

                            Halcyon E. Skinner, Esq.
                                McGuire Woods LLP
                               50 N. Laura Street
                        Bank of America Tower, Suite 3300
                           Jacksonville, Florida 32202
                            Telephone: (904) 798-3200
                            Facsimile: (904) 798-2698

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO PUBLIC: As soon as practicable after this Registration Statement becomes effective.

     If this Form is filed to register additional securities for an offering under Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed under Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed under Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. [ ]

     If delivery of the prospectus is expected to be made under Rule 434, please check the following box. [ ]


                       CALCULATION OF REGISTRATION FEE(1)
                       ----------------------------------


------------------------------------------------------------------------------------------------------------------------------------
     TITLE OF EACH CLASS OF           AMOUNT TO BE        PROPOSED MAXIMUM      PROPOSED MAXIMUM           AMOUNT OF
  SECURITIES TO BE REGISTERED          REGISTERED        OFFERING PRICE PER    AGGREGATE OFFERING       REGISTRATION FEE
                                                                UNIT                PRICE (1)
------------------------------------------------------------------------------------------------------------------------------------
Rights to purchase units                225,000                 -0-                    -0-                    -0-
comprised of 2 shares of common
stock, $.01 par value, and 1
Class A purchase warrant (2) (3)
------------------------------------------------------------------------------------------------------------------------------------
Units, comprised of 2 shares of         225,000                 -0-                    -0-                    -0-
common stock, $.01 par value,
and 1 Class A purchase warrant
(4) (5)
------------------------------------------------------------------------------------------------------------------------------------
Shares of common stock,                 450,000             $9.40(1)(6)            $4,230,000                $1,058
issuable upon exercise of rights
------------------------------------------------------------------------------------------------------------------------------------
Shares of common stock,                 225,000             $11.75(1)(7)           $2,643,750                 $661
issuable upon exercise of Class
A purchase warrants
------------------------------------------------------------------------------------------------------------------------------------

(1) Estimated under Rule 457 under the Securities Act of 1933 solely for the purpose of calculating the registration fee.
(2) Under Rule 457(g), no separate registration fee is required for the rights since they are being registered in the same registration statement as the units of Jacksonville Bancorp, Inc., underlying the rights.
(3) Jacksonville Bancorp, Inc., is granting, at no cost, nontransferable subscription rights to subscribe for and purchase units comprised of 2 shares of Jacksonville Bancorp, Inc., $.01 par value common stock and 1 Class A purchase warrant.
(4) Represents units of Jacksonville Bancorp, Inc., issuable upon the exercise of rights.
(5) Includes 450,000 shares of common stock issuable as part of the units and 225,000 shares of common stock issuable upon the exercise of the Class A purchase warrants.
(6)  Based on the average of the bid and asked price on November 14, 2001.
(7)  Based on 125% of the average bid and asked price on November 14, 2001.

     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with
     Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting under said Section 8(a), may determine.

     The information in this Prospectus is not complete and may be changed. We may not sell these securities until the Registration Statement filed with the Securities and Exchange Commission is effective. This Prospectus is not an offer to sell, and it is not soliciting an offer to buy, these securities in any state where the offer or sale is not permitted.

                        [JACKSONVILLE BANCORP, INC. LOGO]

                        76 South Laura Street, Suite 104
                           Jacksonville, Florida 32202
                                 (904) 421-3040

                                   PROSPECTUS

                         450,000 SHARES OF COMMON STOCK
                      AND 225,000 CLASS A PURCHASE WARRANTS
                                 (225,000 UNITS)

We are offering 450,000 shares of common stock and 225,000 warrants, in the form of 225,000 units, to support our continued growth. Each unit consists of two shares of common stock and one Class A purchase warrant. The units are being offered at the price of $21.00 to our current shareholders through a rights offering, and to the general public in a subsequent community offering. Each warrant included in the units is exercisable at $13.00 for one share of common stock until September 30, 2004.

--------------------------------------------------------------------------------
Investing in our securities involves significant risks. Please see Risk Factors beginning on page 4 of this Prospectus.

The securities  offered by this  Prospectus are not deposits or accounts and are
not  insured  by  the  Federal  Deposit  Insurance   Corporation  or  any  other
governmental agency.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

--------------------------------------------------------------------------------
The Rights Offering
--------------------------------------------------------------------------------

We are granting to our stockholders rights to purchase units in the rights offering. These basic subscription rights have been granted at no cost to persons who owned shares of our common stock as of December 12, 2001. Each stockholder has received 1 right for each 5 shares held. Each right entitles a stockholder to purchase one unit in the rights offering.

If you, as a stockholder, exercise all of your rights, you may also subscribe to purchase additional units pursuant to your oversubscription privilege in the rights offering. We expect to end the rights offering on February 15, 2002.


--------------------------------------------------------------------------------
The Community Offering
--------------------------------------------------------------------------------

If any of the 225,000 units remain available, at the conclusion of the rights offering we will commence offering such units to the general public. The units being offered to the general public are identical in every respect to the units being offered to our stockholders. No rights are required to purchase units in the community offering. Investors in the community offering are required to purchase a minimum of 25 units. We expect to end the community offering on March 29, 2002.
--------------------------------------------------------------------------------
Price quotations for our common stock can be found on the NASD Over-The-Counter Bulletin Board under the trading symbol "JAXB." As of December 13, 2001 the last reported sale price was $9.37.
--------------------------------------------------------------------------------
                                             PER
OFFERING PROCEEDS:*                          UNIT            TOTAL
------------------                           ----            -----
Before offering expenses                    $21.00       $4,725,000
After offering expenses                     $20.58       $4,630,000
*Assumes all 225,000 units are sold and no warrants are exercised.
--------------------------------------------------------------------------------
Both of these offerings are being conducted as "best efforts" offerings, which means that there is no assurance that we will sell all or any of the units being offered to our stockholders or the general public. The offerings are being conducted without incurring the costs associated with the services of an underwriter or broker. We have made arrangements for funds accompanying a subscription to be held in escrow by Independent Bankers' Bank of Florida until we accept the subscription.

                The date of this Prospectus is December 26, 2001.


                                TABLE OF CONTENTS
                                -----------------



                                                                                                                                Page

Summary ..................................................................................................................       1
Summary Financial Data ...................................................................................................       3
Risk Factors .............................................................................................................       4
The Company ..............................................................................................................       7
Use of Proceeds...........................................................................................................      10
The Offerings.............................................................................................................      10
Determination of Offering Price...........................................................................................      12
Market for Common Stock and Related Stockholder Matters...................................................................      13
Selected Financial Data...................................................................................................      14
Management's Discussion and Analysis of Financial Condition and Results of Operations.....................................      15
Description of Properties.................................................................................................      24
Capitalization............................................................................................................      24
Description of Capital....................................................................................................      24
Regulation and Supervision................................................................................................      25
Management................................................................................................................      27
Executive Compensation....................................................................................................      30
Security Ownership of Certain Beneficial Owners, Directors, and Management................................................      31
Stock Option Plan.........................................................................................................      32
Certain Relationships and Related Transactions............................................................................      32
Legal Proceedings.........................................................................................................      32
Indemnification...........................................................................................................      33
Additional Information....................................................................................................      33
Experts...................................................................................................................      33
Legal Matters.............................................................................................................      33

Financial Statements and Supplementary Data...............................................................................     F-1
Appendix A - Form of Warrant Agreement....................................................................................     A-1
Appendix B - Form of Warrant Certificate..................................................................................     B-1

Please see Appendix C for Subscription Materials, including the Instructions for
Use of Subscription Certificate, the Notice of Guaranteed Delivery form, and the Subscription Certificate.

--------------------------------------------------------------------------------

                    WARNING ABOUT FORWARD-LOOKING STATEMENTS

This Prospectus contains certain forward-looking statements related to our future results, including certain projections and business trends. Assumptions relating to forward-looking statements involve judgments with respect to, among other things, future economic, competitive, and market conditions, and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond our control. When used in this Prospectus, the words "estimate," "project," "intend," "believe," and "expect," and similar expressions, are intended to identify forward-looking statements. Although we believe that assumptions underlying the forward-looking statements are reasonable, any of the assumptions could prove inaccurate, and we may not realize the results contemplated by these statements. Management decisions are subjective in many respects and susceptible to interpretations and periodic revisions based on actual experience and business developments, the impact of which may cause us to alter our business strategy or capital expenditure plans and may, in turn, affect our results of operations. In light of the significant uncertainties inherent in the forward-looking information included in this Prospectus, you should not regard the inclusion of such information as our representation that we will achieve any strategy, objectives, or other plans.

The forward-looking statements contained in this Prospectus speak only as of the date of this Prospectus as stated on the front cover, and we have no obligation to update publicly or revise any of these forward-looking statements. These and other statements, which are not historical facts, are based largely on our current expectations and assumptions and are subject to a number of risks and uncertainties that could cause actual results to differ materially from those contemplated by such forward-looking statements. These risks and uncertainties include, among others, the risks and uncertainties described in Risk Factors, beginning on page 4.

                                     SUMMARY
                                     -------

This section summarizes selected information contained in this Prospectus. This summary does not contain all the information you may wish to consider before purchasing units. We urge you to read the entire Prospectus carefully. Unless the context requires otherwise, references in this Prospectus to "we", "us", or "our" refer to Jacksonville Bancorp, Inc., and its wholly owned subsidiary, The Jacksonville Bank, on a consolidated basis. References to the "Company" refer to Jacksonville Bancorp, Inc., and our wholly owned subsidiary, The Jacksonville Bank, is referred to as the "Bank".

                           JACKSONVILLE BANCORP, INC.
                           --------------------------

We opened the Bank on May 28, 1999, after a successful initial public offering where we raised $10,170,660 from investors before deduction of offering expenses. We have expanded rapidly since opening in terms of size, facilities, and range of products and services.

During the fiscal year ended December 31, 2000, our assets grew from $14.6 million to $45.0 million, and reached $68.5 million at September 30, 2001. Net loans have grown from $8 million to $53.6 million and deposits from $6.2 million to $59.6 million, from December 31, 1999, through September 30, 2001. We have also shown consistent improvement in operating results in the seven quarters since inception. The net loss for third quarter of 2001 was $32,000, but as of September 30, 2001, the Bank had achieved four months of profitability.

We have three full service offices in Jacksonville, Florida. In addition to our original location in Mandarin, we opened our Downtown office in January, 2000, and constructed and opened a new office in the growing Queens Harbour area in July, 2000.

Our product lines now include personal online banking, business online banking, and sweep accounts tied to Goldman Sachs proprietary funds in addition to our traditional banking products. Furthermore, through our subsidiary, Fountain Financial, Inc., and our marketing agreement with New England Financial (an affiliate of MetLife), we are able to meet the investment and insurance needs of our customers.

Our goal remains to establish ourselves as Jacksonville's leading community banking company in terms of presence, service, and stockholder value. To aggressively pursue this goal, we are seeking additional capital to allow us to remain a well capitalized bank, take advantage of strong growth and revenue-enhancing opportunities, and also provide more convenience and services to our existing and future customers.


                            SUMMARY OF THE OFFERINGS
                            ------------------------

Aggregate Securities Offered            Up to 225,000 units comprised of 450,000
                                        shares  of  common   stock  and  225,000
                                        warrants,  with each warrant exercisable
                                        into  one  share of  common  stock at an
                                        exercise price of $13.00 per share.  The
                                        warrants  expire on September  30, 2004,
                                        unless    we    extend    the    warrant
                                        exercisability period upon notice to the warrant holders and the warrant agent.

Subscription Price                      $21.00 per unit.

Common Stock Outstanding                Before offering - 1,017,066 shares.
                                        After offering - Up to 1,467,066 shares, assuming no exercise of the warrants.

Use of Proceeds                         To provide  additional  capital  for our
                                        Bank  to  maintain  a  well  capitalized
                                        regulatory   classification,   to   take
                                        advantage of strong growth and other revenue-enhancing opportunities, and to provide more convenience and services to our existing and future customers.

                               THE RIGHTS OFFERING
                               -------------------

Rights Offering                         We are granting rights to purchase units
                                        to  stockholders  of  record  as of  the
                                        close of business on December  12, 2001,
                                        which is referred to as the record date.
                                        Each  stockholder  has  been  granted  1
                                        right for each 5 shares of common  stock
                                        owned,  or 0.2  rights  for  each  share
                                        held.  This is  referred to as the basic
                                        subscription  right. For example, if you
                                        owned 100 shares of our common  stock on
                                        December 12, 2001,  you would receive 20
                                        rights   which  would   entitle  you  to
                                        purchase    a   total   of   20   units.
                                        Stockholders  may also  subscribe for an
                                        unlimited  number of  additional  units,
                                        subject  to  any  applicable  regulatory
                                        requirements. This is referred to as the
                                        oversubscription    privilege.   If   an
                                        insufficient    number   of   units   is
                                        available  to satisfy in full all or any
                                        exercises      of       oversubscription
                                        privileges,  then  any  oversubscription
                                        units  will be  prorated  in  accordance
                                        with  the  basic   subscription   rights
                                        exercised. No fractional rights, shares, or warrants will be issued, and any fraction will be rounded up to the next whole number.

No Minimum for Current                  There is no minimum number of units that
    Stockholders                        must    be    purchased    by    current
                                        stockholders in order to participate in the rights offering.

Rights Offering Period                  The rights offering expires February 15,
                                        2002, at 5:00 p.m., Eastern time, unless we extend the offering period.

Dilution If you do not exercise at least your basic subscription right, your percentage interest in Jacksonville Bancorp, Inc., may decline.

Nontransferability of Rights            The  rights we have  granted  to you are
                                        not   transferable   and   will  not  be
                                        evidenced  by  any   certificates.   The
                                        rights   will  not  be   listed  on  any
                                        exchange.

                             The Community Offering
                             ----------------------

Community Offering                      Following  the rights  offering,  we are
                                        offering any unsold units to the general public at the same price and on the same terms and conditions as in the rights offering.

Minimum Subscription for the            A  person  who is not a  stockholder  on
    General Public                      December 12, 2001, must subscribe for at
                                        least 25 units in order to participate in the community offering.

Community Offering Period               The community offering expires March 29,
                                        2002, at 5:00 p.m., Eastern time, unless we extend the offering period.

                        General Subscription Information
                        --------------------------------

Procedures for Exercising Rights        You may  exercise  the right to purchase
    or Participating in the             units in the rights offering by properly
    Community Offering                  completing the Subscription Certificate,
                                        which is  included in Appendix C of this
                                        Prospectus,  and  forwarding  it to  the
                                        Subscription  Agent with  payment of the
                                        total  due for each  unit for  which you
                                        are subscribing.  The Subscription Agent
                                        must  receive  these  items  before  the
                                        expiration   date.   Purchasers  in  the
                                        community  offering  should  follow  the
                                        same procedures for subscribing.  If the
                                        Subscription   Certificate  is  sent  by
                                        mail,  you  are  urged  to use  insured,
                                        registered    mail   or   express   mail
                                        services.

Subscription Agent                      Independent Bankers' Bank of Florida
                                        Investment Services Group
                                        Post Office Box 958423
                                        Lake Mary, Florida 32795

Information Agent                       Gilbert J. Pomar, III, President & Chief
                                        Executive   Officer
                                        Cheryl   L.   Whalen,   Executive   Vice
                                        President/Chief Financial Officer
                                        Jacksonville  Bancorp,  Inc.
                                        Telephone: (904) 421-3040
                                        E-mail: cwhalen@jaxbank.com

No Brokerage Commission                 No brokerage  commission will be paid in
                                        connection   with   either   the  rights
                                        offering or the community  offering,  as
                                        no   underwriter   or  broker  has  been
                                        retained. If units are sold in the community offering, they will be offered through our employees and directors who will receive no compensation for such sales.

Best Efforts                            We  will  offer  the  units  on  a  best
                                        efforts basis. This means there is no guarantee that we will be able to sell all or any of the units offered.

Subscriptions Irrevocable               Subscriptions  are  not  revocable.  You
                                        should not subscribe unless you are certain you wish to acquire shares of our common stock and the associated warrants.

Recommendation                          No  recommendation  is being  made as to
                                        whether you should purchase units in the rights or community offering.

                             SUMMARY FINANCIAL DATA
                             ----------------------

The following selected consolidated financial and other data are derived from and should be read with our Consolidated Financial Statements and Notes thereto, beginning on page F-1, and Management's Discussion and Analysis of Financial Condition and Results of Operations on page 15. The Consolidated Balance Sheets as of September 30, 2001 (unaudited), and December 31, 2000 and 1999, and the Consolidated Statements of Operations for the nine months ended September 30, 2001 and 2000 (unaudited), and for the years ended December 31, 2000 and 1999, are included in this Prospectus. The results for the nine months ended September 30, 2001, are not necessarily indicative of the results which may be expected for the entire year.

All dollars are in thousands, except per share data.


                                                                                       September 30,            December 31,
                                                                                      -------------   -----------------------------
                                                                                          2001             2000             1999
                                                                                      -------------   -----------      ------------
                                                                                       (Unaudited)
Financial Condition:
Total assets ....................................................................     $    68,515      $    45,036      $    14,568
Loans, net ......................................................................     $    53,560      $    34,183      $     7,968
Securities ......................................................................     $     6,832      $     3,145      $     2,005
Deposits ........................................................................     $    59,642      $    37,341      $     6,174
Stockholders' equity ............................................................     $     7,378      $     7,539      $     8,239

Per Share Information:
Basic loss per common share .....................................................     $      (.19)     $      (.72)     $     (1.84)
Book value per common share .....................................................     $      7.25      $      7.41      $      8.10
Weighted average shares outstanding .............................................       1,017,066        1,017,066          610,365
Shares outstanding at end of period .............................................       1,017,066        1,017,066        1,017,066

                                                                                                          Years Ended December 31,
                                                                                   Nine Months Ended    ----------------------------
                                                                                   September 30, 2001       2000            1999
                                                                                   ------------------   -------------    -----------

                                                                                      (Unaudited)
Operations:
Interest income .................................................................     $     3,012      $     2,052      $       398
Interest expense ................................................................           1,482              889              102
                                                                                      -----------      -----------      -----------
Net interest income before
     provision for loan losses ..................................................           1,530            1,163              296
Provision for loan losses .......................................................             190              264               80
                                                                                      -----------      -----------      -----------
Net interest income after
     provision for loan losses ..................................................           1,340              899              216
Total noninterest income ........................................................             314              261               55
Total noninterest expense .......................................................          (1,971)          (2,326)          (2,079)
                                                                                      -----------      -----------      -----------
Loss before income tax benefit ..................................................            (317)          (1,166)          (1,808)
Income tax benefit ..............................................................            (119)            (436)            (685)
                                                                                      -----------      -----------      -----------
Net loss ........................................................................     $      (198)     $      (730)     $    (1,123)
                                                                                      ===========      ===========      ===========
Basic and diluted loss per share ................................................     $      (.19)     $      (.72)     $     (1.84)
                                                                                      ===========      ===========      ===========


                                                           September 30,                           December 31,
                                                        ----------------------     -----------------------------------------------
                                                               2001                       2000                      1999
                                                        ----------------------     --------------------   ------------------------
                                                        Amount        Ratio        Amount       Ratio        Amount        Ratio
                                                        ------        -----        ------       -----        ------        -----
Bank Capital Ratios:
Total risk based capital to risk weighted assets ....   $6,897       11.84%        $5,577       15.07%       $6,102        58.10%
Tier 1 capital to risk weighted assets ..............   $6,363       10.93%        $5,233       14.14%       $6,022        57.30%
Tier 1 capital to average assets ....................   $6,363        9.95%        $5,233       13.04%       $6,022        46.20%

                                  RISK FACTORS
                                  ------------


An investment in our common stock and warrants involves a number of risks. Before making an investment decision, you should carefully consider all of the risks described in this Prospectus. If any of the events contemplated by the risk factors discussed in this Prospectus actually impact us, our business, financial condition and results of operations could be materially adversely affected. If this were to occur, the trading price of our common stock could decline significantly and you could lose part or all of your investment. You should also consider the other information in this Prospectus, as well as any documents incorporated by reference.

RISKS RELATED TO OUR BUSINESS

Since we commenced operations, we have experienced losses.

The Bank opened on May 28, 1999, and to date has not been consistently profitable. We rely on the profitability of the Bank to provide funding for our operations. We are unable to accurately predict the pace and extent of our revenue growth and profitability and can not assure you that we will consistently operate profitably in the future. From opening through September 30, 2001, the Bank experienced cumulative losses of approximately $1.3 million, with the loss from January 1, 2001, through September 30, 2001, amounting to only $100,000. While we project that the Bank will be profitable in 2002, we are unable to assure you that we will earn profits as projected, that we will be able to maintain profitability, or that the Bank will be able to consistently fund our ongoing operations.

We have a limited operating history, which may make it difficult to evaluate our performance.

Before May 28, 1999, we did not have an operating history. We are subject to the risks inherent in the establishment of any new enterprise. You will not have all of the information to assess your investment that would be available to owners of securities issued by a company with a longer history of operations. In addition, we do not have the length of experience with customers that a more seasoned financial institution may have.

We are not certain that our capital will be adequate to support growth.

We anticipate that the successful sale of all of the units offered hereby along with our existing capital resources will be adequate to satisfy our capital requirements for the next 12 to 18 months. Future capital requirements depend on many factors, including the ability to successfully attract new customers and provide additional services, the timing of opening new branch locations, and our profitability levels. If adequate capital is not available, we will be subject to an increased level of regulatory supervision, we may not be able to expand our operations, and our business, operating results, and financial condition could be adversely affected.

We may require additional capital in the future, which could result in dilution of your ownership interest.

Any capital that is likely to be generated by our operations over the next several years and the capital that will be provided by this offering is expected to be needed to continue expanding our operations. If we sell additional equity securities to finance future growth and expansion of our operations, such sale could result in significant dilution of your ownership percentage.

Customers may not repay their loans, which could have a material adverse effect on our profitability.

The risk that customers may fail to repay their loans is inherent in any bank lending relationship. If our loans are not repaid in accordance with the loan terms, it could have a material adverse effect on our earnings and overall financial condition as well as the value of our common stock. We have only been in business a short time and therefore most of our customers, while having credit histories with other financial institutions, do not have an extensive credit history with us, which potentially increases the risk of non payment. We focus our lending activity in commercial real estate, home equity and consumer loans, and plan to begin offering conventional residential real estate loans. Our management attempts to minimize credit exposure by carefully monitoring the concentration of loans within specific industries and through loan application and approval procedures. However, we are unable to assure you that such monitoring and procedures will reduce lending risks. Credit losses can cause insolvency and failure of a financial institution, and in such event, stockholders could lose their entire investment.

Our business focus in the Jacksonville area of Florida makes us vulnerable to adverse economic conditions in the area.

Our operations are materially affected by and sensitive to the economy of our market areas in northeastern Florida, and are particularly impacted by the economic conditions in Duval County and the Jacksonville metropolitan area. Because our business is focused in the Jacksonville area, we could be more affected by a weakening of the Jacksonville area economy than banking institutions with operations in diverse geographical areas.

A slowdown in the economy could diminish the quality of our loan portfolio and our financial performance.

Recent economic indicators have shown declines in U.S. economic activities. Adverse economic developments can impact the collectibility of loans and may negatively affect our earnings and financial condition. In addition, the banking industry in general is affected by economic conditions such as inflation, recession, unemployment, and other factors beyond our control. A prolonged economic recession or other economic dislocation could cause increases in nonperforming assets and impair the values of real estate collateral, thereby causing operating losses, decreasing liquidity, and eroding capital. Although we believe our loan policy and loan review processes result in sound and consistent credit decisions on our loans, we can not assure you that future declines in the economy, particularly in our market areas, would not have a material adverse effect on our financial condition, results of operations, or cash flows.

We are subject to government regulation and monetary policy that could constrain our growth and profitability.

To allow the Company to open the Bank for operation, bank regulators imposed various conditions. The conditions included, among other things, that: (1) the total beginning capital of the Bank would not be less than $6.45 million after payment of organization and pre-opening expenses; (2) the Company would not assume debt without prior approval by the Federal Reserve Board; (3) financial statements would be audited by an independent public accountant for at least the first five years; and (4) we would make appropriate filings with the regulatory agencies. Additionally, as a condition to opening a third branch, the Bank is required to maintain a ratio of Tier 1 capital to risk weighted assets of at least 8.0%. The regulatory capital requirements imposed on the Bank could have the effect of constraining growth, and we expect that our growth will be constrained absent the infusion of additional capital.

We are subject to extensive state and federal government supervision and regulations that impose substantial limitations with respect to loans, purchase of securities, payment of dividends, and many other aspects of the banking business. Regulators include the Board of Governors of the Federal Reserve System (the "Federal Reserve Board"), the Federal Deposit Insurance Corporation ("FDIC"), and the Florida Department of Banking and Finance (the "Florida DBF"). Applicable laws, regulations, interpretations, and enforcement policies have been subject to significant and sometimes retroactively applied changes and may be subject to significant future changes. Many of these regulations are intended to protect depositors, the public, and the FDIC, not stockholders. Future legislation or government policy could adversely affect the banking industry, our operations, or stockholders. The burden imposed by federal and state regulations may place banks in general, and us specifically, at a competitive disadvantage compared to less regulated competitors. Federal economic and monetary policy may affect our ability to attract deposits, make loans, and achieve satisfactory operating results.

We could be negatively impacted by changes in interest rates and economic conditions.

Our results of operations may be materially and adversely affected by changes in prevailing economic conditions, including declines in real estate market values, rapid changes in interest rates, and the monetary and fiscal policies of the federal government. Our profitability is partly a function of the spread between the interest rates earned on investments and loans and those paid on deposits and other liabilities. In the early 1990s, many banking organizations experienced historically high interest rate spreads. More recently, interest rate spreads have narrowed due to falling interest rates, changing market conditions and competitive pricing pressure. We are unable to guarantee that such factors will not continue to exert such pressure or that higher interest rate spreads will return. As with most banking institutions, our net interest spread is affected by general economic conditions and other factors that influence market interest rates and our ability to respond to changes in such rates. At any given time, our assets and liabilities may be affected differently by a given change in interest rates. As a result, an increase or decrease in rates could have a material adverse effect on our net income, capital and liquidity. While we take measures to reduce interest rate risk, these measures may not adequately minimize exposure to interest rate risk.

The Company is dependent on the operating performance of the Bank to provide the Company with operating funds.

The Company is a bank holding company and is dependent upon dividends from the Bank for funds to pay expenses and any cash dividends to stockholders. The Bank is subject to regulatory limitations regarding the payment of dividends, and no cash dividends are anticipated in the foreseeable future. Therefore, the Bank may not be able to provide us with adequate funds to conduct our ongoing operations.

We face competition from a variety of competitors.

We face competition for deposits, loans and other financial services from other community banks, regional banks, out-of-state and in-state national banks, savings banks, thrifts, credit unions and other financial institutions as well as other entities which provide financial services, including consumer finance companies, securities brokerage firms, mortgage brokers, insurance companies, mutual funds, and other lending sources and alternative investment providers. Some of these financial institutions and financial services organizations are not subject to the same degree of regulation as we are. We face increased competition due to the recently enacted Gramm-Leach-Bliley Act which allows insurance firms, securities firms, and other non-traditional financial companies to provide traditional banking services. Due to the growth of the Jacksonville area, it can be expected that significant competition will continue from existing financial services providers, as well as new entrants to the market. Many of these competitors have been in business for many years, have established customers, are larger, have substantially higher lending limits than we do, and are able to offer certain services that we do not provide, such as certain loan products and international banking services. In addition, many of these entities have greater capital resources than we have, which among other things may allow them to price their services at levels more favorable to the customer or to provide larger credit facilities. If we are unable to attract and retain customers with personal services, attractive product offerings and competitive rates, our business, results of operations, future growth and operational results will be adversely affected.

Our relatively low lending limit restricts our ability to compete with larger financial institutions.

Our general per customer lending limit is approximately $1.6 million, subject to further reduction based on regulatory criteria relevant to any particular loan. Accordingly, the size of loans which we can offer to potential customers is less than the size which many of our competitors with larger lending limits are able to offer. This limit has affected and will continue to affect our ability to seek relationships with larger businesses in the market. We accommodate loans in excess of our lending limit through the sale of portions of such loans to other banks. However, we may not be successful in attracting or maintaining customers seeking larger loans or in selling portions of such larger loans on terms that are favorable to us.

We may need to spend significant money to keep up with technology so we can remain competitive.

The banking industry continues to undergo rapid technological changes with frequent introduction of new technology-driven products and services. In addition to providing better service to customers, the effective use of technology increases efficiency and enables us to reduce costs. Our future success depends in part upon our ability to address the needs of our customers by using technology to provide products and services that will satisfy customer demands for convenience as well as to create additional operating efficiencies. Many of our competitors have substantially greater resources to invest in technological improvements. Such technology may permit competitors to perform certain functions at a lower cost than we can. We may not be able to effectively implement new technology-driven products and services or be successful in marketing these to our customers.

We are dependent on the experience and expertise of our current management and their departure may impair our operations.

We are dependent primarily upon the services of Gilbert J. Pomar, III, Chief Executive Officer and President of the Company and the Bank, Cheryl Whalen, Chief Financial Officer, and Scott Hall, Senior Loan Officer. If the services of these individuals were to become unavailable for any reason, or if we were unable to hire highly qualified and experienced personnel to replace them, our operating results could be adversely affected. While we have an employment agreement with Mr. Pomar and maintain keyman life insurance on Mr. Pomar, we do not have agreements with nor do we maintain life insurance on the other officers.

RISKS RELATED TO THIS OFFERING

This is a best efforts offering, and we may not be able to raise all the capital we need to continue to grow our operations.

This is a best efforts offering which means there is no guarantee that we will be able to sell all or any of the securities offered. There is no minimum number of units that we must sell to complete the rights offering or the community offering, and we are unable to guarantee that we will be able to sell any units, although we have received non-binding indications of interest from our directors. Further, we have the right to accept or reject subscriptions in the community offering for any reason whatsoever. In the event that we are unable to raise sufficient capital from this offering, it is likely that we will be unable to grow as planned, and therefore it would be more difficult to operate profitably. Investors who purchase our shares may find that they have purchased securities in a company that will continue to operate unprofitably. Regardless of the number of units that we sell in this offering, we may need to obtain additional capital so that we can successfully execute our business strategy.

Because your subscription is irrevocable, you could be committed to buy shares above the prevailing market price.

If you subscribe to purchase units, you may be committed to purchase common stock at a price which is above the prevailing or future market price of our common stock, the primary component of our units. Once you have submitted your Subscription Certificate, you may not revoke your subscription. You may not be able to sell the shares of common stock acquired in this offering at a price greater than or equal to your cost. Further, you will be unable to sell the shares of common stock that you have purchased in the offering until certificates for those shares are issued.

If you do not exercise all of your subscription rights, you may suffer dilution of your percentage ownership of our common stock.

The rights offering is designed to allow all current stockholders to purchase additional shares of common stock and to have the right to acquire additional shares upon exercise of the warrants. We are offering rights first to stockholders to enable us to raise capital while allowing current stockholders to maintain their proportionate voting and economic interests. To the extent that current stockholders do not exercise their subscription rights and shares are purchased by other stockholders in the rights offering and by the general public in the community offering and warrants are exercised, the proportionate interests of the non-exercising stockholders will be reduced, and their ownership percentage will be diluted.

The subscription price is not necessarily an indication of the value of our company.

The subscription price does not necessarily bear any relationship to the book value of our assets, past operations, cash flows, losses, financial condition or any other established criteria for value. You should not consider the subscription price as an indication of our present or future value. We have established the subscription price of the units by considering several factors, including the inherent value of the warrants, our financial and operational growth to date, the significant investments we have made since we began operations, our increasing operational experience, the price at which we sold our common stock in our initial public offering, and the current market price of our common stock, to encourage all stockholders to exercise their subscription rights. We have offered the general public the same subscription price to encourage participation in the community offering. We have neither sought nor obtained a valuation opinion from an outside financial consultant or investment banker.

We have set the warrant exercise price at $13.00 as we hope that our stock will appreciate during the warrant exercise period and warrant holders will be induced to exercise their warrants. However, we are unable to assure you that our stock price will exceed the warrant exercise price at any time before the warrant expires.

We have broad discretion as to the use of proceeds from the offerings. Our failure to effectively apply such proceeds could affect our profits.

We have not allocated the proceeds of the offerings to any specific purpose, and we will have significant flexibility in determining the amounts of net proceeds we will apply to different uses and the timing of such applications. We may utilize the proceeds in a manner that we believe is in our best interest but with which you may not agree and over which you will have no control.

RISKS RELATED TO OUR COMMON STOCK

Our common stock is thinly traded, and therefore you may have difficulty selling your shares and warrants.

Trading of our common stock on the OTC Bulletin Board has been relatively limited. As a result, you may have difficulty obtaining a fair price for your shares and warrants, and the shares and warrants may trade at a price above or below the price you pay for them in this offering. While we have market makers to assist you in selling your shares, we are unable to guarantee that a buyer will immediately be located. After the rights and community offerings are completed and assuming that we receive subscriptions for all units offered, we believe that our common stock will substantially meet the criteria for listing on the NASDAQ SmallCap Market and intend to apply for listing, which would likely result in more active trading of our common stock. However, we are unable to assure you that our listing application will be accepted, that a more active market will develop, or that you will be able to liquidate your investment without delay. We do not believe that the warrants currently qualify for listing on any exchange so you should consider the warrants to be an illiquid investment.

We do not anticipate paying dividends for the foreseeable future.

No dividends will be paid on our common stock for the foreseeable future. The Company is largely dependent upon dividends paid by the Bank to provide funds to pay cash dividends if and when the board of directors may declare such dividends. No assurance can be given that future earnings will be sufficient to satisfy regulatory requirements and permit the legal payment of dividends to stockholders at any time in the future. Even if we could legally declare dividends, the amount and timing of such dividends would be at the discretion of our board of directors. The board may in its sole discretion decide not to declare dividends.

The market price of our common stock may be volatile.

The market price of our common stock is subject to fluctuations as a result of a variety of factors, including the following:

o quarterly variations in our operating results or those of other banking institutions;
o        changes  in  national  and  regional  economic  conditions,   financial
         markets, or the banking industry; and
o        other developments affecting us or other financial institutions.

The trading volume of our common stock has been limited, which may increase the volatility of the market price for our stock. In addition, the stock market has experienced significant price and volume fluctuations in recent years. This volatility has had a significant effect on the market prices of securities issued by many companies for reasons not necessarily related to the operating performance of these companies.

Our articles of incorporation and bylaws contain provisions that may delay or prevent a change of control.

Sections 607.0901 through 607.0908 of the Florida Business Corporation Act (the "FBCA") provide for supermajority voting and impose other requirements on certain business combinations with interested stockholders and limit voting rights of certain acquirers of control shares. Federal law requires the approval of the Federal Reserve Board before acquisition of "control" of a bank holding company. Our articles of incorporation provide that the FBCA's control shares statute applies to acquisitions of our shares unless the acquirer has acquired the shares (1) for others in good faith and not to circumvent the control shares statute and requires instruction from others to vote the shares or (2) through a distribution conducted by us in a private or public offering or under a warrant, option or employee benefit plan, under the laws of descent and distribution, from a donee of a lifetime gift, through a transfer between immediate family members or through satisfaction of a pledge or security interest.

Our articles of incorporation also (1) provide for a board of directors that is divided into three classes of directors; (2) require the stockholders to take action at a duly called meeting and not by written consent; (3) limit the board's ability to increase the number of directors; (4) require the affirmative vote of holders of two-thirds of our voting stock for certain affiliated transactions such as mergers, consolidations, sales, leases, pledges, transfers, dissolutions, reclassifications with or loans to stockholders owning more than 10% of our shares or their affiliates unless the transaction is approved by the disinterested directors and certain other conditions are met; (5) require the board of directors to consider a variety of factors when evaluating any proposal involving a potential tender or exchange offer, merger, sale or business combination, including the social and economic impact of such a proposal on customers, employees, and the communities in which we operate or are located, and on our ability to fulfill our corporate objectives and perform under applicable statutes and regulations; and (6) require the affirmative vote of holders of at least 66% of the voting stock to change any of provisions of the articles of incorporation relating to the right of stockholders to act by consent, the classification of the board, affiliated transactions or control share acquisitions. These provisions may have the effect of delaying or preventing a change in control. As a result, these provisions could adversely affect the price of our common stock by reducing the gain which could potentially be realized by a stockholder in a change of control.

                                   THE COMPANY
                                   -----------

GENERAL

We were incorporated under the laws of the State of Florida on October 24, 1997, for the purpose of organizing the Bank. Our only business is the operation of the Bank, and our fiscal year ends December 31. The Bank is a Florida state-chartered commercial bank, and its deposits are insured by the FDIC. The

Bank opened for business on May 28, 1999, and provides a variety of community banking services to businesses and individuals in Jacksonville, Florida.

We offer a range of competitive banking services, including internet banking. In order to compete with the financial institutions in the market, we use our independent status to the fullest extent. This includes an emphasis on specialized services for the small business owner and professional, and personal contacts by our directors, officers, and employees. Loan participations are arranged when a customer's loan demands exceed legal lending limits. We also have entered into a customer access agreement with New England Life Insurance Company, New England Securities Corporation and a local insurance agency, Florida Financial Group, Inc., under which we can receive commissions and other compensation for referral of customers who purchase insurance, annuities, securities and similar products offered by New England through Florida Financial Group.

Substantial consolidation of the Florida banking market has occurred since the early 1980's. According to the FDIC, the number of commercial banking entities operating in Florida declined from approximately 550 as of December 31, 1980, to approximately 265 as of December 31, 2000, or over 50% in the 20 year period. We believe Florida has been particularly attractive to regional bank holding companies because it is the fourth largest state in the country in terms of total population (approximately 16 million) and is the third fastest growing state in the country (23.5% from 1990 to 2000). As more out-of-state bank holding companies enter the Florida market, we believe that the number of depository institutions headquartered and operating in Florida will continue to decline. The recent consolidation also has dislocated qualified banking professionals who have strong ties to, and an understanding of, their local markets. Our marketing program is directed primarily toward the advantages of local ownership and management, as well as fiscal responsibility, personal service, and customer relationships at the local level. We also focus on small and medium-size businesses (annual sales up to $20 million), professional firms and active affluent consumers. Particular emphasis is placed on building personal face-to-face relationships. Our management and business development teams have extensive experience with individuals and companies within these targeted market segments in the Jacksonville area. Based on our experience, we believe that we have been and will continue to be effective in gaining market share in a banking environment generally characterized by a high level of customer discontent.

GROWTH STRATEGY

We have chosen a strategy of rapid yet manageable growth. In order to achieve our strong growth, we have made the significant investments required to hire superior talent, acquire and staff our three premier locations, and obtain the latest banking technologies. This strategy contemplated higher overhead at the outset as we made these investments and grew into our infrastructure. In the fourth quarter of 1999, our noninterest expense was $703,000, and was $638,000 in the third quarter of 2001, even though we had more than quadrupled in size. In short, we have built our Bank for the long term and believe that we are well positioned for continued rapid growth and favorable operating performance with a controlled and adequate overhead structure. The balance sheet growth is attributable primarily to the growth in loans and deposits.

LOAN DEVELOPMENT. Our loan portfolio is made up primarily of commercial real estate loans (38%), commercial loans (37%), residential and home equity loans (17%), and consumer loans (8%). Although we offer credit cards, the related balances are not in the portfolio as they are held by a third-party provider who assumes the credit risk, in addition to all servicing and related costs. With the exception of floating rate home equity loans, we have not actively engaged in lending for conventional first mortgage (purchase money) residential loans, or builder lines of credit. We have also chosen to take very little commercial market risk, as 93% of our $20.5 million in commercial real estate is owner-occupied or at a stabilized occupancy level prior to closing.

The quality of the loan portfolio remains one of our primary strengths. As of September 30, 2001, on a loan portfolio of $54.1 million and 439 loans, we had no charge-off experience, and only one loan ($30,000) over 60 days delinquent and on nonaccrual status.

We believe our strategy to focus on the emerging business community in Jacksonville, considering its general dissatisfaction with service levels at the money center banks, is driving our growth and ability to maintain excellent loan quality. We are also in the process of finalizing a program to offer conventional first mortgage loans through a third-party provider to complement our current product offerings.

DEPOSIT DEVELOPMENT. We offer a wide range of deposit accounts, including commercial and retail checking, money market, individual retirement and statement savings accounts, and certificates of deposit with fixed rates and a range of maturity options. Our sources of deposits are primarily residents, businesses, and employees of businesses within our market areas, obtained through personal solicitation by our officers and directors, direct mail solicitation, and advertisements published in the local media. We pay competitive interest rates on interest-bearing deposits. In addition, our service charge schedule is competitive with other area financial institutions, covering such matters as maintenance and per item processing fees on deposit accounts and special handling charges. We are also part of the Star and Cirrus ATM networks, and a member of both VISA and MasterCard.

Deposit growth has kept pace with loan growth and provided funding for loans. As of September 30, 2001, total deposits of $59.6 million were made up of noninterest-bearing accounts of $10.1 million (17%), interest-bearing accounts of $21.6 million (36%), and time deposits of $27.9 million (47%). The relatively high percentage of noninterest-bearing accounts reflects our success in attracting significant commercial business.

We have also made excellent inroads in the professional community, particularly in the Downtown market, and currently provide banking services for over 15 law firms. This is expected to become an even larger percentage of our deposit base in the near future.

OFFICE NETWORK DEVELOPMENT. The Southpoint/Butler Boulevard business corridor is the fastest growing area of Jacksonville for emerging and established businesses. It also has experienced, and should continue to experience, rapid growth in quality multi-family and single family housing to complement its existing base. With the additional capital raised, we anticipate that we will be able to enter this market much more quickly than if no capital were raised, which we expect will also result in faster loan and deposit growth and ultimately enhanced stockholder value. Our strategy is to seek regulatory approval to better serve this market when we have achieved at least twelve consecutive months of profitability. We believe this fourth location would be an excellent fit geographically with our three current locations, would enhance our loan and deposit mix, and be successful based on our track record of growth.

PRODUCT DEVELOPMENT. To date, we have not engaged in the conventional residential lending business. We have referred customers seeking these loans to a local mortgage company, which in turn referred home equity loans to us. We reasoned that the cost and risk associated with doing some or all that is involved with this type of lending was too great for a de novo bank with a focus on the business and professional community. As we have grown and begun our third year of operation, we believe that providing direct access to residential mortgages for our customers is in the best interests of our customers, our Bank, and our stockholders. We believe we have the expertise to enter this market in a low cost and gradual way that will also provide an excellent source of fee income to the Bank.

MARKET AREA AND COMPETITION

Our primary market area is within Duval County, including targets in the Southside, Arlington, Mandarin, Beaches and Downtown areas of Jacksonville, Florida. Jacksonville is the largest city in the United States as measured by land area, is home to the Jacksonville Jaguars (one of the newer NFL franchises), and is the corporate headquarters to a number of regional and national companies. Duval County has a strong commercial and industrial base which has been steadily expanding in recent years.

Financial institutions primarily compete with one another for deposits. In turn, a bank's deposit base directly affects such bank's loan activities and general growth. Primary competitive factors include interest rates on deposits and loans, service charges on deposit accounts, the availability of unique financial services and products, high levels of personal service, and personal relationships between officers and customers. We compete with financial institutions that have greater financial resources than we have; however, we believe that we will continue to be able to attract sufficient deposits to enable effective competition with other area financial institutions.

LENDING POLICIES

Our board of directors has adopted certain policies and procedures to guide individual loan officers in carrying out lending functions. The board of directors has formed a Directors' Loan Committee and appointed five directors to provide the following oversight:

o ensure compliance with loan policy, procedures and guidelines as well as appropriate regulatory requirements;

o approve loans above an aggregate amount of $500,000 to any entity and/or its related interests;

o monitor overall loan quality through review of information relative to all new loans;

o        approve lending authority for individual officers;

o        monitor our loan review systems; and

o        review the adequacy of the loan loss reserve.

The board of directors realizes that occasionally loans need to be made which fall outside the typical policy guidelines. Consequently, the Chief Executive Officer has the authority to make certain policy exceptions on loans up to $500,000. Policy exceptions on loans greater than $500,000 must be approved by the Directors' Loan Committee, and the full board of directors reviews reports of all loans and policy exceptions at its regular monthly meetings. Both internal and external independent auditors also evaluate the quality of loans, and determine if loans are originated in accordance with the guidelines established by the board of directors.

We recognize that credit losses will be experienced and the risk of loss will vary with, among other things, the type of loan being made, the creditworthiness of the borrower over the term of the loan and, in the case of a collateralized loan, the quality of the collateral, as well as general economic conditions. We intend to maintain an adequate allowance for loan losses based on, among other things, industry standards, management's experience, historical loan loss experience, evaluation of economic conditions, and regular reviews of delinquencies and loan portfolio quality. We follow a conservative lending policy, but one which permits prudent risks to assist businesses and consumers primarily in our principal market areas. Interest rates vary depending on our cost of funds, the loan maturity, the degree of risk, and other loan terms. As appropriate, interest rates are adjustable with fluctuations in the "prime" rate. The long term loan-to-deposit ratio target is 85% to 90%. We believe this range will allow us to meet the credit needs of customers while maintaining adequate liquidity.

Commercial loans are primarily underwritten on the basis of the borrowers' ability to service such debt from income. As a general practice, we take as collateral a security interest in any available real estate, equipment, or other chattel, although loans may also be made on an unsecured basis. Collateralized working capital loans typically are secured by short-term assets whereas long-term loans are primarily secured by long-term assets.

Consumer loans are extended for various purposes, including purchases of automobiles, recreational vehicles and boats. We also offer home improvement and second mortgage loans, home equity loans and lines of credit, personal, and deposit account collateralized loans. Loans to consumers are extended after a credit evaluation, including the creditworthiness of the borrower(s), the purpose of the credit, and the secondary source of repayment. Consumer loans are made at fixed and variable interest rates and may be made on terms of up to ten years.

INVESTMENTS

The primary objective of the investment portfolio is to develop a mixture of investments with maturities and compositions so as to earn an acceptable rate of return while meeting liquidity requirements. We invest primarily in obligations guaranteed by the U.S. government and government-sponsored agencies. We also enter into federal funds transactions through our principal correspondent banks and are typically a net seller of funds. Investments with a maturity in excess of one year are generally readily salable on the open market.

EMPLOYEES

As of December 12, 2001, we had 25 employees, 23 of whom were full-time.

DATA PROCESSING

We currently have an agreement with Metavante Corporation, formerly known as M&I Data Services, to provide core processing and support certain customer products and delivery systems. We believe that Metavante Corporation will be able to continue to provide state of the art data processing and customer service-related processing at a competitive price to support our future growth.

                                 USE OF PROCEEDS
                                 ---------------

Any net proceeds that we receive from this offering will be used to provide additional working capital to the Company and the Bank. As necessary, we intend to invest the net proceeds into the Bank so that it will have the necessary capital to continue future growth initiatives. We expect to use the proceeds to maintain our status as a well capitalized bank, to take advantage of strong growth and revenue-enhancing opportunities, and to provide more convenience and services to potential and existing customers.

                                  THE OFFERINGS
                                  -------------

GENERAL

SECURITIES OFFERED. We are offering to sell 225,000 units comprised of 450,000 newly issued shares of our common stock and 225,000 Class A purchase warrants, each with an exercise price of $13.00 per share. The warrants expire on September 30, 2004, unless we extend the warrant exercise period upon notice to the warrant holders and the warrant agent.

RIGHTS OFFERING. We are granting rights to subscribe for 225,000 units to our stockholders as of the record date, each of whom shall be entitled to purchase a number of the offered units based on their current holdings. Each stockholder has been granted 1 right for every 5 shares of common stock held, or 0.2 rights for each share held. This is called the basic subscription right. Each unit consists of 2 shares of common stock and one warrant. For example, a stockholder holding 100 shares would receive 20 rights, allowing that stockholder to acquire 20 units (40 shares of common stock and 20 warrants). Stockholders may also subscribe for units over and above their basic subscription rights, subject to applicable regulatory requirements. This is called the oversubscription privilege.

The purchase price for each unit is $21.00. If you are a current stockholder, you must complete your subscription by delivery of the Subscription Certificate to the Subscription Agent on or before February 15, 2002, to exercise your rights. Concurrent with that date, units may be allocated to stockholders who indicated on their Subscription Certificates that they would like to purchase additional units. If stockholder subscriptions total more than the 225,000 units that are available in this offering, units will be allocated among the oversubscribing stockholders pro rata based on the number of units purchased under the basic subscription right. No fractional rights, shares, or warrants, will be issued, and any fraction will be rounded up to the next whole number.

COMMUNITY OFFERING. Any units remaining unsubscribed from the rights offering will be offered to the general public at the same price and on the same terms. If all offered units are subscribed in the rights offering, the community offering will not occur.

MINIMUM AND MAXIMUM SUBSCRIPTIONS. Current stockholders are not required to subscribe for the purchase of any minimum number of units in the rights offering. Investors in the community offering must subscribe for the purchase of a minimum of 25 units ($525.00), subject to our right to permit smaller subscriptions at our discretion. There is no maximum number of units which any person or group of affiliated persons will be permitted to purchase, subject to any applicable regulatory restrictions, and to our right to reject any subscription in the community offering in whole or in part.

DILUTION. If you, as a current stockholder, do not exercise at least your basic subscription right, your percentage interest in Jacksonville Bancorp, Inc., may decline.

BEST EFFORTS. We are offering the units on a best efforts basis, and we are not required to issue any minimum number of shares through either the rights or community offering. We will consummate the rights or community offering if any valid subscriptions are received, unless our board of directors terminates that offering entirely. The board has determined that it is not necessary to incur the costs associated with an underwriter or broker and, thus, has not engaged a broker or underwriter to assist with the offerings.

EXPIRATION TIME. Subscriptions by current stockholders to purchase units under the rights offering must be received no later than 5:00 p.m., Eastern time, on February 15, 2002. Subscriptions to purchase units in the community offering by the general public (or stockholders subscribing outside of the rights offering) must be received no later than 5:00 p.m., Eastern time, on March 29, 2002. The board of directors may extend the expiration date of either the rights offering or the community offering, or both. The board of directors may also terminate the community offering before March 29, 2002, if we have received acceptable subscriptions for all 225,000 units offered.

ACCEPTANCE OF SUBSCRIPTIONS. Subscriptions from our current stockholders will be accepted on a pro rata basis as described under Rights Offering above unless regulatory pre-clearance is required. In considering whether to accept subscriptions from persons in the community offering, we may consider the order in which subscriptions are received, the number of shares purchased by a subscriber in other capacities, the potential of the subscriber to do business with or direct business to us, legal and regulatory restrictions, and other factors relating to a particular subscription at the time a subscription is considered. In determining whether to permit a large subscription, we may also consider the identity of the subscriber and the subscriber's intentions with respect to our operations, management, and direction. We will decide which Subscription Certificates to accept within ten business days after the expiration of the community offering if we have not previously made such determination.

Other than current stockholders exercising their rights under the rights offering without the need for regulatory pre-clearance, on or before February 15, 2002, we reserve the right to accept or reject any subscription in whole or in part. In the event that we reject all or a portion of any subscription, we will promptly refund to the subscriber by check sent by first-class mail all or the appropriate portion of the amount submitted with the Subscription Certificate without interest.

During each offering, we may elect, at any time and from time to time, to accept any or all subscriptions received to date, issue common stock certificates and warrant certificates for those subscriptions, and continue the offering with respect to any remaining units not yet purchased.

PROCEDURE FOR SUBSCRIBING FOR UNITS

If you wish to participate in the offering and invest in the units, you may do so by completing and signing the Subscription Certificate located in Appendix C, detaching the Subscription Certificate from this Prospectus, and delivering it to the Subscription Agent before the relevant offering expiration, together with payment in full of the subscription price for all the units for which you have subscribed. Payment must be made payable to "Independent Bankers' Bank of Florida, as Subscription Agent" by: (1) check or bank draft drawn on a U.S. bank; (2) cashier's check or money order; or (3) funds transferred via wire transfer.

The offering price will be deemed to have been received only upon (1) clearance of any uncertified check or (2) receipt of any certified check or bank draft drawn upon a U.S. bank, any cashier's check, money order, or wire transfer. A postage paid, addressed envelope is included with this Prospectus for the return of the Subscription Certificate. If you wish to pay by uncertified personal check, please note that the funds may take at least five business days to clear. Accordingly, any such payment of the subscription price should be sent in time to ensure that payment is received and clears by the expiration date of the offering.

The address to which Subscription Certificates and payment of the offering price should be delivered is:

By Mail:                                 By Personal or Overnight Delivery:

Independent Bankers' Bank of Florida     Independent Bankers' Bank of Florida
Investment Services Group                Investment Services Group
Post Office Box 958423                   615 Crescent Executive Court, Suite 400
Lake Mary, Florida  32795                Lake Mary, Florida  32746

If the amount you send with your Subscription Certificate is not the exact amount required to purchase the number of units that you indicate are being subscribed for, or if you do not specify the number of units to be purchased, then you will be deemed to have subscribed to purchase units to the full extent of the payment tendered (subject to reduction to the extent necessary to comply with any regulatory limitation or conditions we impose in connection with the offering).

Failure to include the full subscription price with your subscription may cause us to reject your subscription. The method of delivery of the Subscription Certificate and payment of the subscription price will be at your election and risk. If you send your subscription by mail, we recommend that you use registered or express mail, return receipt requested. If you are unable to deliver your Subscription Certificate and the subscription price to our Subscription Agent before the applicable offering expiration date, you can still participate in the offering by complying with the guaranteed delivery instructions included in Appendix C of this Prospectus.

We will decide all questions concerning the timeliness, validity, form and eligibility of Subscription Certificates, and our decisions will be final and binding. In our sole discretion, we may waive any defect or irregularity in any subscription, may permit any defect or irregularity to be corrected within such time as we may allow, or may reject the purported subscription. Subscription Certificate offers will not be deemed to have been received or accepted until all irregularities have been waived or cured within the allotted time. No person has any duty to give a subscriber notice of any defect or irregularity in the submission of Subscription Certificates, and no one will incur any liability for failure to give such notice.

REGULATORY LIMITATIONS

If you would own 10% or more of our common stock after the offering (5% in some circumstances), you may be required to provide certain information to, or seek the prior approval of, state and federal bank regulators. We will not be required to issue shares of common stock in the offerings to any person who, in our opinion, would be required to obtain prior clearance or approval from any federal or state bank regulatory authority to own or control such shares if, at the expiration date, such clearance or approval has not been obtained or any required waiting period has not expired. We reserve the right to reduce or reject, in whole or in part, any subscription which would require prior regulatory application or approval if such has not been obtained before the applicable offering expiration date.

SUBSCRIPTIONS FOR UNITS MAY NOT BE REVOKED BY SUBSCRIBERS

A subscriber may not revoke a subscription once it has been received. Subscription Certificates are not binding on us until we have accepted such subscriptions.

INTENTIONS OF DIRECTORS, EXECUTIVE OFFICERS, AND OTHERS

Our directors and executive officers have indicated that they intend to subscribe for a minimum of 55,000 units (110,000 shares and 55,000 warrants) in the offering. Any units purchased by directors and executive officers are intended to be held for investment. These intentions are not commitments and could change based upon individual circumstances at the time of the offering.

ISSUANCE OF COMMON STOCK AND WARRANTS

Certificates representing the shares of common stock and warrants underlying the units purchased in the offerings will be delivered to purchasers or their brokers as soon as practicable after subscriptions for such shares have been accepted by us. No fractional shares or warrants will be issued, and any fractions will be rounded up to the next whole number.

RIGHT TO AMEND OR TERMINATE THE OFFERINGS

We expressly reserve the right to amend the terms and conditions of the offerings. In the event of a material change to the terms of the offerings, we will file an amendment to the registration statement, of which this Prospectus is a part, and resolicit subscribers to the extent required by the Securities and Exchange Commission ("SEC"). We expressly reserve the right, at any time before delivery of common stock and warrants underlying the units, to terminate the offering if the offering is prohibited by law or regulation or if our board of directors concludes, in its sole judgment, that it is not in our best interests to complete the offering under the circumstances. We may withdraw either offering by giving oral or written notice thereof and/or making a public announcement thereof. If either offering is so withdrawn, we will promptly refund all funds received without interest. We also reserve the right to terminate the community offering at any time if we have received acceptable subscriptions for all 225,000 units offered by this Prospectus.

MANNER OF DISTRIBUTION

If any of our directors and executive officers assist in the offering, they will receive no compensation for such services. No person is authorized to make statements about us unless such information is set forth in this Prospectus, nor is any person authorized to render investment advice. None of our directors or executive officers will receive a commission from the sale of units.

REQUESTS FOR ADDITIONAL INFORMATION

If you have questions or require additional information concerning the offering, contact Gilbert J. Pomar, III, President & Chief Executive Officer of Jacksonville Bancorp, Inc., at (904) 421-3040, or via E-mail to Cheryl L. Whalen, Chief Financial Officer, at cwhalen@jaxbank.com.

RECOMMENDATION

Neither the board of directors nor management has expressed an opinion or has made any recommendation as to whether anyone should purchase units in the offerings. You must make any decision to invest based upon your own evaluation of the offerings in the context of your best interests.

NO PERSON IS OBLIGATED TO PURCHASE ANY OF THE UNITS OFFERED, OR TO FIND PURCHASERS FOR ANY UNITS. WE ARE UNABLE TO ASSURE YOU THAT ANY MINIMUM NUMBER OF UNITS WILL BE SOLD.

                         DETERMINATION OF OFFERING PRICE

The offering price of the units was determined by the board of directors based upon a number of factors, including the inherent value of the warrants, our strong growth, the significant investments we have made since we began operations, our increasing operational experience, the price at which we sold our common stock in our initial public offering, and the current market price of our common stock. Because these early investments were made, we have an infrastructure capable of handling ongoing growth, expansion, and refinement of our operations. On December 13, 2001, the closing price of our common stock on the OTC Bulletin Board was $9.37.

Our board of directors has set the warrant exercise price at $13.00 as we hope that our stock will appreciate during the warrant exercise period, and warrant holders will be induced to exercise their warrants. In establishing the warrant exercise price, the board of directors also considered that setting the warrant exercise price at a premium would reflect the long-term benefit to all investors of our previous and current investments in the future.

             MARKET FOR COMMON STOCK AND RELATED STOCKHOLDER MATTERS
             -------------------------------------------------------

Our common stock began trading on the OTC Bulletin Board on September 13, 1999, at $10.50 per share under the symbol JAXB. The following table shows the high and low bid prices as reported on the OTC Bulletin Board for each quarter since we began trading. The prices quoted reflect inter-dealer prices, without retail mark-up, mark-down, or commission, and may not necessarily represent actual transactions.

Year               Quarter                High                   Low
----               -------                ----                   ---
1999               Third                  $10.5000               $10.0000
                   Fourth                 $10.5000               $ 8.6250
2000               First                  $10.5000               $ 8.2500
                   Second                 $10.4375               $ 9.7500
                   Third                  $10.2500               $ 9.7500
                   Fourth                 $ 9.7500               $ 8.6250
2001               First                  $10.2500               $ 8.6250
                   Second                 $10.2000               $ 9.2500
                   Third                  $10.0000               $ 9.0000


The total number of holders of record of our common stock as of December 13, 2001, was approximately 200. The common stock closed at $9.37 on that date.


Due to the fact that we are a relatively new operation, it is the policy of our board of directors to reinvest earnings for such period of time as is necessary to ensure our successful operations. There are no current plans to initiate payment of cash dividends, and future dividend policy will depend on our earnings, capital and regulatory requirements, financial condition, and other factors considered relevant by our board of directors.

Our ability to pay dividends to stockholders depends significantly on the Bank's ability to pay dividends to the Company in amounts sufficient to service our obligations. Such obligations may include an obligation to make any payments with respect to securities issued in the future which have an equal or greater dividend preference to our common stock. We may also issue additional capital stock, or incur indebtedness with the prior approval of the Federal Reserve Board.

In addition, the Bank is restricted in its ability to make capital distributions to the Company under federal and state banking laws and regulations. All dividends must be paid out of current net profits then on hand plus retained net profits of the preceding two years, after deducting bad debts, depreciation and other worthless assets, and after making provision for reasonably anticipated future losses on loans and other assets. A state bank may not declare a dividend which would cause the capital accounts of a bank to fall below the minimum amount required by law, regulation, order or any written agreement with the Florida DBF or any federal regulatory agency.

We have issued options to key employees, officers and directors under our Stock Option Plan to purchase 135,857 shares of our common stock at $10.00 per share.


After completion of the rights and community offerings, and assuming that we receive subscriptions for all units offered, we believe that our common stock will substantially meet the criteria for listing on the NASDAQ SmallCap Market and intend to apply for listing. If our application for listing were accepted, we expect that trading activity in our common stock would increase, which could benefit our stockholders. However, there can be no assurance that we will meet the criteria and be accepted for listing, or that a more active market for our common stock will develop.

                             SELECTED FINANCIAL DATA
                             -----------------------
                (Dollars in thousands, except per share figures)

                                                                                   September 30,                  December 31,
                                                                                   -------------                  ------------
                                                                                       2001                 2000               1999
                                                                                       ----                 ----               ----

Financial Condition Data:
Cash and cash equivalents ..........................................                   $ 2,655            $ 2,385            $ 1,479
Securities .........................................................                     6,832              3,145              2,005
Loans, net .........................................................                    53,560             34,183              7,968
All other assets ...................................................                     5,468              5,323              3,116
                                                                                         -----              -----              -----
     Total assets ..................................................                   $68,515            $45,036            $14,568
                                                                                       =======            =======            =======

Deposit accounts ...................................................                   $59,642            $37,341            $ 6,174
All other liabilities ..............................................                     1,495                156                155
Stockholders' equity ...............................................                     7,378              7,539              8,239
                                                                                         -----              -----              -----
     Total liabilities and stockholders' equity ....................                   $68,515            $45,036            $14,568
                                                                                       =======            =======            =======


                                                                                Nine Months Ended                 Years Ended
                                                                                  September 30,                   December 31,
                                                                                -----------------                 -----------
                                                                              2001            2000           2000            1999
                                                                              ----            ----           ----            ----
Operations Data:
Total interest income ..............................................   $     3,012     $     1,244     $     2,052     $       398
Total interest expense .............................................         1,482             486             889             102
                                                                             -----             ---             ---             ---
     Net interest income ...........................................         1,530             758           1,163             296
Provision for loan losses ..........................................           190             165             264              80
                                                                             -----             ---             ---             ---
     Net interest income after provision for loan losses ...........         1,340             593             899             216
                                                                             -----             ---             ---             ---
Noninterest income .................................................           314             171             261              55
Noninterest expense ................................................        (1,971)         (1,684)         (2,326)         (2,079)
                                                                            ------          ------          ------          ------
     Loss before income tax benefit ................................          (317)           (920)         (1,166)         (1,808)
Income tax benefit .................................................          (119)           (343)           (436)           (685)
                                                                              ----            ----            ----            ----
     Net loss ......................................................   $      (198)    $      (577)    $      (730)    $    (1,123)
                                                                       ===========     ===========     ===========     ===========

Per Share Data:
Basic and diluted loss per share ...................................   $      (.19)    $      (.57)    $      (.72)    $     (1.84)
Weighted average shares outstanding ................................     1,017,066       1,017,066       1,017,066         610,365
Total shares outstanding at end of period ..........................     1,017,066       1,017,066       1,017,066       1,017,066
Book value per share at end of period ..............................   $      7.25     $      7.54     $      7.41     $      8.10

Ratios and Other Data:
Return on average assets* ..........................................         (0.46)%         (3.08)%         (2.53)%        (12.35)%
Return on average equity* ..........................................         (3.55)%         (9.69)%         (9.36)%        (20.26)%
Average equity to average assets ...................................         13.06 %         31.77 %         27.06 %         60.96 %
Interest rate spread during the period .............................          3.25 %          3.79 %          3.70 %          1.46 %
Net yield on average interest-earning assets* ......................          4.21 %          5.41 %          5.15 %          4.90 %
Noninterest expense to average assets* .............................          4.61 %          8.98 %          8.07 %         22.87 %
Average interest-earning assets to interest-bearing liabilities               1.24            1.47            1.37            3.04
Nonperforming loans and foreclosed real estate as
     a percentage of total assets at end of period .................             -               -               -               -
Allowance for loan losses as a percentage of total
     loans at end of period ........................................          0.99%           1.00%           1.00%           1.00%
Total number of banking offices ....................................             3               3               3               2

     * Annualized for nine months ended data.

           MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
           -----------------------------------------------------------
                            AND RESULTS OF OPERATIONS
                            -------------------------

Years Ended December 31, 2000 and 1999,  and Nine Month Periods Ended  September
--------------------------------------------------------------------------------
30, 2001 and 2000
-----------------

GENERAL

We were incorporated on October 24, 1997, and were organized to conduct the operations of the Bank. The Bank is a Florida state-chartered commercial bank, and the FDIC insures its deposits. Through the Bank, which opened for business on May 28, 1999, we provide a variety of community banking services to businesses and individuals in Duval County, Florida. During 2000, the Bank formed Fountain Financial, Inc., a wholly owned subsidiary insurance agency. The primary business activities of Fountain Financial, Inc. consist of referral of our customers to third parties for sale of insurance products.

LIQUIDITY AND CAPITAL RESOURCES

Liquidity represents an institution's ability to provide funds to satisfy demands from depositors and borrowers by either converting assets into cash or accessing new or existing sources of incremental funds. A state-chartered commercial bank is required to maintain a liquidity reserve of at least 15% of its total transaction accounts and 8% of its total nontransaction accounts subject to certain restrictions. The reserve may consist of cash on hand, demand deposits due from correspondent banks, and other investments and short-term marketable securities. The Bank has consistently exceeded its regulatory liquidity requirements. Please see the additional disclosure on sources of funds under the section entitled Deposits and Other Sources of Funds on page 19.

Our primary source of cash during the nine month period ended September 30, 2001, was from net deposit inflows of $22.3 million. Cash was used primarily to originate net loans of $19.6 million and purchase securities. At September 30, 2001, we had outstanding commitments to originate loans totaling $6.4 million and commitments to borrowers for available lines of credit totaling $8.8 million. Our primary source of cash during the year ended December 31, 2000, was from net deposit inflows of $31.2 million. Cash was used primarily to originate $26.4 million in net loans, construct a new banking office and purchase securities. At December 31, 2000, we had commitments to originate loans totaling $4.1 million and commitments for available lines of credit totaling $5.5 million.

LOAN PORTFOLIO COMPOSITION

Commercial real estate loans comprise the largest group of loans in our portfolio amounting to $20.5 million or 37.9% of the total loan portfolio as of September 30, 2001, and $7.3 million, or 21.0% at December 31, 2000. Commercial loans comprise the second largest group of loans in our loan portfolio, amounting to $19.9 million or 36.8% of the total loan portfolio as of September 30, 2001, and $18.1 million or 52.4% at December 31, 2000. Residential real estate loans amounted to $9.0 million or 16.7% of the total loan portfolio at September 30, 2001, and $5.7 million or 16.7% as of December 31, 2000. The following table sets forth the composition of our loan portfolio (dollars in thousands):

                                                    At September 30,                        At December 31,
                                                    ----------------                        ---------------
                                                        2001                       2000                         1999
                                                     --------------            -------------                ------------
                                                  Amount     % of Total     Amount      % of Total        Amount      % of Total
                                                  ------     ----------     ------      ----------        ------      ----------

Commercial .............................   $ 19,942           36.8 %        $ 18,078            52.4%     $  2,092           26.0%
Commercial real estate .................     20,465           37.9             7,254            21.0         2,613           32.4
Residential real estate ................      9,016           16.7             5,748            16.7         2,567           31.8
Consumer and other .....................      4,644            8.6             3,417             9.9           787            9.8
                                              -----            ---             -----             ---           ---            ---

                                             54,067            100.0%         34,497           100.0%        8,059          100.0%
Less:
Allowance for loan losses ..............       (534)                            (344)                          (80)
Net deferred costs (fees) ..............         27                               30                           (11)
                                              -----                            -----                           ---
Loans, net .............................   $ 53,560                         $ 34,183                      $  7,968
                                           ========                         ========                      ========

CREDIT RISK

Our primary business is making commercial, business, consumer, and real estate loans. That activity entails potential loan losses, the magnitude of which depend on a variety of economic factors affecting borrowers which are beyond our control. While we have instituted underwriting guidelines and credit review procedures to protect us from avoidable credit losses, some losses will inevitably occur. At September 30, 2001, we had no charge-off experience and only one loan ($30,000) which was over 60 days delinquent and on nonaccrual status. At December 31, 2000, we had no nonperforming assets or loans delinquent 90 days or more.


The following table presents information regarding our total allowance for losses as well as the allocation of such amounts to the various categories of loans (dollars in thousands):

                                                                  At September 30,                    At December 31,
                                                                  ----------------                    ---------------
                                                                      2001                     2000                   1999
                                                                      ----                     ----                   ----
                                                                          % of Total               % of Total             % of Total
                                                              Amount           Loans     Amount      Loans      Amount       Loans
                                                              ------           -----     ------      -----      ------       -----

Commercial ...............................................     $ 141           36.8%    $    98       52.4%      $ 21        26.0%
Commercial real estate ...................................       174           37.9          55       21.0         26        32.4
Residential real estate ..................................        47           16.7          22       16.7         26        31.8
Consumer and other .......................................        38            8.6          27        9.9          7         9.8
Unallocated general allowance ............................       134            ---         142        ---        ---         ---
                                                                ----          -----     -------      -----       ----       -----
Total allowance for loan losses ..........................     $ 534          100.0%    $   344      100.0%      $ 80       100.0%
                                                                ====          =====     =======      =====       ====       =====

Allowance for credit losses as a percentage
     of the total loans outstanding ......................      0.99%                      1.00%                 1.00%
                                                                ====                       ====                  ====

REGULATION AND LEGISLATION

As a state-chartered commercial bank, we are subject to extensive regulation by the Federal Reserve Board, the Florida DBF, and the FDIC. We file reports with these regulatory agencies concerning our activities and financial condition. We also must obtain regulatory approvals prior to entering into certain transactions such as mergers with or acquisitions of other financial institutions, or other expansion of locations and facilities. Periodic examinations are performed by the regulatory agencies to monitor our compliance with various regulatory requirements.

REGULATORY CAPITAL REQUIREMENTS

We are required to meet certain minimum regulatory capital requirements. This is not a valuation allowance and has not been created by charges against earnings. It represents a restriction on stockholders' equity. Quantitative measures established by regulation to ensure capital adequacy require us to maintain minimum amounts and percentages of total and Tier 1 capital (as defined in the regulations) to risk weighted assets (as defined), and of Tier 1 capital to average assets (as defined). We believe the Bank meets all capital adequacy requirements to which it is subject. The regulatory minimums to be considered adequately or well capitalized, and the Bank's actual data, are set forth in the table below.

                                                                                  Adequately Capitalized       Well Capitalized
                                                           Bank Actual              Minimum Criteria           Minimum Criteria
                                                           -----------              ----------------           ----------------
                                                            Amount          %          Amount         %         Amount          %
                                                            ------         ---         ------        ---        ------         ---
                                                                                  (Dollars in thousands)
At September 30, 2001:
Total capital to risk weighted assets ..............       $6,897          11.84%     $4,658         8.00%      $5,823        10.00%
Tier 1 capital to risk weighted assets .............        6,363          10.93       2,329         4.00        3,494         6.00
Tier 1 capital to average assets ...................        6,363           9.95       2,557         4.00        3,197         5.00

At December 31, 2000:
Total capital to risk weighted assets ..............       $5,577          15.07%     $2,961         8.00%      $3,701        10.00%
Tier 1 capital to risk weighted assets .............        5,233          14.14       1,481         4.00        2,221         6.00
Tier 1 capital to average assets ...................        5,233          13.04       1,605         4.00        2,007         5.00

At December 31, 1999:
Total capital to risk weighted assets ..............       $6,102          58.10%     $  840         8.00%      $1,050        10.00%
Tier 1 capital to risk weighted assets .............        6,022          57.30         420         4.00          630         6.00
Tier 1 capital to average assets ...................        6,022          46.20         521         4.00          651         5.00

MARKET RISK

Market risk is the risk of loss from adverse changes in market prices and rates. Our market risk arises primarily from interest rate risk inherent in our lending and deposit taking activities. To that end, we actively manage interest rate risk exposure. The measurement of market risk associated with financial instruments is meaningful only when all related and offsetting on- and off-balance sheet transactions are aggregated, and the resulting net positions are identified. Disclosures about the fair value of financial instruments, which reflect changes in market prices and rates, can be found in Note 7 of the Notes to Consolidated Financial Statements.

Our primary objective in managing interest rate risk is to minimize the adverse impact of changes in interest rates on net interest income and capital, while adjusting our asset-liability structure to obtain the maximum yield-cost spread on that structure. We rely primarily on our asset-liability structure to control interest rate risk. However, a sudden and substantial change in interest rates may adversely impact our earnings, to the extent that the interest rates borne by assets and liabilities do not change at the same speed, to the same extent, or on the same basis. We do not engage in trading activities.

SECURITIES

The securities portfolio is comprised of U.S. Government agency securities, mortgage-backed securities and a State of Israel Bond. According to Financial Accounting Standards No. 115, the securities portfolio is categorized as either "held to maturity," "available for sale," or "trading". Securities held to maturity represent those securities which we have the positive intent and ability to hold to maturity. Securities available for sale represent those investments which may be sold for various reasons including changes in interest rates and liquidity considerations. These securities are reported at fair market value, and unrealized gains and losses are excluded from operations and reported in other comprehensive income (loss). Trading securities are held primarily for resale and are recorded at their fair values. Unrealized gains or losses on trading securities are included immediately in earnings. At December 31, 2000, and September 30, 2001, we had no securities categorized as trading.


The  following  table  sets  forth the  amortized  cost   and fair  value of our
securities portfolio (dollars in thousands):

                                                    At September 30, 2001        At December 31, 2000         At December 31, 1999
                                                    ---------------------        --------------------         --------------------
                                                   Amortized        Fair        Amortized        Fair        Amortized        Fair
                                                      Cost          Value          Cost          Value          Cost          Value
                                                   ---------        ----        ---------        ----        ---------        ----

Securities available for sale:
    U.S. Government agency securities ............  $5,668         $5,714         $2,000        $1,997         $2,000        $1,955
    Mortgage-backed securities ...................   1,050          1,068          1,090         1,098              -             -
                                                    ------         ------         ------        ------         ------        ------
                                                    $6,718         $6,782         $3,090        $3,095         $2,000        $1,955
                                                    ======         ======         ======        ======         ======        ======

Security held to maturity:
   State of Israel Bond ..........................  $   50         $   50         $   50        $   50         $   50        $   50
                                                    ======         ======         ======        ======         ======        ======

The following table sets forth, by maturity distribution, certain information pertaining to the securities (dollars in thousands):


                                                                      Available for Sale           Held to Maturity
                                                                      ------------------           ----------------
                                                                    Carrying      Average       Carrying      Average
                                                                     Value         Yield         Value         Yield
                                                                     -----         -----         -----         -----
At September 30, 2001:
       Due in one year or less ...................................  $  505         6.03%          $  -            -%
       Due after one year through five years .....................     257         5.45              -             -
       Due after five through ten years ..........................   1,012         6.20             50          7.50
       Due after ten years .......................................   3,940         6.80              -             -
       Mortgage-backed securities ................................   1,068         6.07              -             -
                                                                     -----                        ----
           Total .................................................  $6,782         6.49%          $ 50          7.50%
                                                                    ======         ====           ====          ====

At December 31, 2000:
       Due in one year or less ...................................  $  500         6.03           $  -             -%
       Due after one year through five years ......................    999         6.52              -             -
       Due after five through ten years ..........................       -         -                50          7.50
       Due after ten years .......................................     498         7.70              -             -
       Mortgage-backed securities ................................   1,098         7.12              -             -
                                                                     -----                        ----
           Total .................................................  $3,095         6.84%          $ 50          7.50%
                                                                    ======         ====           ====          ====

At December 31, 1999:
       Due after one year through five years .....................  $1,476         6.36%          $  -             -%
       Due after five through ten years ..........................       -         -                50          7.50
       Due after ten years .......................................     479         7.70              -             -
                                                                     -----                        ----
           Total .................................................  $1,955         6.69%          $ 50          7.50%
                                                                    ======         ====           ====          ====

ASSET - LIABILITY STRUCTURE

As part of our asset and liability management, we have emphasized establishing and implementing internal asset-liability decision processes, as well as communications and control procedures to aid in enhancing our earnings. We believe that these processes and procedures provide us with better capital planning, asset mix and volume controls, loan pricing guidelines, and deposit interest rate guidelines, which should result in tighter controls and less exposure to interest rate risk.

The matching of assets and liabilities may be analyzed by examining the extent to which such assets and liabilities are interest rate sensitive and by monitoring the interest rate sensitivity gap. An asset or liability is said to be interest rate sensitive within a specific time period if it will mature or reprice within that time period. The interest rate sensitivity gap is defined as the difference between interest-earning assets and interest-bearing liabilities maturing or repricing within a given time period. The gap ratio is computed as rate sensitive assets less rate sensitive liabilities as a percentage of total assets. A gap is considered positive when the amount of rate sensitive assets exceeds rate sensitive liabilities. A gap is considered negative when the amount of rate sensitive liabilities exceeds rate sensitive assets. During a period of rising interest rates, a negative gap would generally have an adverse effect on net interest income, while a positive gap would typically result in an increase in net interest income. During a period of falling interest rates, a negative gap would generally result in an increase in net interest income, while a positive gap would most likely adversely affect net interest income.

In order to minimize the potential for adverse effects of material and prolonged changes in interest rates on the results of operations, we continue to monitor our asset and liability management policies to appropriately match the maturities and repricing terms of our interest-earning assets and interest-bearing liabilities. Such policies consist primarily of: (1) emphasizing origination of variable rate loans; (2) maintaining a stable core deposit base; and (3) maintaining a significant level of liquid assets (cash and marketable securities).

The following tables set forth certain information relative to our interest-earning assets and interest-bearing liabilities that are estimated to mature or are scheduled to reprice within the period shown (dollars in thousands):


                                                                             At September 30, 2001
                                         -------------------------------------------------------------------------------------------
                                                         Over 3       Over 6        Over 1      Over 5
                                          3 Months     Months to     Months to     Year to      Years to      Over 10
                                          or Less      6 Months       1 Year       5 Years      10 Years       Years        Total
                                          -------      --------       ------       -------      --------       -----        -----
Loans: (1)
   Variable rate ......................   $ 25,279     $      3     $      7       $    507      $      -    $      -     $ 25,796
   Fixed rate .........................      2,649          591          928         17,100         7,003           -       28,271
                                             -----          ---          ---         ------         -----         ---       ------
     Total loans ......................     27,928          594          935         17,607         7,003           -       54,067
Federal funds sold ....................        112            -            -              -             -           -          112
Securities (2) ........................        505            -            -            257         1,062       5,008        6,832
                                               ---          ---          ---            ---         -----       -----       ------
     Total rate sensitive assets ......     28,545          594          935         17,864         8,065       5,008       61,011
                                            ------          ---          ---         ------         -----       -----       ------
Deposit accounts:(3)
   Savings and NOW deposits ...........     19,825            -            -              -             -           -       19,825
   Money market deposits ..............      1,798            -            -              -             -           -        1,798
   Time deposits ......................      7,759        4,122        9,159          6,880             -           -       27,920
   Borrowings .........................      1,250            -            -              -             -           -        1,250
                                             -----          ---          ---         ------         -----         ---       ------
     Total rate sensitive liabilities..     30,632        4,122        9,159          6,880             -           -       50,793
                                            ------        -----        -----          -----                                 ------
Gap repricing differences .............   $ (2,087)    $ (3,528)    $ (8,224)      $ 10,984      $  8,065    $  5,008     $ 10,218
                                          ========     ========     ========       ========      ========    ========     ========
Cumulative gap ........................   $ (2,087)    $ (5,615)    $(13,839)      $ (2,855)     $  5,210    $ 10,218
                                          ========     ========     ========       ========      ========    ========
Cumulative gap/total assets ...........       (3.0)%       (8.2)%      (20.2)%         (4.2)%         7.6%       14.9%
                                              ====         ====        =====           ====           ===        ====

(1) Variable rate loans are included in the period in which the interest rates are next scheduled to adjust rather than in the period in which the loans mature. Fixed rate loans are scheduled, including repayments, according to their contractual maturities.
(2)  Securities are scheduled through the maturity dates.
(3) Money market, NOW, and savings deposits are regarded as readily accessible withdrawable accounts. Time deposits are scheduled through the maturity dates.


                                                                           At December 31, 2000
                                         ----------------------------------------------------------------------------------------
                                                         Over 3        Over 6     Over 1      Over 5
                                          3 Months      Months to     Months to   Year to     Years to      Over 10
                                          or  Less      6 Months       1  Year    5 Years     10 Years       Years         Total
                                          --------      --------      --------    -------     --------       -----         -----

Loans: (1)
    Variable rate .....................    $16,839      $     1      $     2        $   228       $     -     $     -      $17,070
    Fixed rate ........................        888          475        2,051          9,351         3,693         969       17,427
                                           -------      -------      -------        -------       -------     -------      -------
     Total loans ......................     17,727          476        2,053          9,579         3,693         969       34,497
Federal funds sold ....................        150            -            -              -             -           -          150
Securities (2) ........................          -            -          500            999            50       1,596        3,145
                                           -------      -------      -------        -------       -------     -------      -------
     Total rate sensitive assets ......     17,877          476        2,553         10,578         3,743       2,565       37,792
                                           -------      -------      -------        -------       -------     -------      -------
Deposit accounts:(3)
    Savings and NOW deposits ..........     14,447            -            -              -             -           -       14,447
    Money market deposits .............      2,046            -            -              -             -           -        2,046
    Time deposits .....................        519        1,364        9,543          1,672             -           -       13,098
                                           -------      -------      -------        -------       -------     -------      -------
     Total rate sensitive liabilities .     17,012        1,364        9,543          1,672             -           -       29,591
                                           -------      -------      -------        -------       -------     -------      -------
Gap repricing differences .............    $   865      $  (888)     $(6,990)       $ 8,906       $ 3,743     $ 2,565      $ 8,201
                                           =======      =======      =======        =======       =======     =======      =======
Cumulative gap ........................    $   865      $   (23)     $(7,013)       $ 1,893       $ 5,636     $ 8,201
                                           =======      =======      =======        =======       =======     =======
Cumulative gap/total assets ...........        1.9%        (0.1)%      (15.6)%          4.2%         12.5%       18.2%
                                           =======      =======      =======        =======       =======     =======

(1) Variable rate loans are included in the period in which the interest rates are next scheduled to adjust rather than in the period in which the loans mature. Fixed rate loans are scheduled, including repayments, according to their contractual maturities.
(2)  Securities are scheduled through the maturity dates.
(3) Money market, NOW, and savings deposits are regarded as readily accessible withdrawable accounts. Time deposits are scheduled through the maturity dates.

The following table reflects the contractual principal repayments by period of our loan portfolio (in thousands):

                                                                        At September 30, 2001
                                           --------------------------------------------------------------------------------------
    Years Ending                           Commercial            Commercial Real      Residential Real    Consumer
    September 30,                            Loans                Estate Loans         Estate Loans        Loans            Total
    -------------                            -----                ------------         ------------        -----            -----

       2002....................              $ 10,684              $  1,939              $   403         $ 3,089          $ 16,115
       2003....................                 1,717                 1,770                  234             521             4,242
       2004....................                   968                 1,618                  450             324             3,360
       2005....................                 1,444                 2,338                  281             307             4,370
       2006....................                 2,572                 7,312                  285             219            10,388
       2007-2011...............                 1,847                 4,715                6,734             184            13,480
       2012 and beyond.........                   710                   773                  629               -             2,112
                                             --------              --------              -------         -------          --------
       Total...................              $ 19,942              $ 20,465              $ 9,016         $ 4,644          $ 54,067
                                             ========              ========              =======         =======          ========

Of the $37.9 million of loans due after September 30, 2002, 63.4% of such loans have fixed interest rates and 36.6% have variable interest rates.

                                                                        At December 31, 2000
                                   ------------------------------------------------------------------------------------------------
    Years Ending                           Commercial            Commercial Real      Residential Real    Consumer
    December 31,                             Loans                Estate Loans         Estate Loans        Loans            Total
    ------------                             -----                ------------         ------------        -----            -----

       2001....................               $ 8,563               $ 1,334               $   57         $ 2,187          $ 12,141
       2002....................                 1,630                 1,322                  231             451             3,634
       2003....................                 2,263                   311                   57             267             2,898
       2004....................                   494                   640                   62             130             1,326
       2005....................                 2,854                 1,759                  285             244             5,142
       2006-2010...............                 1,827                 1,684                4,484             138             8,133
       2011 and beyond.........                   447                   204                  572               -             1,223
                                                  ---                   ---                  ---                             -----
       Total...................              $ 18,078               $ 7,254              $ 5,748         $ 3,417          $ 34,497
                                             ========               =======              =======         =======          ========

Of the $22.4 million of loans due after 2001, 62.7% of such loans had fixed interest rates and 37.3% had variable interest rates.

Scheduled contractual principal repayments of loans do not reflect the actual life of such assets. The average life of loans is substantially less than their average contractual terms due to prepayments. In addition, due-on-sale clauses on loans generally give us the right to declare a conventional loan immediately due and payable in the event, among other things, that the borrower sells the real property subject to the mortgage and the loan is not repaid. The average life of mortgage loans tends to increase, however, when current mortgage loan rates are substantially higher than rates on existing mortgage loans and, conversely, decrease when rates on existing mortgages are substantially higher than current mortgage loan rates.


ORIGINATION, SALE, AND REPAYMENT OF LOANS. We generally originate loans in our primary geographical lending area in Northeast Florida. The following table sets forth total loans originated and repaid (in thousands):

                                                                             Nine Months Ended              Years Ended
                                                                               September 30,                December 31,
                                                                               -------------                ------------
                                                                            2001          2000          2000         1999
                                                                            ----          ----          ----         ----

    Originations:
        Commercial loans....................................             $13,173       $15,343       $24,400       $5,171
        Commercial real estate loans........................              14,919         3,927         5,772        2,617
        Residential real estate loans.......................               6,522         3,849         5,061        3,320
        Consumer loans......................................               2,268         2,884         3,890        1,078
                                                                           -----         -----         -----        -----
           Total loans originated...........................              36,882        26,003        39,123       12,186
    Less -- Principal reductions............................              17,312         9,456        12,685        4,127
                                                                          ------         -----        ------        -----
        Increase in total loans.............................             $19,570       $16,547       $26,438       $8,059
                                                                         =======       =======       =======       ======

DEPOSITS AND OTHER SOURCES OF FUNDS

GENERAL. In addition to deposits, the sources of funds available for lending and other business purposes include loan repayments, loan sales, and securities sold under agreements to repurchase. Loan repayments are a relatively stable source of funds, while deposit inflows and outflows are influenced significantly by general interest rates and market conditions. Borrowings may be used on a short-term basis to compensate for reductions in other sources, such as deposits at less than projected levels.

DEPOSITS. Deposits are attracted principally from our primary geographic market areas in Duval County, Florida. We offer a broad selection of deposit options including demand deposit accounts, NOW accounts, money market accounts, regular savings accounts, term certificates of deposit, and retirement savings plans

(such as individual retirement accounts). Certificate of deposit rates are set to encourage longer maturities as cost and market conditions will allow. Deposit account terms vary, with the primary differences being the minimum balances required, the time periods the funds must remain on deposit, and the interest rates.

Management sets the deposit interest rates weekly based on a review of deposit flows for the previous week and a survey of rates among competitors and other financial institutions. We have emphasized commercial banking relationships, in an effort to increase demand deposits.

The following table shows the distribution of, and certain other information relating to, our deposit accounts by type (in thousands):

                                                       At September 30,                         At December 31,
                                                       ----------------                         ---------------
                                                            2001                       2000                       1999
                                                       ----------------        --------------------       ---------------------
                                                                   % of                      % of                        % of
                                                   Amount        Deposits      Amount      Deposits       Amount       Deposits
                                                   ------        --------      ------      --------       ------       --------

Demand deposits .............................     $10,099           16.9%      $ 7,750       20.8%      $ 2,205           35.7%
Savings and NOW deposits ....................      19,825           33.2        14,447       38.7           849           13.8
Money market deposits .......................       1,798            3.1         2,046        5.4         2,689           44.5
                                                    -----            ---         -----        ---         -----           ----
       Subtotal .............................      31,722           53.2        24,243       64.9         5,743           93.0
                                                   ------           ----        ------       ----         -----           ----
Certificates of deposit:
        2.00%-3.99% .........................         593            1.0             -          -             -              -
        4.00%-4.99% .........................      15,420           25.9            18          -            75            1.3
        5.00%-5.99% .........................         775            1.3           327        0.9           161            2.6
        6.00%-6.99% .........................       6,089           10.2         7,080       19.0           195            3.1
        7.00%-7.12% .........................       5,043            8.4         5,673       15.2             -              -
                                                    -----            ---         -----       ----           ---            ---
Total certificates of deposit (1) ...........      27,920           46.8        13,098       35.1           431            7.0
                                                   ------           ----        ------       ----           ---            ---
Total deposits ..............................     $59,642          100.0%      $37,341      100.0%      $ 6,174          100.0%
                                                  =======          =====       =======      =====       =======          =====

(1)  Includes   individual   retirement  accounts  ("IRAs")  totaling  $184,000,
     $101,000,  and $67,000 at September  30, 2001,  December 31, 2000 and 1999,
     respectively, all of which are in the form of certificates of deposit.



Jumbo certificates of deposit ($100,000 and over) mature as follows (in thousands):

                                                                               At September 30,           At December 31,
                                                                               ----------------           ---------------
                                                                                    2001               2000           1999
                                                                                    ----               ----           ----
    Due three months or less..........................................           $ 3,824              $ 359          $ 100
    Due more than three months to six months..........................             1,752                358              -
    More than six months to one year..................................             4,616              5,603              -
    One to five years.................................................             3,389              1,000              -
                                                                                   -----              -----          -----
                                                                                 $13,581             $7,320          $ 100
                                                                                 =======             ======          =====

RESULTS OF OPERATIONS

Our operating results depend primarily on our net interest income, which is the difference between interest income on interest-earning assets and interest expense on interest-bearing liabilities, consisting primarily of deposits. Net interest income is determined by the difference between yields earned on interest-earning assets and rates paid on interest-bearing liabilities (interest rate spread) and the relative amounts of interest-earning assets and interest-bearing liabilities. Our interest rate spread is affected by regulatory, economic, and competitive factors that influence interest rates, loan demand, and deposit flows. In addition, our net earnings are also affected by the level of nonperforming loans and foreclosed real estate, as well as the level of our noninterest income and noninterest expense, such as salaries and employee benefits, and occupancy and equipment costs.

The following table sets forth average balances, for the periods indicated, and information regarding (1) the total dollar amount of our interest and dividend income from interest-earning assets and the resultant average yield; (2) the total dollar amount of interest expense on interest-bearing liabilities and the resultant average costs; (3) net interest/dividend income; (4) interest rate spread; and (5) net interest margin. Average balances are based on average daily balances (dollars in thousands).


                                                                        Nine Months Ended September 30,
                                             ---------------------------------------------------------------------------------------
                                                                    2001                                        2000
                                                                    ----                                        ----
                                                                  Interest      Average                     Interest         Average
                                                    Average         and         Yield/        Average          and           Yield/
                                                    Balance       Dividends     Rate          Balance       Dividends        Rate
                                                    -------       ---------     ----          -------       ---------        ----
Interest-earning assets:
     Loans ....................................     $41,952       $ 2,712       8.64%        $14,223       $ 1,024           9.62%
     Securities ...............................       4,621           226       6.54           2,137           110           6.88
     Other interest-earning assets (1) ........       2,041            74       4.85           2,347           110           6.26
                                                      -----           ---                      -----           ---
        Total interest-earning assets .........      48,614         3,012       8.28          18,707         1,244           8.88
                                                                    -----                                    -----
Noninterest-earning assets ....................       8,519                                    6,330
                                                      -----                                    -----
        Total assets ..........................     $57,133                                  $25,037
                                                    =======                                  =======
Interest-bearing liabilities:
     Savings and NOW deposits .................     $17,839           496       3.72         $ 9,573           350           4.88
     Money market deposits ....................       1,763            44       3.34           1,370            50           4.88
     Time deposits ............................      19,441           932       6.41           1,778            85           6.39
     Other borrowings .........................         310            10       4.31              33             1           6.68
                                                       ----           ---                       ----           ---
        Total interest-bearing liabilities ....      39,353         1,482       5.03          12,754           486           5.09
                                                                    -----                                      ---
Noninterest-bearing liabilities ...............      10,321                                    4,329
Stockholders' equity ..........................       7,459                                    7,954
                                                      -----                                    -----
        Total liabilities and
               stockholders' equity ...........     $57,133                                  $25,037
                                                    =======                                  =======

Net interest/dividend income ..................                   $ 1,530                                  $   758
                                                                  =======                                  =======
Interest rate spread (2) ......................                                 3.25%                                        3.79%
                                                                                ====                                         ====
Net interest margin (3) .......................                                 4.21%                                        5.41%
                                                                                ====                                         ====
Ratio of average interest-earning assets
    to average interest-bearing liabilities ...        1.24                                     1.47
                                                       ====                                     ====


                                                                            Years Ended December 31,
                                             ---------------------------------------------------------------------------------------
                                                                   2000                                        1999
                                                   ---------------------------------           ------------------------------------
                                                                Interest    Average                         Interest       Average
                                                    Average        and       Yield/            Average         and          Yield/
                                                    Balance      Dividends   Rate              Balance       Dividends      Rate
                                                    -------      ---------   ----              -------       ---------      ----
Interest-earning assets:
     Loans.....................................    $ 18,176       $ 1,760       9.68%        $ 1,696         $ 158           9.32%
     Securities................................       2,395           165       6.88           1,024            68           6.64
     Other interest-earning assets (1).........       2,015           127       6.30           3,320           172           5.18
                                                      -----           ---                      -----           ---
        Total interest-earning assets..........      22,586         2,052       9.09           6,040           398           6.59
Noninterest-earning assets.....................       6,251                                    3,051
                                                      -----                                    -----
        Total assets...........................    $ 28,837                                  $ 9,091
                                                   ========                                  =======
Interest-bearing liabilities:
     Savings and NOW deposits..................     $10,822           535       4.94         $   359            10           2.79
     Money market deposits.....................       1,502            74       4.93             896            38           4.24
     Time deposits.............................       4,105           275       6.70             194             9           4.64
     Other borrowings..........................          75             5       6.67             538            45           8.36
                                                      -----           ---                      -----           ---
        Total interest-bearing liabilities.....      16,504           889       5.39           1,987           102           5.13
                                                                      ---                                      ---
Noninterest-bearing liabilities................       4,530                                    1,562
Stockholders' equity...........................       7,803                                    5,542
                                                      -----                                    -----
        Total liabilities and
           stockholders' equity................    $ 28,837                                  $ 9,091
                                                   ========                                  =======
Net interest/dividend income...................                   $ 1,163                                    $ 296
                                                                  =======                                    =====
Interest rate spread (2).......................                                 3.70%                                        1.46%
                     ==                                                         ====                                         ====
Net interest margin (3)........................                                 5.15%                                        4.90%
                    ==                                                          ====                                         ====
Ratio of  average  interest-earning  assets
  to average interest-bearing liabilities......        1.37                                     3.04
                                                       ====                                     ====

(1)  Includes federal funds sold.
(2) Interest rate spread represents the difference between the average yield on interest-earning assets and the average cost of interest-bearing liabilities.
(3) Net interest margin is net interest income divided by average interest-earning assets.

RATE/VOLUME ANALYSIS

The following table sets forth certain information regarding changes in interest income and interest expense for the periods indicated. For each category of interest-earning assets and interest-bearing liabilities, information is provided on changes attributable to (1) changes in rate (change in rate multiplied by prior volume), (2) changes in volume (change in volume multiplied by prior rate) and (3) changes in rate-volume (change in rate multiplied by change in volume). All dollars are in thousands.

                                                                                    Increase (Decrease) Due to
                                                                                    --------------------------
Nine Months Ended September 30, 2001 vs. 2000:                                                        Rate/
                                                                                Rate      Volume      Volume       Total
                                                                                ----      ------      ------       -----
Interest-earning assets:
     Loans.........................................................           $ (105)    $ 1,997      $ (204)     $ 1,688
     Securities....................................................               (5)        128          (7)         116
     Other interest-earning assets.................................              (25)        (14)          3          (36)
                                                                                 ---         ---         ---          ---
         Total.....................................................             (135)      2,111        (208)       1,768
                                                                                ----       -----        ----        -----
Interest-bearing liabilities:
     Savings, money market and NOW deposits........................              (99)        317         (78)         140
     Time deposits.................................................                -         846           1          847
     Borrowings....................................................               (1)         14          (4)           9
                                                                                ----       -----         ---          ---
         Total.....................................................             (100)      1,177         (81)         996
                                                                                ----       -----         ---          ---

Net change in net interest income..................................           $  (35)    $   934      $ (127)     $   772
                                                                              ======     =======      ======      =======

                                                                                    Increase (Decrease) Due to
                                                                                    --------------------------
Year Ended December 31, 2000 vs. 1999:                                                                Rate/
                                                                                Rate      Volume      Volume       Total
                                                                                ----      ------      ------       -----
Interest-earning assets:
     Loans.........................................................           $    6     $ 1,536      $   60      $ 1,602
     Securities....................................................                2          91           4           97
     Other interest-earning assets.................................               37         (68)        (14)         (45)
                                                                                ----       -----        ----        -----
         Total.....................................................               45       1,559          50        1,654
                                                                                ----       -----        ----        -----
Interest-bearing liabilities:
     Savings, money market and NOW deposits........................               14         318         229          561
     Time deposits.................................................                4         181          81          266
     Other borrowings..............................................               (9)        (39)          8          (40)
                                                                                ----       -----        ----        -----
         Total.....................................................                9         460         318          787
                                                                                ----       -----        ----        -----

Net change in net interest income..................................           $   36     $ 1,099      $ (268)     $   867
                                                                              ======     =======      ======      =======

NINE MONTHS ENDED SEPTEMBER 30, 2001, COMPARED TO NINE MONTHS ENDED SEPTEMBER 30, 2000

GENERAL. Net loss for the nine months ended September 30, 2001, was $198,000 or $.19 per basic and diluted share compared to $577,000 or $.57 per basic and diluted share for 2000. The Bank commenced operations on May 28, 1999. During the nine months ended September 30, 2001, we had not yet achieved the asset size necessary to operate profitably.

INTEREST INCOME. Interest income was $3,012,000 for the nine months ended September 30, 2001, compared to $1,244,000 for the nine months ended September 30, 2000. Interest income earned on loans increased to $2,712,000 in 2001, from $1,024,000 in 2000, due to an increase in the average loan portfolio balance to $42.0 million for the 2001 period, from $14.2 million for the 2000 period. This increase was partially offset by a decrease in the weighted average yield earned to 8.64% in 2001 from 9.62% in 2000. Interest on securities increased to $226,000 for the nine months ended September 30, 2001, from $110,000 for the nine months ended September 30, 2000, due to an increase in the average investment portfolio balance.

INTEREST EXPENSE. Interest expense on interest-bearing deposits was $1,472,000 for the nine months ended September 30, 2001, compared to $485,000 for the nine months ended September 30, 2000. This increase was due to an increase in average interest-bearing deposits to $39.0 million for the nine months ended September 30, 2001, from $12.7 million for the 2000 period. This increase was also partially offset by a decrease in the weighted average rate paid on interest-bearing deposits to 5.03% in 2001, from 5.09% in 2000.

PROVISION FOR LOAN LOSSES. The provision for loan losses is charged to operations to increase the total allowance to a level deemed appropriate by management and is based upon our volume and type of lending, industry and regulatory standards, the amount of nonperforming loans, general economic conditions (particularly as they relate to our market areas), and other factors related to the collectibility of our loan portfolio. The provision for loan losses was $190,000 for the nine months ended September 30, 2001, compared to $165,000 for the same period in 2000. The allowance for loan losses was $534,000 at September 30, 2001, which we believe is adequate.

NONINTEREST INCOME. Noninterest income was $314,000 for the nine months ended September 30, 2001, compared to $171,000 for the 2000 period. Fees and service charges on deposit accounts totaled $202,000 in 2001, up from $121,000 in 2000, due to the significant increase in the number of deposit accounts.

NONINTEREST EXPENSE. Noninterest expense increased to $1,971,000 for the nine months ended September 30, 2001, from $1,684,000 for the nine months ended September 30, 2000. The largest noninterest expense was salaries and employee benefits totaling $993,000 for the nine months ended September 30, 2001, compared to $830,000 for the 2000 period. In addition, data processing expenses increased from $131,000 for the nine months ended September 30, 2000, to $267,000 for the 2001 period. The increase in total noninterest expenses is directly related to our overall growth.

INCOME TAX BENEFIT. The income tax benefit for the nine months ended September 30, 2001, was $119,000 (an effective rate of 37.5%) compared to $343,000 for the nine months ended September 30, 2000 (an effective rate of 37.3%). We recognized an income tax benefit as well as a deferred tax asset because we believe it is more likely than not that we will be able to generate taxable income in the future to realize these amounts.


YEAR ENDED DECEMBER 31, 2000, COMPARED TO YEAR ENDED DECEMBER 31, 1999

GENERAL. Net loss for the year ended December 31, 2000, was $730,000 or $.72 per basic and diluted share compared to a net loss of $1,123,000 or $1.84 per basic and diluted share in 1999. During the years ended December 31, 2000 and 1999, we had not achieved the average asset size necessary to operate profitably. The Bank commenced operations on May 28, 1999.

INTEREST INCOME AND EXPENSE. Interest income totaled $2,052,000 for the year ended December 31, 2000, compared to $398,000 in 1999. Interest earned on loans was $1,760,000 in 2000 compared to $158,000 in 1999. This increase resulted primarily from an increase in the average loan portfolio balance from $1.7 million for the year ended December 31, 1999, to $18.2 million for the year ended December 31, 2000, and an increase in the weighted average yield from 9.32% in 1999, to 9.68% in 2000.

Interest on securities was $165,000 for the year ended December 31, 2000, compared to $68,000 for the year ended December 31, 1999. This increase resulted primarily from an increase in the average investment securities portfolio from $1.0 million for 1999 to $2.4 million for 2000. Interest on federal funds sold totaled $127,000 in 2000 compared to $172,000 in 1999. The average balance of these assets decreased from $3.3 million in 1999 to $2.0 million in 2000. This decrease was partially offset by an increase in the weighted average yield from 5.18% in 1999 to 6.30% in 2000.

Interest expense on deposit accounts amounted to $884,000 for the year ended December 31, 2000, compared to $57,000 in 1999. The increase resulted from an increase in the average balance of interest-bearing deposits from $1.4 million in 1999 to $16.4 million in 2000, and an increase in the weighted average cost of interest-bearing deposits from 3.9% in 1999 to 5.4% in 2000. Interest on other borrowings amounted to $45,000 for the year ended December 31, 1999, at a weighted average cost of 8.36%.

PROVISION  FOR  LOAN  LOSSES.  The  provision  for loan  losses  is  charged  to operations to bring the total allowance to a level deemed appropriate by management and is based upon our volume and type of lending, industry standards, the amount of nonperforming loans, general economic conditions (particularly as they relate to our market areas), and other factors related to the collectibility of our loan portfolio. The provision for the year ended December 31, 2000, was $264,000 compared to $80,000 for 1999. The increase for 2000 was due to the substantial growth of the loan portfolio. We believe that the allowance for loan losses of $344,000 at December 31, 2000, is adequate.

OTHER EXPENSE. Other expense totaled $2,326,000 for the year ended December 31, 2000, compared to $2,079,000 in 1999. The increase of $247,000 resulted primarily from an increase in occupancy expense of $245,000, reflecting the construction of a new banking office in 2000, as well as the first full year of banking operations in 2000.

INCOME TAXES. The income tax benefit for the year ended December 31, 2000, was $436,000 (an effective rate of 37.4%) compared to $685,000 in 1999 (an effective rate of 37.9%). We recognized an income tax benefit as well as a deferred tax asset because we believe it is more likely than not that we will be able to generate taxable income in the future to realize these amounts.

IMPACT OF INFLATION AND CHANGING PRICES

The financial statements and related data presented herein have been prepared in accordance with generally accepted accounting principles, which require the measurement of financial position and operating results in terms of historical dollars, without considering changes in the relative purchasing power of money over time due to inflation. Unlike most industrial companies, substantially all of our assets and liabilities are monetary in nature. As a result, interest rates have a more significant impact on our performance than the effects of general levels of inflation. Interest rates do not necessarily move in the same direction or in the same magnitude as the prices of goods and services, since such prices are affected by inflation to a larger extent than interest rates.

                            DESCRIPTION OF PROPERTIES
                            -------------------------

We lease 5,000 square feet of office space for our headquarters in downtown Jacksonville. The five year lease calls for rent of $19.47 per square foot (as of November 2001) including common area maintenance fees, and is subject to annual increases of 4%.

On June 11, 1998, we purchased branch office quarters located at 10325 San Jose Boulevard, Jacksonville, Florida, and expanded the location from 2,777 square feet to 3,015 square feet, with three drive-through teller stations. The purchase price was $587,500, and the cost of renovation was approximately $500,000.

On January 28, 2000, we purchased land at 12740-200 Atlantic Boulevard, Jacksonville, Florida, for $600,000. The construction of a freestanding branch on that land cost $530,000 and was completed in July 2000.

                                 CAPITALIZATION
                                 --------------

The following table shows our capitalization as of September 30, 2001, and as the capitalization is projected to be if we sell all of the shares of common stock being offered (excluding the shares issuable upon exercise of the warrants) and use the net proceeds to add to our capital.


                                                                                                Actual              As Adjusted (1)
                                                                                          September 30, 2001      September 30, 2001
                                                                                        ----------------------  --------------------
                                                                                            (In thousands)          (In thousands)
Preferred stock, $.01 par value; 2,000,000 shares authorized, none issued or
     outstanding...................................................................           $         -              $        -
Common stock, $.01 par value; 8,000,000 shares authorized, 1,017,066 shares
     issued and outstanding; 1,467,066 issued and outstanding as adjusted..........                    10                      15
Additional paid-in capital.........................................................                 9,705                  14,330
Accumulated deficit................................................................                (2,377)                 (2,377)
Accumulated other comprehensive income (loss)......................................                    40                      40
                                                                                              -----------              ----------
      Total capital................................................................           $     7,378              $   12,008
                                                                                              ===========              ==========


(1) Adjusted to reflect the estimated net proceeds if all 450,000 shares included in the units are issued, but does not include the exercise of any warrants.

                             DESCRIPTION OF CAPITAL
                             ----------------------

We currently have 10,000,000 shares of authorized capital stock, consisting of 2,000,000 shares of preferred stock, par value $0.01 per share of which no shares are presently issued, and 8,000,000 shares of common stock, par value, $0.01 per share, of which 1,017,066 shares are currently issued and outstanding.

Florida law allows the board of directors to issue additional shares of stock up to the total amount of common stock and preferred stock authorized without obtaining the prior approval of stockholders. Holders of common stock do not have preemptive rights.

Certain provisions in our articles of incorporation and bylaws may have the effect of preventing, deterring, or delaying a change in control. Please see the discussion under the Risk Factors section captioned "Our articles of incorporation and bylaws contain provisions that may delay or prevent a change of control" on page 7.

UNITS

Each unit offered by this Prospectus consists of two shares of our common stock and one Class A purchase warrant.

PREFERRED STOCK

Our board of directors is authorized, subject to applicable law, to issue shares of preferred stock in series. By filing an amendment to our articles of incorporation, the board may establish from time to time the number of shares to be included in each such series and to fix the designation, powers, preferences, and rights, of the shares of each such series and any qualifications, limitations or restrictions on the shares. The number of authorized shares of preferred stock may be increased or decreased (but not below the number of shares then outstanding) by the affirmative vote of the holders of a majority of the common stock, without a vote of the holders of the preferred stock, or of any series thereof, unless a vote of any such holders is required under the terms of any amendment establishing the preferred stock. We may not offer preferred stock to directors, officers and other affiliated persons except on the same terms as to all other stockholders.

COMMON STOCK

The number of authorized shares of common stock is greater than that issued in order to provide our board of directors with as much flexibility as possible to effect, among other things, financing, acquisitions, stock dividends, stock splits, and employee stock option transactions. The holders of common stock are entitled to elect the members of our board of directors, and such holders are entitled to vote as a class on all matters required or permitted to be submitted to our stockholders. No holder of any class of our stock has preemptive rights with respect to the issuance of shares of that or any other class of stock, and the common stock is not entitled to cumulative voting rights with respect to the election of directors. The holders of common stock are entitled to dividends and other distributions if, as, and when declared by our board of directors out of assets legally available therefore. Upon our liquidation, dissolution, or winding up, the holder of each share of common stock would be entitled to share equally in the distribution of our assets. The holders of common stock are not entitled to the benefit of any sinking fund provision. Our shares of common stock are not subject to any redemption provisions, nor are they convertible into any other security or property. All shares of common stock outstanding upon completion of this offering will be fully paid and nonassessable.

Funds for the payment of dividends are expected to be obtained primarily from dividend payments of the Bank to the Company. There can be no assurance that we will have funds available for dividends, or if funds are available, that dividends will be declared by the board of directors. We do not expect to declare a dividend at any time in the foreseeable future.

Each share of common stock entitles the holder thereof to one vote on all matters, including the election of directors. Our stockholders do not have cumulative voting rights.

WARRANTS

Each warrant included in the units provides that the holder will be entitled to purchase one share of the Company's common stock at a price per share of $13.00. The warrants expire on September 30, 2004, unless we extend the exercise period for the warrants upon notice to the warrant holders and the warrant agent. The minimum number of warrants that a holder may exercise at one time is the greater of 100 warrants or the total number of warrants held.

The warrants may be transferred separately from the common stock. The warrants will contain provisions that protect holders against dilution by adjustment of the exercise price in certain events, such as stock dividends and distributions, stock splits, recapitalizations, mergers, and consolidations. We will not be required to issue fractional shares upon the exercise of any warrant. The holder of a warrant will not possess any rights as a stockholder until such holder exercises the warrant. Please see the warrant agreement and certificate attached as Appendices A and B.

                           REGULATION AND SUPERVISION
                           --------------------------

We operate in a highly regulated environment, where statutes, regulations, and administrative policies govern our business activities. We are supervised by a number of regulatory agencies, including the Federal Reserve Board, the FDIC, and the Florida DBF.

We are regulated by the Federal Reserve Board under the Federal Bank Holding Company Act ("BHC Act"), which requires every bank holding company to obtain the prior approval of the Federal Reserve Board before acquiring more than 5% of the voting shares of any bank or all or substantially all of the assets of a bank, and before merging or consolidating with another bank holding company. The Federal Reserve Board, under its regulations and published policy statements, has maintained that a bank holding company must serve as a source of financial strength to its subsidiary bank(s). In adhering to the Federal Reserve Board policy, the Company may be required to provide financial support for the Bank at a time when, absent such policy, the Company may not otherwise deem it advisable to provide such assistance.


At one time, a bank holding company was generally prohibited from acquiring control of any company which was not a bank and from engaging in any business other than the business of banking or managing and controlling banks. In April 1997, the Federal Reserve Board revised and expanded the list of permissible non-banking activities in which a bank holding company could engage; however, limitations continue to exist under certain laws and regulations. The recently passed Gramm-Leach-Bliley Act repeals certain regulations pertaining to bank holding companies and eliminates many of the previous prohibitions. Specifically, Title I of the Gramm-Leach-Bliley Act repeals Sections 20 and 32 of the Glass-Steagall Act (12 U.S.C. ss 377 and ss 78, respectively) and is intended to facilitate affiliations among banks, securities firms, insurance firms, and other financial companies. To further this goal, the Gramm-Leach-Bliley Act amends Section 4 of the BHC Act (12 U.S.C. ss 1843) to authorize bank holding companies and foreign banks that qualify as "financial holding companies" to engage in securities, insurance and other activities that are financial in nature or incidental to a financial activity. The activities of bank holding companies that are not financial holding companies continue to be limited to activities authorized under the BHC Act, such as activities that the Federal Reserve Board previously has determined in regulations and orders issued under section 4(c)(8) of the BHC Act to be closely related to banking and permissible for bank holding companies.

As a state bank, the Bank is subject to the supervision of the Federal Reserve Board, the FDIC, and the Florida DBF. With respect to expansion, we may establish branch offices anywhere within the State of Florida with regulatory approval. We are also subject to the Florida banking and usury laws limiting the amount of interest that can be charged when making loans or other extensions of credit. In addition, the Bank, as a subsidiary of the Company, is subject to restrictions under federal law in dealing with the Company and other affiliates. These restrictions apply to extensions of credit to an affiliate, investments in the securities of an affiliate, and the purchase of assets from an affiliate.

While not its only source of income, the primary source of the Company's income will be dividends from the Bank. A Florida state-chartered commercial bank may not pay cash dividends that would cause the bank's capital to fall below the minimum amount required by federal or state law. Accordingly, commercial banks may only pay dividends out of the total of current net profits plus retained net profits of the preceding two years to the extent it deems expedient, except as follows. Twenty percent of the net profits in the preceding two year period may not be paid in dividends but must be retained to increase capital surplus until such surplus equals the amount of capital stock issued and outstanding. In addition, no bank may pay a dividend at any time that the total of net income for the current year when combined with retained net income from the preceding two years produces a loss. The ability of the Bank to pay dividends to the Company will also depend in part on the FDIC capital requirements in effect at such time and our ability to comply with such requirements.


Loans and extensions of credit by all banks are subject to legal lending limitations. Under state law, a state bank may generally grant unsecured loans and extensions of credit in an amount up to 15% of its unimpaired capital and surplus to any person. In addition, a state bank may grant additional loans and extensions of credit to the same person of up to 10% of its unimpaired capital and surplus, provided that the transactions are fully secured. This 10% limitation is separate from, and in addition to, the 15% limitation for unsecured loans. Loans and extensions of credit may exceed these general lending limits only if they qualify under one of several exceptions.

We are subject to regulatory capital requirements imposed by the Federal Reserve Board and the FDIC. Both the Federal Reserve Board and the FDIC have established risk based capital guidelines for bank holding companies and banks which make regulatory capital requirements more sensitive to differences in risk profiles of various banking organizations. The capital adequacy guidelines issued by the Federal Reserve Board are applied to bank holding companies on a consolidated basis with the banks owned by the holding company. The FDIC's risk based capital guidelines apply directly to state banks regardless of whether they are a subsidiary of a bank holding company. Both agencies' requirements (which are substantially similar) provide that banking organizations must have minimum capital equivalent to 8% of risk weighted assets to be considered adequately capitalized. The risk weights assigned to assets are based primarily on the perceived levels of risk to capital. Depending upon the riskiness of a particular asset, it is assigned to a risk category. For example, securities with an unconditional guarantee by the United States government are assigned to the lowest risk category. A risk weight of 50% is assigned to loans secured by owner-occupied one-to-four family residential mortgages. The aggregate amount of assets assigned to each risk category is multiplied by the risk weight assigned to that category to determine the weighted values, which are added together to determine total risk weighted assets.

The Federal Deposit Insurance Corporation Improvement Act of 1991 ("FDICIA") created and defined five capital categories (well capitalized, adequately capitalized, undercapitalized, significantly undercapitalized, and critically undercapitalized), which are used to determine the nature of any corrective action the appropriate regulator may take in the event an institution reaches a given level of undercapitalization. For example, an institution which becomes undercapitalized must submit a capital restoration plan to the appropriate regulator outlining the steps it will take to become adequately capitalized. Upon approving the plan, the regulator will monitor the institution's compliance. Before a capital restoration plan will be approved, an entity controlling a bank (i.e., the holding company) must guarantee compliance with the plan until the institution has been adequately capitalized for four consecutive calendar quarters. The liability of the holding company is limited to the lesser of five percent of the institution's total assets at the time it became undercapitalized or the amount which is necessary to bring the institution into compliance with all capital standards. Furthermore, in the event of the bankruptcy of the parent holding company, such guarantee would take priority over the parent's general unsecured creditors. In addition, undercapitalized institutions will be restricted from paying management fees, dividends, and other capital distributions, will be subject to certain asset growth restrictions, and will be required to obtain prior approval from the appropriate regulator to open new branches or expand into new lines of business. As an institution drops to lower capital levels, the extent of action to be taken by the appropriate regulator increases, restricting the types of transactions in which the institution may engage and ultimately providing for the appointment of a receiver for certain institutions deemed to be critically undercapitalized.

The FDICIA also required each federal banking agency to prescribe, and the Federal Reserve Board and the FDIC have adopted, for all insured depository institutions and their holding companies, standards relating to internal controls, information systems and audit systems, loan documentation, credit underwriting, interest rate risk exposure, asset growth, compensation, fees and benefits, and such other operational and managerial standards as the agency deems appropriate. The federal banking regulatory agencies were also required by regulation to prescribe standards specifying: (1) maximum classified assets to capital ratios; (2) minimum earnings sufficient to absorb losses without impairing capital; (3) to the extent feasible, a minimum ratio of market value to book value for publicly traded shares of depository institutions or depository institution holding companies; and (4) such other standards relating to asset quality, earnings and valuation as the agency deems appropriate. Finally, each federal banking agency was required to prescribe standards for employment contracts and other compensation arrangements with executive officers, employees, directors, and principal stockholders of insured depository institutions that would prohibit compensation and benefits and other arrangements that are excessive or that could lead to a material financial loss. If an insured depository institution or its holding company fails to meet any of the standards described above, it will be required to submit to the appropriate federal banking agency a plan specifying the steps that will be taken to cure the deficiency. If an institution fails to submit an acceptable plan or fails to implement a plan, the appropriate federal banking agency will require the institution or holding company to correct the deficiency and, until corrected, may impose further restrictions on the institution or holding company, including any of the restrictions applicable under the prompt corrective action provisions of the FDICIA. Both the capital standards and the safety and soundness standards which the FDICIA implements were designed to bolster and protect the deposit insurance fund.

In response to the directives issued under the FDICIA, the regulators have adopted regulations which, among other things, prescribe the capital thresholds for each of five established capital categories. The following table reflects these capital thresholds:


                                           Total Risk Based          Tier 1 Risk Based         Tier 1
                                           Capital Ratio             Capital Ratio             Leverage Ratio
                                           -------------             -------------             --------------
Well capitalized (1)                       10%                       6%                        5%
Adequately capitalized (1)                 8%                        4%                        4% (2)
Undercapitalized (3)                       Less than 8%              Less than 4%              Less than 4%
Significantly undercapitalized             Less than 6%              Less than 3%              Less than 3%
Critically undercapitalized                 --                        --                       Less than 2%
----------

(1)  An institution must meet all three minimums.
(2) 3% for composite 1-rated institutions, subject to appropriate federal banking agency guidelines.
(3) An institution falls into this category if it is below the adequately capitalized level for any of the three capital measures.

Under these capital categories, the Bank is classified as well capitalized. At September 30, 2001, the Bank's total risk based capital and Tier 1 ratios were 11.84% and 10.93%, respectively.

Under federal law and regulations and subject to certain exceptions, the addition or replacement of any director, or the employment, dismissal or reassignment of a senior executive officer at any time that the Bank is not in compliance with applicable minimum capital requirements, or otherwise in a troubled condition, or when the FDIC has determined that such prior notice is appropriate, is subject to prior notice to, and potential disapproval by, the FDIC.

As a bank holding company, the Company is required to file with the Federal Reserve Board an annual report of operations at the end of each fiscal year and such additional information as the Federal Reserve Board may require under the FDICIA. We may be examined by the Federal Reserve Board and the FDIC. As a state bank, the Bank is also subject to examination and review by the Florida DBF. The Bank submits quarterly reports of condition to the FDIC and files additional reports as required by state or federal banking rules and regulations.


Under the Riegle-Neal Interstate Banking and Branching Efficiency Act of 1994, existing restrictions on interstate acquisitions of banks by bank holding companies were repealed on September 29, 1995, such that we and any other bank holding company located in Florida would be able to acquire any Florida-based bank, subject to certain deposit percentage and other restrictions. The legislation also provides that, unless an individual state elects beforehand either (1) to accelerate the effective date or (2) to prohibit out-of-state banks from operating interstate branches within its territory, on or after June 1, 1997, adequately capitalized and managed bank holding companies will be able to consolidate. De novo branching by an out-of-state bank would be permitted only if is expressly permitted by the laws of the host state. The authority of a bank to establish and operate branches within a state will continue to be subject to applicable state branching laws. Florida permits interstate branching by acquisition, but not by de novo branching.

Proposals to change the laws and regulations governing the banking industry are frequently introduced in Congress, in the state legislatures and before the various bank regulatory agencies. Accordingly, the scope of regulation and permissible activities of the Company and the Bank are subject to change by future federal and state legislation or regulation.

                                   MANAGEMENT
                                   ----------

DIRECTORS AND OFFICERS

Our articles of incorporation provide that the number of directors, as determined from time to time by the board of directors, shall not be less than three or more than fifteen. The board of directors has presently fixed the number of directors at fourteen. The articles of incorporation further provide that the directors shall be divided into three classes, Class 1, Class 2, and Class 3, with the classes serving staggered three-year terms, and with the number of directors in each class being as nearly equal as possible.

Our officers are elected annually by the board of directors and perform such duties as are prescribed in our bylaws or by the board of directors. There are no family relationships among any of our directors, officers, or key personnel.

The following sets forth certain information with respect to each of our directors. Except as otherwise indicated, each person has been or was engaged in his or her present or last principal occupation, in the same or a similar position, for more than five years. Directors Carter, Healey, Kowkabany, Kraft, Mills, Rose, Schultz, Spencer, Tavar, and Winfield became directors during our organizational period. Directors Pomar and Schwenck were appointed to the board in March 1999; Director Gottlieb was appointed to the board in July 1999; and Director Roller was appointed to the board in August 1999. All directors serve on the boards of both the Company and the Bank.

CLASS 1 DIRECTORS
                                  Positions Held and Principal Occupations
Name                       Age    During the Past Five Years
----                       ---    ----------------------------------------

John W. Rose               52     A financial services executive,  advisor,  and
                                  investor  for over 25 years.  Mr.  Rose is the
                                  Chief  Financial  Officer of Bay View  Capital
                                  Corporation,  a  publicly  held  bank  holding
                                  company  headquartered in California,  and the
                                  Founder/President of McAllen Capital Partners,
                                  Inc., a boutique firm providing a select range
                                  of   financial,    economic   and   management
                                  services,   as  well  as  capital   resources,
                                  exclusively   to   the   financial    services
                                  industry.  Mr.  Rose  is  also a  director  of
                                  Lifeline  Shelters,  a manufacturer  of mobile
                                  medical    vans    and    Eastern    Financial
                                  Corporation,  a  software  company.  Mr.  Rose
                                  serves   as  a  special   advisor   to  F.N.B.
                                  Corporation   (Hermitage,   Pennsylvania),   a
                                  financial  services holding company.  Mr. Rose
                                  is also a general  partner and chairman of the
                                  investment  committee of Castle Creek  Capital
                                  (California),  a series of funds that  invests
                                  in financial service companies. Before forming
                                  McAllen  Capital  Partners,   Inc.,  Mr.  Rose
                                  served   in   various   capacities   with  the
                                  following   Chicago-based  firms:   President,
                                  Livingston   Financial   Group;   Senior  Vice
                                  President,    ABN/LaSalle    National    Bank;
                                  Associate,  William  Blair  & Co.;  Principal,
                                  Dwyer, Rose & Associates;  and Vice President,
                                  First  National  Bank.  Mr.  Rose  earned  his
                                  undergraduate degree from Case Western Reserve
                                  University,   and  his  M.B.A.  from  Columbia
                                  University.

John R. Schultz            38     A fourth  generation  native of  Jacksonville,
                                  Florida.  Mr.  Schultz  is Vice  President  of
                                  Schultz Investments,  an investment management
                                  company.  He is the  Founder  and  Chairman of
                                  Schultz/Angelo   Group,   Inc.,  a  commercial
                                  general contractor and is co-owner of Schultz,
                                  Foster  and  Addison  Real  Estate,   Inc.,  a
                                  commercial  real estate  brokerage  firm.  Mr.
                                  Schultz is a graduate of The Bolles School and
                                  attended  the   University  of  Florida.   Mr.
                                  Schultz is a director  of  numerous  companies
                                  and   community    organizations,    including
                                  Southeast-Atlantic   Corporation  (Canada  Dry
                                  bottler/distributor  for Florida and Georgia),
                                  MOSH  (Jacksonville   Museum  of  Science  and
                                  History),    Metro   YMCA,    St.    Vincent's
                                  Foundation, and the Schultz Foundation.

Price W. Schwenck          59     Our Chief  Executive  Officer  until April 26,
                                  2000,  and  Chairman of the board of directors
                                  for  the  Bank.  Mr.   Schwenck  is  currently
                                  President and Chief  Executive  Officer of PCB
                                  Bancorp,  Inc.,  a multibank  holding  company
                                  located in  Pinellas  County,  Florida.  He is
                                  also President and Chief Executive  Officer of
                                  Premier   Community   Bank  of  Florida.   Mr.
                                  Schwenck  served  as  Regional  President  for
                                  First Union  National Bank in Ft.  Lauderdale,
                                  Florida,    from   1988   to   1994   and   in
                                  Jacksonville,  Florida,  from  1994  until  he
                                  retired in 1999.  Mr.  Schwenck  received  his
                                  Bachelors   degree   and   M.B.A.   from   the
                                  University of South Florida in 1966 and 1970, respectively, and his M.S. from the University of Miami in 1996.

Gary L. Winfield, M.D.     44     A  physician.  Dr.  Winfield has had an active
                                  family   practice   in   Jacksonville   Beach,
                                  Florida,  since 1989,  operating as Sandcastle
                                  Family Practice,  P.A. Dr. Winfield has served
                                  as  Vice  President  of  Medical  Affairs  for
                                  Anthem Health Plans of Florida,  a provider of
                                  health  insurance.  Dr. Winfield  received his
                                  undergraduate  degree from the  University  of
                                  Oklahoma  and is a graduate  of the College of
                                  Medicine of the University of Oklahoma.
CLASS 2  DIRECTORS
                                  Positions Held and Principal Occupations
Name                       Age    During the Past Five Years
----                       ---    ----------------------------------------

Rudolph A. Kraft           66     President and Chief Executive Officer of Kraft
                                  Holdings, Inc., a Mercedes-Benz dealership in south Florida and real estate investment and rental company, from November 1988 until June
                                  1998.  He is  part  owner  of  Kraft  Motorcar
                                  Company,  Inc.,  in  Gainesville,  Florida,  a
                                  Mercedes-Benz,  Jeep and Buick dealership. Mr.
                                  Kraft has served on the boards of a number of civic organizations. He currently serves as a Trustee/Overseer of Lassel College in Newton,
                                  Massachusetts.

R. C. Mills                64     Executive Vice  President and Chief  Operating
                                  Officer of Heritage Propane Partners,  L.P., a
                                  national distributor of propane gas. Mr. Mills
                                  is a graduate  of the  University  of Sarasota
                                  and  resides  in the  Jacksonville  area.  Mr.
                                  Mills has an extensive business background and
                                  is   experienced   in  business   mergers  and
                                  acquisitions, corporate finance and personnel management.

Gilbert J. Pomar, III      41     President and Chief Executive Officer for both
                                  the Company and the Bank.  Mr. Pomar joined us
                                  on March 10, 1999, and was previously employed
                                  by First Union National Bank in  Jacksonville.
                                  Mr. Pomar  joined First Union in 1991.  During
                                  his tenure with First  Union,  he was promoted
                                  to Senior  Vice  President/Commercial  Lending
                                  Manager in 1994 and head of Commercial Banking
                                  in  1996.  Mr.  Pomar's   banking   experience
                                  includes  four  years with  Southeast  Bank in
                                  West  Palm  Beach,  Florida  as a Real  Estate
                                  Workout  Officer  and four  years  with  First
                                  Chicago in Miami, Florida as a Commercial Real
                                  Estate Loan  Officer.  Mr.  Pomar is active in
                                  various  community   efforts,   including  the
                                  United  Way,  Boy  Scouts of  America  and the
                                  American Cancer Society. He is a graduate of the University of Florida, where he received his Bachelor of Science degree in Finance.

                                  Positions Held and Principal Occupations
Name                       Age    During the Past Five Years
----                       ---    ----------------------------------------

Donald E. Roller           64     Chairman of our board of directors.  President
                                  and Chief  Executive  Officer  of U.S.  Gypsum
                                  Company  from 1993 through  1996.  He was also
                                  Executive Vice  President of USG  Corporation.
                                  Mr.   Roller  has  had  much   experience   in
                                  directorship positions including having served as acting Chief Executive Officer and Chairman of the Audit Committee for Payless Cashways,
                                  Inc.

Charles F. Spencer         59     President of the International  Longshoremens
                                  Association,  Local 1408,  and Cottage  Street
                                  Land Trust, Inc., in Jacksonville, Florida. In
                                  addition, Mr. Spencer is Vice President of the
                                  South  Atlantic  and Gulf  Coast  District  of
                                  I.L.A.  and  Vice  President  at  Large of the
                                  Florida  AFL-CIO.  Mr.  Spencer is a member of
                                  the Jacksonville Sports Development  Authority
                                  appointed by the Mayor,  and currently  serves
                                  as its  Chairman of the Board.  He also serves
                                  on numerous other boards, including United Way
                                  of Northeast Florida,  the Committee of 100 of
                                  the Jacksonville  Chamber of Commerce,  the I.
                                  M.  Sulzbacher  Center For The  Homeless,  and
                                  Edward  Waters  College,  his alma mater.  Mr.
                                  Spencer  is  a  former  board  member  of  the
                                  Florida   Community  College  at  Jacksonville
                                  Foundation.

CLASS 3 DIRECTOR
                                  Positions Held and Principal Occupations
Name                       Age    During the Past Five Years
----                       ---    ----------------------------------------

 D.  Michael  Carter       49     Certified Public  Accountant and a graduate of
                                  Florida State University. Mr. Carter has lived
                                  in  Jacksonville,  Florida,  since 1975 and is
                                  the   Managing   Partner  of  an   established
                                  accounting   practice,   Carter,   Merolle   &
                                  Company,  P.A. Tax and audit  clients  include
                                  businesses, business owners and executives, as
                                  well  as  professionals.   The  practice  also
                                  provides  financial  planning,  investment and
                                  business counseling  services.  Before forming
                                  his firm in 1980, Mr. Carter had been a public
                                  accountant with two national accounting firms.
                                  Mr.   Carter  is  a  member  of  the  American
                                  Institute of Certified Public Accountants and the Florida Institute of Certified Public
                                  Accountants. He is active in the community, serving as a board member of Rotary Club of Oceanside and as a member of the Jacksonville
                                  Chamber of Commerce. Mr. Carter is a past board member of the Ronald McDonald House, past president of the Rotary Club of East
                                  Arlington,  past  president  of  the  Mandarin
                                  Business Association and past board member of Leadership Jacksonville Alumni, Inc.

Melvin Gottlieb            56     Past Chief  Executive  Officer  of  Gottlieb's
                                  Financial  Services,  Inc.,  a  subsidiary  of
                                  Medaphis Corporation, which provides emergency
                                  physician reimbursement services. Mr. Gottlieb
                                  is active in the community acting as President
                                  for the Jacksonville  Jewish Foundation,  Vice
                                  President   for  River   Garden   Hebrew  Home
                                  Foundation,  Vice  President  for  the  Jewish
                                  Community  Alliance,  Vice  President  of  the
                                  University   of  Florida   Business   Advisory
                                  Council,  and Director of the I.M.  Sulzbacher
                                  Center for the  Homeless.

James M. Healey            44     Partner   of   Mint   Magazine,    Inc.,   and
                                  Chattanooga     Mint,    Inc.,     direct-mail
                                  advertising firms. Before his association with
                                  Mint  Magazine,  Inc.,  Mr. Healey worked with
                                  Carnation    Food    Products,    Inc.,    and
                                  International  Harvester.  Mr. Healey attended
                                  Purdue University where he received a Bachelor
                                  of Arts degree from Purdue's  Business  School
                                  with   special   studies  in   Marketing   and
                                  Personnel. Mr. Healey has been a resident and an active member of the Jacksonville community since 1984.

John C. Kowkabany          59     A Jacksonville  based real estate investor and
                                  consultant.   Mr.  Kowkabany  has  significant
                                  private  and  public  sector   experience.   A
                                  resident of the city of Neptune Beach,  he has
                                  been  active in local  government,  serving as
                                  the  City's  Councilman  from 1985 to 1989 and
                                  then two four-year terms as Mayor from 1989 to
                                  1997. Mr. Kowkabany's public sector experience
                                  has provided him with experience and knowledge
                                  regarding   the  local   business   and  civic
                                  communities.  For many years Mr. Kowkabany has
                                  served  with  various  civic  and   charitable
                                  organizations as an officer or a director. Mr.
                                  Kowkabany graduated with a Bachelor of Arts degree from Jacksonville University.

Bennett A. Tavar           44     Owner  and   President  of  Logical   Business
                                  Systems, Inc., a computer sales and service firm located in Jacksonville, Florida. Mr.
                                  Tavar has been a resident of Jacksonville since 1982 and is active in a number of local civic organizations. OFFICERS

The following, in addition to Mr. Pomar who serves as a director, are our executive officers:

                                  Positions   Held  and  Principal   Occupations
Name                       Age    During the Past Five Years
----                       ---    --------------------------

Scott M. Hall              37     Executive   Vice  President  and  Senior  Loan
                                  Officer of the Bank.  Mr. Hall has 15 years of
                                  experience in the financial services industry.
                                  Before  joining the Bank, he was employed with
                                  First Union National Bank in Jacksonville  for
                                  8 years as Vice  President/Commercial  Banking
                                  Relationship Manager. His community activities
                                  include the  Jacksonville  Chamber of Commerce
                                  and Habitat for  Humanity,  and he is a member
                                  of  the   Clay   County   General   Government
                                  Committee. Mr. Hall is a graduate of the University of North Florida, where he received his Bachelor of Business Administration degree in Finance.

                                  Positions   Held  and  Principal   Occupations
Name                       Age    During the Past Five Years
----                       ---    --------------------------

Cheryl L. Whalen         40       Executive Vice  President and Chief  Financial
                                  Officer for both the Company and the Bank. Ms.
                                  Whalen is also  Chief  Administrative  Officer
                                  and Cashier of the Bank, and has over 20 years
                                  of  experience   in  the  financial   services
                                  industry.  From March 1990 until  March  1999,
                                  Ms. Whalen was with the O'Neil Companies and Merchants and Southern Bank in Gainesville,
                                  Florida; initially as Senior Vice President and Cashier, and later as Executive Vice
                                  President  and Chief  Financial  Officer,  and
                                  President of O'Neil Management Services,  Inc.
                                  Ms. Whalen has a Certified Internal Auditor designation and is a graduate of Florida State
                                  University, where she received her Bachelor of Science degree in Accounting.

DIRECTOR COMPENSATION

No compensation is currently paid to any of our directors for their services. Depending on our future financial condition and other factors, our board of directors may determine that reasonable fees or compensation are appropriate. In that event, it is likely that directors would receive compensation, such as meeting fees, which would be consistent with the compensation paid to directors of bank holding companies and banks of similar size. Our directors participate in the Stock Option Plan.


Of the 152,599 shares of common stock that may be issued upon exercise of options granted under our Stock Option Plan, the organizing directors were granted options to purchase a total of 65,000 shares, allocated based on the directors' efforts during the organization period. Since the number of shares issuable to directors were fully allocated to the organizing directors, directors joining the board after the organization period were not granted any options. In June 2001, the organizing directors agreed to cancel their outstanding options, and the board decided to grant new options to purchase an aggregate of 65,000 shares in 14 equal shares, one for each of the 13 current outside directors and one to be held for grant to the next person joining the board. These new options were granted in October 2001 at the same $10.00 option exercise price, the same expiration date (November 9, 2009), and all other terms remained the same as the original options granted to the organizing directors. The $10.00 per share option price was greater than the closing price of our common stock on the date of grant. Accordingly, we have granted each of our outside directors options to purchase 4,643 shares of our common stock, except for Mr. Schwenck who agreed to be granted an option for two fewer shares, or 4,641, in order that the total of 65,000 shares would remain constant.

                             EXECUTIVE COMPENSATION
                             ----------------------

The following table sets forth the cash compensation paid or accrued by us, as well as certain other compensation paid or accrued for the fiscal years ended December 31, 2000, 1999, and 1998, for services in all capacities, to the individuals who served as our Chief Executive Officer during 2000 and the individual who served as Senior Loan Officer of the Bank. Mr. Schwenck served as our Chief Executive Officer from June 14, 1999, through April 26, 2000. Mr. Pomar joined the Bank as its President on March 10, 1999, and assumed the role of Chief Executive Officer on June 14, 1999. He became the Company's President on July 20, 1999, and Chief Executive Officer on April 26, 2000. Executive Vice President, Scott M. Hall, has served as Commercial Loan Officer of the Bank beginning in May 1999 and Senior Loan Officer since September 1999.


                         SUMMARY COMPENSATION TABLE (1)

                                                                                                     Long Term Compensation
                                                                                                     ----------------------
                                                               Annual Compensation               Awards                Payouts
                                                               -------------------               ------                -------
                Name and                                                                       Securities             All Other
                Principal                                   Salary            Bonus            Underlying            Compensation
                Position                      Year            ($)              ($)          Options/SARs (#)             ($)
----------------------------------------------------------------------------------------------------------------------------------
Gilbert J. Pomar, III, President and          2000          125,000          35,000               0                     9,700 (2)
    Chief Executive Officer                   1999           94,913          50,000            30,000                   3,744
                                              1998            N/A             N/A                N/A                    N/A
----------------------------------------------------------------------------------------------------------------------------------
Price W. Schwenck, Chairman of the Bank       2000          20,000             0                  0                      0
    and former Chief Executive Officer        1999          20,000             0                8,559 (3)                0
    of the Company                            1998            N/A             N/A                N/A                    N/A
----------------------------------------------------------------------------------------------------------------------------------
Scott M. Hall, Executive Vice President       2000          94,667           20,000               0                    6,880 (2)
    and Senior Loan Officer of the Bank       1999          53,364             0               12,500                  3,080
                                              1998            N/A             N/A                N/A                    N/A
----------------------------------------------------------------------------------------------------------------------------------

(1) Columns relating to "other annual compensation," "restricted stock awards," and "LTIP payouts" have been deleted because no compensation required to be reported in such columns was awarded to, earned by, or paid to the named executives during the periods covered by such columns. Non-cash perquisites are not disclosed in this table because the aggregate value does not exceed the lesser of $50,000 or 10% of total annual salary and bonus.
(2) The amounts shown in the column for 2000 for Mr. Pomar consist of a matching contribution to the 401(k) plan of $7,660 and our payment of medical and dental insurance premiums of $2,040. The amount shown in the column for Mr. Hall consists of a matching contribution to the 401(k) plan of $6,880.
(3) Upon his resignation as our Chief Executive Officer, Mr. Schwenck voluntarily forfeited his 8,559 options back to us without remuneration.

The following table sets forth information regarding stock options exercised in 2000 by each of the named executive officers and the value of the unexercised options held by these individuals as of December 31, 2000, based on the market value ($8.75) of the common stock on December 28, 2000, the last day in 2000 that trades in our common stock were reported on the OTC Bulletin Board.

AGGREGATE OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR END OPTION VALUES

                           Shares                             Number of Securities
                           Acquired on      Value            Underlying Unexercised      Value of Unexercised In The
         Name              Exercise (#)     Realized ($)      Options at 12/31/00        Money Options at 12/31/00
         ----              ------------     ------------      -------------------        -------------------------
                                                            Exercisable/Unexercisable     Exercisable/Unexercisable
                                                            -------------------------     -------------------------
Gilbert J. Pomar, III           0              $ 0                10,000 / 20,000                 $ 0 / $ 0
Price W. Schwenck               0              $ 0                     0 / 0                      $ 0 / $ 0
Scott M. Hall                   0              $ 0                2,500 / 10,000                  $ 0 / $ 0

EMPLOYMENT AGREEMENT

On March 3, 1999, we entered into an employment agreement with Mr. Pomar (the "Pomar Agreement") which provides that he will serve as the President of the Bank. The Pomar Agreement has a rolling one year term, provided Mr. Pomar's employment term ends on his 65th birthday, and provides for an annual base salary of $120,000 plus annual increases and participation in our stock option plans, stock ownership plans, profit sharing plans, and 401(k) plans, as made available to our employees and executives. Additionally, we pay Mr. Pomar's medical and dental insurance premiums. In his first year of employment, Mr. Pomar was eligible to receive an annual bonus in an amount up to 25% of his annual base salary subject to his meeting goals and objectives as determined by the board. Mr. Pomar is also eligible to participate in any bonus plan we develop in the future. We also agreed to provide Mr. Pomar with a $25,000 signing bonus and a stock option grant depending upon proceeds from our initial public offering. The Pomar Agreement contains a 6 month noncompetition provision against employment within the financial services industry with any person seeking to organize a financial institution in Duval or Clay counties.

If we terminate Mr. Pomar's employment for a reason other than for "just cause" (as defined in the Pomar Agreement), death or disability, or if Mr. Pomar terminates his employment for "good reason" (as defined), then we must pay Mr. Pomar an amount equal to his annual base salary and any bonus to which he would have been entitled under the Pomar Agreement. If Mr. Pomar's employment is terminated as a result of a "change in control" (as defined) or a change in control occurs within 12 months of his involuntary termination or termination for good reason, then he is entitled to a severance payment equal to 2.99 times his current annual base salary plus any incentive compensation to which he was entitled under the Pomar Agreement. These payments will be made in substantially equal semi-monthly installments until paid in full. In addition, upon a change in control, all unvested options shall become immediately vested on the day immediately preceding the effective date of the change in control. Furthermore, unless Mr. Pomar is terminated for just cause, under certain banking regulatory requirements or under a termination of employment by Mr. Pomar for other than good reason, we are also required to maintain in full force and effect all employee benefit plans in which he was participating before termination for the lesser of the remainder of the Pomar Agreement or 12 months. The Pomar Agreement also contains provisions required under certain banking regulations that suspend or terminate the Pomar Agreement upon certain banking regulatory findings or actions.

   SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS, DIRECTORS, AND MANAGEMENT
   --------------------------------------------------------------------------

The following table indicates the common stock beneficially owned by our executive officers and directors as of December 1, 2001. There are no persons other than R.C. Mills, a board member, known to us to beneficially own more than five percent of our common stock as of December 1, 2001.


                                               Amount and Nature of             Percent of Shares of
Director or Executive Officer                Beneficial Ownership (1)         Common Stock Outstanding
-----------------------------                ------------------------         ------------------------
D. Michael Carter                                     20,143                            1.97%
Melvin Gottlieb                                       49,743                            4.87%
Scott M. Hall                                          5,300                            0.52%
James M. Healey                                       32,143                            3.15%
John C. Kowkabany                                     29,893                            2.93%
Rudolph A. Kraft                                      24,643                            2.41%
R. C. Mills                                           53,643                            5.25%
Gilbert J. Pomar, III                                 25,000                            2.41%
Donald E. Roller                                      29,643                            2.90%
John W. Rose                                          34,643                            3.39%
John R. Schultz                                       29,643                            2.90%
Price W. Schwenck                                     29,641                            2.90%
Charles F. Spencer                                    19,643                            1.92%
Bennett A. Tavar                                      27,543                            2.70%
Gary L. Winfield, M.D                                 22,143                            2.17%
All executive officers and directors as
  a group (16 persons)                               438,737                           39.62%

(1) Under the rules of the SEC, the determinations of "beneficial ownership" of our common stock are based upon Rule 13d-3 under the Exchange Act, which provides that shares will be deemed to be "beneficially owned" where a person has, either solely or in conjunction with others, the power to vote or to direct the voting of shares and/or the power to dispose, or to direct the disposition of shares, or where a person has the right to acquire any such power within 60 days after the date such beneficial ownership is determined. Shares of our common stock that a beneficial owner has the right to acquire within 60 days under the exercise of the options are deemed to be outstanding for the purpose of computing the percentage ownership of such owner but are not deemed outstanding for the purpose of computing the percentage ownership of any other person. All amounts are determined as of December 1, 2001, when there were 1,017,066 shares outstanding. The amounts shown above include 4,643 options exercisable within 60 days of December 1, 2001, for each director other than Mr. Pomar, whose beneficial ownership includes options to purchase 20,000 shares, and Mr. Schwenck whose beneficial ownership includes options to purchase 4,641 shares. The amounts shown for Mr. Hall include options to purchase 5,000 shares, and for all directors and officers as a group, options to purchase 90,357 shares. The amount shown for Mr. Schultz includes 5,000 shares owned by the Schultz Foundation. Mr. Schultz serves as an officer and director of the Schultz Foundation. Unless otherwise noted, all shares are held directly by the director or executive officer, or in some cases by their family members sharing the same household.

                                STOCK OPTION PLAN
                                -----------------

The purpose of our Stock Option Plan (the "Plan") is to advance our best interests by providing long-term incentives to our directors, officers, senior management and key employees. Employees, officers and directors who are designated by the committee empowered by the board of directors to handle compensation issues are eligible to receive options under the Plan. Options granted under the Plan may either be incentive stock options, "ISO's", (options that afford favorable tax treatment to recipients and that do not normally result in tax deductions to us) or non-qualified stock options, "NSO's", (options that do not afford recipients favorable tax treatment). Awards to non-employee directors may only be in the form of NSO's.

The aggregate number of shares of common stock reserved for issuance under the exercise of options which may be granted or issued under the terms of the Plan may not exceed 152,599 shares. All but 16,742 shares available for issuance under the Plan have been granted. The options have been granted to thirteen outside directors, three executive officers, and six key employees. The options granted to directors are exercisable immediately at an exercise price of $10 per share and expire on November 9, 2009. The options granted to executive officers, other than Mr. Pomar, have an exercise price of $10, vest in five equal annual installments beginning on the first anniversary of the grant date, and have a term of ten years. The options granted Mr. Pomar have an exercise price of $10, vest in three equal annual installments beginning on the first anniversary of the grant date, and have a term of ten years. The Plan provides that the option price per share must be at least the "fair market value" of the common stock on the date the option is granted. The fair market value on any date means the average of the high and low sales prices of the shares of common stock on that date on the principal national securities exchange on which such shares of common stock are listed or admitted to trading. If the shares are not so listed or admitted to trading, the fair market value will be established in good faith by our board of directors or, in the case of ISO's, in accordance with Section 422 of the Internal Revenue Code. Options are exercisable in whole or part after completion of such periods of service as the Compensation Committee specifies when granting the options. In the absence of any Compensation Committee specification, 20% of the options become exercisable on the first anniversary of the date of grant. On each of the next four anniversaries of the date of grant, an additional 20% of the options become exercisable. The term of the option shall not exceed ten years from the date of grant.

The board of directors may discontinue the Plan at any time, and may amend it from time to time, but no amendment, without approval by stockholders, may (1) increase the total number of shares which may be issued under the Plan, except in connection with a reorganization, stock split, dissolution, merger, spin-off or other change in capitalization, (2) change the class of employees to whom awards may be made, or (3) cause awards under the Plan to no longer comply with Rule 16b-3 of the Securities Exchange Act of 1934, as amended (the "Exchange Act") or any other federal or state statutory or regulatory requirements.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
                 ----------------------------------------------

Logical Business Systems, Inc., which is owned by Director Bennett Tavar, has provided us with computers and computer-related services, and will continue to do so. In 2000, Logical Business Systems, Inc., provided us with such services totaling approximately $11,380. We obtained these services at rates significantly discounted from market rates.approximately $11,380. We obtained these services at rates significantly discounted from market rates.

During the last fiscal year, we loaned funds to certain of our directors and their related interests in the ordinary course of business, on substantially the same terms as those prevailing at the time for comparable transactions with other customers, and which did not involve more than the normal risk of collectibility or present other unfavorable features.

                                LEGAL PROCEEDINGS
                                -----------------

There are no material pending legal proceedings to which we are a party or to which any of our properties are subject; nor are there material proceedings known to be contemplated by any governmental authority; nor are there material proceedings known to us, pending or contemplated, in which any of our directors, officers, affiliates or any principal security holders, or any associate of any of the foregoing, is a party or has an interest adverse to us.

                                 INDEMNIFICATION
                                 ---------------

Our articles of incorporation provide for the indemnification of directors and executive officers to the maximum extent permitted by Florida law as authorized by the board of directors. The articles also provide for the advancement of expenses incurred in connection with the defense of any action, suit or proceeding that a director or executive officer was a party to because he or she is or was our director or executive officer, upon the receipt of an undertaking, or promise, to repay such amount, unless it is ultimately determined that the individual is not entitled to indemnification.

Our bylaws provide that we shall indemnify our officers, directors and employees, but not our agents unless specifically approved in writing by the board of directors, to the fullest extent authorized by Section 607.0850 of the FBCA as it now exists or may thereafter be amended. This includes, but is not limited to, any person who was or is made a party or is threatened to be made a party to any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was our director or officer, or is or was serving at our request as a director, officer, employee or agent of another bank or affiliated entity. Such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent; provided, however, that we shall indemnify any such person seeking indemnity in connection with an action, suit or proceeding initiated by such person only if such action, suit or proceeding was authorized by our board of directors.

Our bylaws specifically provide that we may maintain insurance, at our expense, to protect us and our directors, officers, employees, or agents, against any liability asserted against and incurred by them in their capacity as directors, officers, employees, or agents, whether or not we would have had the power to indemnify against such liability.


Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons under the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

                             ADDITIONAL INFORMATION
                             ----------------------

We file annual, quarterly, and special reports, proxy statements, and other information with the SEC. This Prospectus constitutes a part of a registration statement filed by us with the SEC. This Prospectus omits certain of the information contained in the registration statement, and we refer you to the registration statement and the related exhibits for further information with respect to us and the securities offered under this Prospectus. Any statements in this Prospectus concerning any exhibit are not necessarily complete and in such instances we refer you to the copy of such exhibit filed with the SEC. Each statement is qualified in its entirety by such reference.

You can obtain and copy the registration statement, including the exhibits, in person or by mail, by paying prescribed rates at the Public Reference Room of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549, or at the SEC's regional offices located at 1401 Brickell Avenue, Suite 200, Miami, Florida 33131. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains a World Wide Web site (at http://www.sec.gov) that contains reports, proxy and information statements that are filed electronically with the SEC.


You may obtain more information about us and our products at our website located at www.jaxbank.com. If you would like a copy of our Prospectus or our latest annual report to stockholders, which includes our audited financial statements, please contact our Corporate Secretary, Cheryl L. Whalen, at 76 South Laura
Street, Suite 104, Jacksonville, Florida 32202, (904) 421-3040, cwhalen@jaxbank.com.


                                     EXPERTS

Our consolidated financial statements included in this registration statement have been reviewed by Hacker Johnson & Smith, P.A., independent accountants, for the periods indicated in their report thereon appearing in this registration statement. The consolidated financial statements audited by Hacker Johnson & Smith, P.A., have been included in this registration statement in reliance on their report, given upon their authority as experts in accounting and auditing.

                                  LEGAL MATTERS

The validity of the common stock offered hereby is being passed upon for us by our legal counsel, McGuireWoods LLP, 50 N. Laura Street, Bank of America Tower, Suite 3300, Jacksonville, Florida 32202.

                   FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA
                   -------------------------------------------

                   JACKSONVILLE BANCORP, INC., AND SUBSIDIARY

                   Index to Consolidated Financial Statements


                                                                                                                                Page

Independent Auditors' Report.....................................................................................................F-2

Consolidated Balance Sheets, December 31, 2000 and 1999, and
      (Unaudited) September 30, 2001.............................................................................................F-3

Consolidated Statements of Operations for the Years Ended
      December 31, 2000 and 1999, and (Unaudited) for the
      Nine Months Ended September 30, 2001 and 2000..............................................................................F-4

Consolidated Statements of Stockholders' Equity for the Years Ended
      December 31, 2000 and 1999, and (Unaudited) for the
      Nine Months Ended September 30, 2001.......................................................................................F-5

Consolidated Statements of Cash Flows for the Years Ended
      December 31, 2000 and 1999, and (Unaudited) for the
      Nine Months Ended September 30, 2001 and 2000..............................................................................F-6

Notes to Consolidated Financial Statements for the Years Ended
      December 31, 2000 and 1999, and (Unaudited) for the
      Nine Months Ended September 30, 2001 and 2000.......................................................................F-7 - F-17


All schedules are omitted because of the absence of the conditions under which they are required or because the required information is included in the Consolidated Financial Statements and related Notes.

                         Independent Auditors' Report





Board of Directors
Jacksonville Bancorp, Inc.
Jacksonville, Florida

     We have audited the accompanying consolidated balance sheets of Jacksonville Bancorp, Inc., and Subsidiary (the "Company") at December 31, 2000 and 1999, and the related consolidated statements of operations, stockholders' equity, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of the Company at December 31, 2000 and 1999, and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.





HACKER, JOHNSON & SMITH PA
Tampa, Florida
February 23, 2001

                   JACKSONVILLE BANCORP, INC., AND SUBSIDIARY

                           Consolidated Balance Sheets
                (Dollars in thousands, except per share amounts)


                                                                                     September 30,               December 31,
                                                                                     -------------               ------------
                                                                                         2001               2000              1999
                                                                                         ----               ----              ----
                                                                                      (Unaudited)

Assets
------

Cash and due from banks..................................................               $ 2,543            $ 2,235          $ 1,447
Federal funds sold.......................................................                   112                150               32
                                                                                         ------             ------            -----
         Total cash and cash equivalents.................................                 2,655              2,385            1,479

Securities available for sale............................................                 6,782              3,095            1,955
Securities held to maturity..............................................                    50                 50               50
Loans, net of allowance for loan losses of $534 in 2001, $344 in 2000,
    and $80 in 1999......................................................                53,560             34,183            7,968
Accrued interest receivable..............................................                   389                257              104
Premises and equipment, net..............................................                 3,370              3,554            1,997
Federal Home Loan Bank stock, at cost....................................                    63                 37                -
Deferred income taxes....................................................                 1,389              1,292              874
Other assets.............................................................                   257                183              141
                                                                                         ------             ------            -----

         Total assets....................................................               $68,515           $ 45,036         $ 14,568
                                                                                        =======           ========         ========

Liabilities and Stockholders' Equity
------------------------------------

Liabilities:
     Noninterest-bearing demand deposits.................................              $ 10,099            $ 7,750          $ 2,204
     Money market, NOW and savings deposits..............................                21,623             16,493            3,539
     Time deposits                                                                       27,920             13,098              431
                                                                                         ------             ------            -----

         Total  deposits.................................................                59,642             37,341            6,174

     Borrowings..........................................................                 1,250                  -                -
     Other liabilities...................................................                   245                156              155
                                                                                         ------             ------            -----

         Total liabilities...............................................                61,137             37,497            6,329
                                                                                         ------             ------            -----

Commitments and contingencies (Notes 4, 7, and 11)

Stockholders' equity:
     Preferred stock, $.01 value; 2,000,000 shares authorized,
         none issued or outstanding......................................                     -                  -                -
     Common stock, $.01 par value; 8,000,000 shares authorized,
         1,017,066 shares issued and outstanding.........................                    10                 10               10
     Additional paid-in capital..........................................                 9,705              9,705            9,705
     Accumulated deficit.................................................                (2,377)            (2,179)          (1,448)
     Accumulated other comprehensive income (loss).......................                    40                  3              (28)
                                                                                         ------             ------            -----
         Total stockholders' equity......................................                 7,378              7,539            8,239
                                                                                         ------             ------            -----

         Total liabilities and stockholders' equity......................              $ 68,515            $45,036         $ 14,568
                                                                                       ========            =======         ========

See Accompanying Notes to Consolidated Financial Statements.

                   JACKSONVILLE BANCORP, INC., AND SUBSIDIARY

                      Consolidated Statements of Operations
                (Dollars in thousands, except per share amounts)


                                                                                  Nine Months Ended                 Years Ended
                                                                                    September 30,                   December 31,
                                                                                    -------------                   ------------
                                                                                  2001           2000           2000           1999
                                                                                  ----           ----           ----           ----
                                                                                                     (Unaudited)
Interest income:
     Loans................................................................  $    2,712     $    1,024     $    1,760     $      158
     Securities...........................................................         226            110            165             68
     Other interest-earning assets........................................          74            110            127            172
                                                                                 -----          -----          -----            ---

         Total interest income............................................       3,012          1,244          2,052            398
                                                                                 -----          -----          -----            ---

Interest expense:
     Deposits.............................................................       1,472            485            884             57
     Other borrowings.....................................................          10              1              5             45
                                                                                 -----          -----          -----            ---

         Total interest expense...........................................       1,482            486            889            102
                                                                                 -----          -----          -----            ---

         Net interest income..............................................       1,530            758          1,163            296

Provision for loan losses.................................................         190            165            264             80
                                                                                 -----          -----          -----            ---

         Net interest income after provision for loan losses..............       1,340            593            899            216
                                                                                 -----          -----          -----            ---

Noninterest income:
     Fees and service charges on deposit accounts.........................         202            121            161             30
     Other................................................................         112             50            100             25
                                                                                 -----          -----          -----            ---

         Total noninterest income.........................................         314            171            261             55
                                                                                 -----          -----          -----            ---

Noninterest expense:
     Salaries and employee benefits.......................................         993            830          1,142          1,035
     Occupancy expense....................................................         389            322            450            205
     Professional fees....................................................          59             67            102            390
     Data processing......................................................         267            131            197            122
     Travel and entertainment.............................................          17             12             34             89
     Printing and office supplies.........................................          41             61             80             45
     Telephone expenses...................................................          40             33             49             32
     Advertising  ........................................................          17             72             82             27
     Courier, freight and postage.........................................          45             67             79             25
     Other................................................................         103             89            111            109
                                                                                 -----          -----          -----            ---

         Total noninterest expense........................................       1,971          1,684          2,326          2,079
                                                                                 -----          -----          -----          -----

Loss before income tax benefit............................................        (317)          (920)        (1,166)        (1,808)

         Income tax benefit...............................................        (119)          (343)          (436)          (685)
                                                                                 -----          -----          -----            ---

Net loss..................................................................  $     (198)    $     (577)    $     (730)    $   (1,123)
                                                                            ==========     ==========     ==========     ==========

Loss per share, basic and diluted.........................................  $     (.19)    $     (.57)    $     (.72)    $    (1.84)
                                                                            ==========     ==========     ==========     ==========

Weighted average number of common shares outstanding for basic
         and diluted                                                         1,017,066      1,017,066      1,017,066        610,365
                                                                             =========      =========      =========        =======

See Accompanying Notes to Consolidated Financial Statements.

                   JACKSONVILLE BANCORP, INC., AND SUBSIDIARY

                 Consolidated Statements of Stockholders' Equity
Years Ended December 31, 2000 and 1999, and Nine Months Ended September 30, 2001
                                  (Unaudited)
                             (Dollars in thousands)

                                                                                                      Accumulated
                                                                          Additional                    Other            Total
                                                Preferred     Common      Paid-In      Accumulated   Comprehensive    Stockholders'
                                                Stock         Stock       Capital        Deficit     Income (Loss)      Equity
                                                -----         -----       -------        -------     -------------      ------
Balance at December 31, 1998...............      $   -    $      -      $        -   $     (325)     $        -       $      (325)
                                                                                                                      -----------
Comprehensive income:
   Net loss................................          -           -               -       (1,123)              -            (1,123)

   Change in unrealized gain (loss) on
     securities available for sale,
     net of tax of $17.....................          -           -               -            -             (28)              (28)
                                                                                                                      -----------
   Comprehensive income (loss).............                                                                                (1,151)
                                                                                                                      -----------
Issuance of 1,017,066 shares of common
   stock, net of offering expenses of $455.          -          10           9,705            -               -             9,715
                                                 -----    --------      ----------   ----------      ----------       -----------

Balance at December 31, 1999...............          -          10           9,705       (1,448)            (28)            8,239
                                                                                                                      -----------
Comprehensive income:
   Net loss................................          -           -               -         (731)              -              (731)

   Change in unrealized gain (loss) on
     securities available for sale,
     net of tax of $19.....................          -           -               -            -              31                31
                                                                                                                      -----------
   Comprehensive income (loss).............                                                                                  (700)
                                                 -----    --------      ----------   ----------      ----------       -----------
Balance at December 31, 2000...............          -          10           9,705       (2,179)              3             7,539
                                                                                                                      -----------
   Net loss (unaudited)....................          -           -               -         (198)              -              (198)

   Change in unrealized gain (loss) on
     securities available for sale,
     net of tax of $22 (unaudited).........          -           -               -            -              37                37
                                                                                                                      -----------
   Comprehensive income (loss)
     (unaudited)...........................                                                                                  (161)
                                                 -----    --------      ----------   ----------      ----------       -----------
Balance at September 30, 2001
   (Unaudited).............................      $   -    $     10      $    9,705   $   (2,377)      $      40       $     7,378
                                                 =====    ========   =============    ==========      =========       ===========


See Accompanying Notes to Consolidated Financial Statements.

                   JACKSONVILLE BANCORP, INC., AND SUBSIDIARY

                      Consolidated Statements of Cash Flows
                             (Dollars in thousands)


                                                                                    Nine Months Ended            Year Ended
                                                                                      September 30,               December 31,
                                                                                      -------------               ------------
                                                                                  2001             2000          2000         1999
                                                                                  ----             ----          ----         ----
                                                                                       (Unaudited)
Cash flows from operating activities:
     Net loss...........................................................         $   (198)       $  (577)      $  (730)     $(1,123)
     Adjustments to reconcile net loss to net cash used in
        operating activities:
           Depreciation and amortization................................              206            152           216           81
           Provision for loan losses....................................              190            165           264           80
           Credit for deferred income taxes.............................             (119)          (343)         (436)        (685)
           Net change in deferred loan costs (fees).....................                3            (68)          (41)          11
           Net amortization of securities...............................                -              -            (1)           -
           Increase in accrued interest receivable and other assets.....             (206)          (145)         (195)        (150)
           Increase (decrease) in other liabilities.....................               89            814            -          (185)
                                                                                 --------        -------       -------      -------

                  Net cash used in operating activities.................              (35)            (2)         (923)      (1,971)
                                                                                 --------        -------       -------      -------
Cash flows from investing activities:
     Purchases of securities available for sale.........................           (6,180)        (1,116)       (2,116)      (2,000)
     Proceeds from calls and paydowns of securities available for sale..            2,552              -         1,026            -
     Purchases of securities held to maturity...........................                -              -             -          (50)
     Net increase in loans..............................................          (19,570)       (16,547)      (26,438)      (8,059)
     Purchases of premises and equipment, net...........................              (22)        (1,703)       (1,773)        (744)
     Purchase of Federal Home Loan Bank stock...........................              (26)           (37)          (37)           -
                                                                                 --------        -------       -------      -------

                  Net cash used in investing activities.................          (23,246)       (19,403)      (29,338)     (10,853)

Cash flows from financing activities:
     Net increase in deposits...........................................           22,301         20,566        31,167        6,174
     Net increase (decrease) in other borrowings........................            1,250             74             -       (1,615)
     Net proceeds from sale of common stock.............................                -              -             -        9,715
                                                                                 --------        -------       -------      -------

                  Net cash provided by financing activities.............           23,551         20,640        31,167       14,274
                                                                                 --------        -------       -------      -------

Net increase in cash and cash equivalents...............................              270          1,235           906        1,450

Cash and cash equivalents at beginning of period........................            2,385          1,479         1,479           29
                                                                                 --------        -------       -------      -------
Cash and cash equivalents at end of period..............................         $  2,655        $ 2,714       $ 2,385      $ 1,479
                                                                                 ========        =======       =======      =======

Supplemental disclosure of cash flow information:
     Cash paid during the period for:
           Interest.....................................................         $  1,426        $   472       $   858      $   123
                                                                                 ========        =======       =======      =======
           Income taxes.................................................         $      -        $     -       $     -      $     -
                                                                                 ========        =======       =======      =======

Noncash transaction:
     Accumulated other comprehensive income (loss), change
           in unrealized gain (loss) on securities available for sale,
           net of tax...................................................         $     37        $     7       $    31      $   (28)
                                                                                 ========        =======       =======      =======

See Accompanying Notes to Consolidated Financial Statements.

                   JACKSONVILLE BANCORP, INC., AND SUBSIDIARY

                   Notes to Consolidated Financial Statements
December  31,  2000 and 1999,  and Years Then  Ended,  and  September  30,  2001
                                  (Unaudited),
        and the Nine Months Ended September 30, 2001 and 2000 (Unaudited)

(1) Summary of Significant Accounting Policies

    The accompanying consolidated financial statements at September 30, 2001, and for the nine month periods ended September 30, 2001 and 2000 are unaudited; however, in the opinion of management, all adjustments necessary for the fair presentation of the financial statements have been included. All such adjustments are of a normal recurring nature. The results for the nine months ended September 30, 2001, are not necessarily indicative of the results which may be expected for the entire year.

    Organization. Jacksonville Bancorp, Inc. (the "Holding Company"), was incorporated on October 24, 1997, in the State of Florida. The Holding Company is a one-bank holding company and owns 100% of the outstanding shares of The Jacksonville Bank (the "Bank"). The Holding Company's only business is the ownership and operation of the Bank. The Bank is a Florida state-chartered commercial bank which opened for business May 28, 1999. Its deposits are insured by the Federal Deposit Insurance Corporation. The Bank provides a variety of community banking services to businesses and individuals through its three offices in Jacksonville, Florida. During 2000, the Bank formed Fountain Financial, Inc., (the "Insurance Agency"), a wholly owned subsidiary, whose primary business activities consist of referral of customers of the Bank to third parties for sale of insurance products.

    Basis of Presentation. The accompanying consolidated financial statements of the Company include the accounts of the Holding Company, the Bank, and the Insurance Agency (collectively, the "Company"). All significant intercompany accounts and transactions have been eliminated in consolidation. The accounting and reporting practices of the Company conform to accounting principles generally accepted in the United States of America and to general practices within the banking industry.

    Use of Estimates. In preparing consolidated financial statements in conformity with accounting principles generally accepted in the United States of America, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities as of the date of the balance sheet and reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Material estimates that are particularly susceptible to significant change in the near term relate to the determination of the allowance for loan losses and deferred tax assets.

    Cash and Cash Equivalents. For purposes of the consolidated statements of cash flows, cash and cash equivalents include cash, and balances due from banks and federal funds sold, both of which mature within ninety days.

    Securities. The Company may classify its securities as either trading, held to maturity or available for sale. Trading securities are held principally for resale and recorded at their fair values. Unrealized gains and losses on trading securities are included immediately in earnings. Held-to-maturity securities are those which the Company has the positive intent and ability to hold to maturity and are reported at amortized cost. Available-for-sale securities consist of securities not classified as trading securities nor as held-to-maturity securities. Unrealized holding gains and losses, net of tax, on available-for-sale securities are excluded from operations and reported in other comprehensive income (loss). Gains and losses on the sale of available-for-sale securities are recorded on the trade date and are determined using the specific identification method. Premiums and discounts on securities are recognized in interest income using the interest method over the period to maturity.

    Loans. Loans that management has the intent and ability to hold for the foreseeable future or until maturity or payoff are reported at their outstanding principal adjusted for any charge-offs, the allowance for loan losses, deferred fees or costs on originated loans, and unamortized premiums or discounts on purchased loans. Loan origination fees are deferred and certain direct origination costs are capitalized and both are recognized as an adjustment of the yield of the related loan.

    The accrual of interest on loans is discontinued at the time the loan is ninety days delinquent unless the loan is well-collateralized and in process of collection. In all cases, loans are placed on nonaccrual or charged off at an earlier date if collection of principal or interest is considered doubtful.

    All interest accrued but not collected for loans that are placed on nonaccrual or charged off is reversed against interest income. The interest on these loans is accounted for on the cash basis or cost-recovery method, until qualifying for return to accrual. Loans are returned to accrual status when all the principal and interest amounts contractually due are brought current and future payments are reasonably assured.

    Allowance for Loan Losses. The allowance for loan losses is established as losses are estimated to have occurred through a provision for loan losses charged to operations. Loan losses are charged against the allowance when management believes the uncollectibility of a loan balance is confirmed. Subsequent recoveries, if any, are credited to the allowance.

    The allowance for loan losses is evaluated on a regular basis by management and is based upon management's periodic review of the collectibility of loans in light of historical experience, the nature and volume of the loan portfolio, adverse situations that may affect the borrower's ability to repay, estimated value of any underlying collateral, and prevailing economic conditions. This evaluation is inherently subjective as it requires estimates that are susceptible to significant revision as more information becomes available.
                                                                     (continued)

                   JACKSONVILLE BANCORP, INC., AND SUBSIDIARY

(1) Summary of Significant Accounting Policies, Continued

    Allowance for Loan Losses, continued. A loan is considered impaired when, based on current information and events, it is probable that the Company will be unable to collect the scheduled payments of principal or interest when due according to the contractual terms of the loan agreement. Factors considered by management in determining impairment include payment status, collateral value, and the probability of collecting scheduled principal and interest payments when due. Loans that experience insignificant payment delays and payment shortfalls generally are not classified as impaired.
    Management determines the significance of payment delays and payment shortfalls on a case-by-case basis, taking into consideration all of the circumstances surrounding the loan and the borrower, including the length of the delay, the reasons for the delay, the borrower's prior payment record, and the amount of the shortfall in relation to the principal and interest owed. Impairment is measured on a loan by loan basis for significant commercial loans by either the present value of expected future cash flows discounted at the loan's effective interest rate, the loan's obtainable market price, or the fair value of the collateral if the loan is collateral dependent. Large groups of smaller balance homogeneous loans are collectively evaluated for impairment. Accordingly, the Company does not separately identify individual consumer and residential loans for impairment disclosures.

    Income Taxes. Deferred income tax assets and liabilities are recorded to reflect the tax consequences on future years of temporary differences between revenues and expenses reported for financial statements and those reported for income tax purposes. Deferred tax assets and liabilities are measured using the enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be realized or settled. Valuation allowances are provided against assets which are not likely to be realized.

    The Holding Company and its subsidiaries file a consolidated income tax return. Income taxes are allocated proportionately to the Holding Company and subsidiaries as though separate income tax returns were filed.

    Premises and Equipment. Land is carried at cost. Building and leasehold improvements, furniture, fixtures and equipment are stated at cost less accumulated depreciation and amortization. Depreciation and amortization are computed using the straight-line method over the estimated useful life of each type of asset. The Company will capitalize interest during the construction period of major capital developments such as the construction of office facilities. During the years ended December 31, 2000 and 1999, the Company capitalized $25,195 and $25,449 in interest expense, respectively. There was no interest capitalized during the nine months ended September 30, 2001 (unaudited). Interest costs of $25,449 were capitalized during the nine months ended September 30, 2000 (unaudited).

    Stock-Based Compensation. Statement of Financial Accounting Standards (SFAS) No. 123, Accounting for Stock-Based Compensation, encourages all entities to adopt a fair value based method of accounting for employee stock compensation plans, whereby compensation cost is measured at the grant date based on the value of the award and is recognized over the service period, which is usually the vesting period. However, it also allows an entity to continue to measure compensation cost for those plans using the intrinsic value based method of accounting prescribed by Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees, whereby compensation cost is the excess, if any, of the quoted market price of the stock at the grant date (or other measurement date) over the amount an employee must pay to acquire the stock. Stock options issued under the Company's stock option plan have no intrinsic value at the grant date, and under Opinion No. 25 no compensation cost is recognized for them. The Company has elected to continue with the accounting methodology in Opinion No. 25 and, as a result, has provided pro forma disclosures of net loss and loss per share and other disclosures, as if the fair value based method of accounting had been applied.

    Transfer of Financial Assets. Transfers of financial assets are accounted for as sales, when control over the assets has been surrendered. Control over transferred assets is deemed to be surrendered when (1) the assets have been isolated from the Company, (2) the transferee obtains the right (free of conditions that constrain it from taking advantage of that right) to pledge or exchange the transferred assets, and (3) the Company does not maintain effective control over the transferred assets through an agreement to repurchase them before their maturity.

    Off-Balance Sheet Instruments. In the ordinary course of business, the Company has entered into off-balance sheet financial instruments consisting of commitments to extend credit, unused lines of credit, and standby letters of credit. Such financial instruments are recorded in the financial statements when they are funded.

    Fair Values of Financial Instruments. The following methods and assumptions were used by the Company in estimating fair values of financial instruments:

       Cash and Cash Equivalents. The carrying amounts of cash and cash equivalents approximate their fair value. Securities. Fair values for securities held to maturity and available for sale are based on quoted market prices, where available. If quoted market prices are not available, fair values are based on quoted market prices of comparable instruments.

       Federal Home Loan Bank Stock. Federal Home Loan Bank stock is stated at redemption value which approximates fair value.

                                                                     (continued)

                   JACKSONVILLE BANCORP, INC., AND SUBSIDIARY

(1) Summary of Significant Accounting Policies, Continued

    Loans. For variable-rate loans that reprice frequently and have no significant change in credit risk, fair values are based on carrying values. Fair values for fixed-rate mortgage (e.g. one-to-four family residential), commercial real estate, and commercial loans are estimated using discounted cash flow analyses, using interest rates currently being offered for loans with similar terms to borrowers of similar credit quality.

    Accrued Interest Receivable. Book value approximates fair value.

    Deposit Liabilities. The fair values disclosed for demand, NOW, money market and savings deposits are, by definition, equal to the amount payable on demand at the reporting date (that is, their carrying amounts). Fair values for fixed-rate certificates of deposit are estimated using a discounted cash flow calculation that applies interest rates currently being offered on certificates to a schedule of aggregated expected monthly maturities on time deposits.

    Borrowings. At September 30, 2001, borrowings consist of federal funds purchased. Carrying value approximates fair value due to their short-term maturity.

    Off-Balance-Sheet Instruments. Fair values for off-balance-sheet lending commitments are based on fees currently charged to enter into similar agreements, taking into account the remaining terms of the agreements and the counterparties' credit standing.

    Advertising.  The Company expenses all media advertising as incurred.

    Loss Per Share. Loss per share is calculated by dividing net loss by the weighted average number of shares of common stock outstanding during the period. The Company's common stock equivalents are not dilutive due to the net losses incurred by the Company.

    Comprehensive Income (Loss). Accounting principles generally require that recognized revenue, expenses, gains and losses be included in net earnings
    (loss). Although certain changes in assets and liabilities, such as unrealized gains and losses on available-for-sale securities, are reported as a separate component of the equity section of the balance sheet, such items along with net earnings (loss), are components of comprehensive income.

    Reclassifications. Certain reclassifications of prior period amounts have been made to conform to the current period presentation.

(2) Securities

    Securities have been classified according to management's intent. The carrying amount of securities and their approximate fair values are as follows (in thousands):

                                                                Amortized      Unrealized    Unrealized       Fair
                                                                  Cost            Gain         Losses         Value
                                                                  ----            ----         ------         -----
     September 30, 2001 (Unaudited)
     ------------------------------
         Available for Sale:
          U.S. Government agencies................               $ 5,668           $59         $(13)        $ 5,714
          Mortgage-backed securities..............                 1,050            18            -           1,068
                                                                   -----           ---          ---           -----
                                                                 $ 6,718           $77         $(13)        $ 6,782
                                                                 =======           ===         ====         =======
          Held to Maturity:
          State of Israel bond....................               $    50           $ -         $  -         $    50
                                                                 =======           ===         ====         =======
     December 31, 2000
     -----------------
          Available for Sale:
          U.S. Government agencies................               $ 2,000           $ -         $ (3)        $ 1,997
          Mortgage-backed securities..............                 1,090             8            -           1,098
                                                                   -----           ---         ----           -----
                                                                 $ 3,090           $ 8         $ (3)        $ 3,095
                                                                 =======           ===         ====         =======
          Held to Maturity:
          State of Israel bond....................               $    50           $ -         $  -         $    50
                                                                 =======           ===         ====         =======
     December 31, 1999
     -----------------
          Available for Sale:
          U.S. Government agencies................               $ 2,000           $ -         $(45)        $ 1,955
                                                                 =======           ===         ====         =======
          Held to Maturity:
          State of Israel bond....................               $    50           $ -         $  -         $    50
                                                                 =======           ===          ===         =======

There were no sales of securities during the nine months ended September 30, 2001 and 2000 (unaudited), or the years ended December 31, 2000 and 1999.

                                                                     (continued)

                   JACKSONVILLE BANCORP, INC., AND SUBSIDIARY

(2) Securities, Continued

The scheduled maturities of securities are as follows (in thousands):

                                                                    Available for Sale          Held to Maturity
                                                                    ------------------          ----------------
                                                                   Amortized       Fair      Amortized        Fair
                                                                     Cost          Value        Cost          Value
                                                                     ----          -----        ----          -----
          September 30, 2001 (Unaudited):
              Due in one year or less..........................    $   500        $  505       $  -            $  -
              Due after one through five years.................        250           257          -               -
              Due after five through ten years.................        995         1,012         50              50
              Due after ten years..............................      3,923         3,940          -               -
              Mortgage-backed securities.......................      1,050         1,068          -               -
                                                                     -----         -----       ----            ----
                   Total.......................................    $ 6,718        $6,782       $ 50            $ 50
                                                                   =======        ======       ====            ====
          December 31, 2000:
              Due in one year or less...........................   $   500        $  500       $  -            $  -
              Due after one through five years..................     1,000           999          -               -
              Due after five through ten years..................         -             -         50              50
              Due after ten years...............................       500           498          -               -
              Mortgage-backed securities........................     1,090         1,098          -               -
                                                                     -----         -----       ----            ----
                   Total........................................   $ 3,090        $3,095       $ 50            $ 50
                                                                   =======        ======       ====            ====

(3) Loans

    The components of loans are as follows (in thousands):

                                                                                   September 30,                December 31,
                                                                                   -------------                ------------
                                                                                       2001               2000             1999
                                                                                       ----               ----             ----
                                                                                   (Unaudited)
         Commercial..............................................                    $ 19,942              $ 18,078        $ 2,092
         Commercial real estate..................................                      20,465                 7,254          2,613
         Residential real estate.................................                       9,016                 5,748          2,567
         Consumer and other......................................                       4,644                 3,417            787
                                                                                        -----                 -----            ---
                    Total loans..................................                      54,067                34,497          8,059
         Less:
              Allowance for loan losses..........................                        (534)                 (344)           (80)
              Net deferred costs (fees)..........................                          27                    30            (11)
                                                                                        -----                 -----            ---
         Loans, net..............................................                    $ 53,560              $ 34,183        $ 7,968
                                                                                     ========              ========        =======

    An analysis of the change in the allowance for loan losses follows (in thousands):

                                                                                    Nine Months Ended              Years Ended
                                                                                      September 30,                December 31,
                                                                                      -------------                ------------
                                                                                  2001           2000           2000          1999
                                                                                  ----           ----           ----          ----
                                                                                        (Unaudited)
         Beginning balance.......................................                 $ 344           $ 80          $ 80           $ -
         Provision for loan losses...............................                   190            165           264            80
                                                                                    ---            ---           ---            --
         Ending balance..........................................                 $ 534           $245          $344           $80
                                                                                  =====           ====          ====           ===


    The Company had no impaired loans during the nine months ended September 30, 2001 and 2000 (unaudited), or the years ended December 31, 2000 and 1999.

(4) Premises and Equipment

    A summary of premises and equipment follows (in thousands):

                                                                                       September 30,                December 31,
                                                                                       -------------                ------------
                                                                                           2001                 2000          1999
                                                                                           ----                 ----          ----
                                                                                        (Unaudited)
         Land....................................................                           $ 1,075          $ 1,075       $   475
         Buildings...............................................                             1,357            1,354           675
         Leasehold improvements..................................                               148              147            19
         Construction in progress................................                                 5                5           237
         Furniture, fixtures and equipment.......................                             1,283            1,265           672
                                                                                              -----            -----           ---
                  Total, at cost.................................                             3,868            3,846         2,078
         Less accumulated depreciation and amortization..........                              (498)            (292)          (81)
                                                                                               ----             ----           ---
                  Premises and equipment, net....................                           $ 3,370          $ 3,554       $ 1,997
                                                                                            =======          =======       =======

                                                                     (continued)

                    JACKSONVILLE BANCORP, INC. AND SUBSIDIARY

(4) Premises and Equipment, Continued

    The Company leases certain office facilities under operating leases. The leases contain annual escalation clauses and contain renewal options. Rental expense under these leases was $97,883, $106,492, $143,131 and $38,835 during the nine months ended September 30, 2001 and 2000 (unaudited), and the years ended December 31, 2000 and 1999, respectively. Future minimum rental commitments under these noncancellable leases at September 30, 2001, and December 31, 2000, are as follows (in thousands):

             Year Ending September 30                                            September 30,        December 31,
                 or December 31,                                                 -------------        ------------
                 ---------------                                                     2001                 2000
                                                                                     ----                 ----
                                                                                  (Unaudited)
                      2001.............................................             $      -             $ 123
                      2002.............................................                  104               128
                      2003.............................................                  108               121
                      2004.............................................                  102                93
                                                                                    --------             -----
                                                                                    $    314             $ 465
                                                                                    ========             =====

(5) Deposits

    The total of time deposits with a minimum denomination of $100,000 at September 30, 2001 (unaudited), December 31, 2000 and 1999, was $13.6 million, $7.3 million and $100,000, respectively. A schedule of maturities of time deposits follows (in thousands):

                                                                                  September 30,        December 31,
                 Year Ending September 30                                         -------------        ------------
                     or December 31,                                                  2001                 2000
                     --------------                                                   ----                 ----
                                                                                            (Unaudited)

                      2001.............................................              $      -         $  11,331
                      2002.............................................                21,040             1,323
                      2003.............................................                 5,877                54
                      2004.............................................                   651                40
                      2005.............................................                   252               350
                      2006.............................................                   100                 -
                                                                                     --------         ---------
                                                                                     $ 27,920         $  13,098
                                                                                     ========         =========

(6) Borrowings

    At September 30, 2001, the Company had $1,250,000 in federal funds purchased. There were no federal funds purchased at December 31, 2000 and 1999.

    In April 1998, the Company obtained a line of credit of $450,000 from a financial institution at an interest rate of prime minus 1%. At December 31, 1998, $450,000 was outstanding under this line of credit. These amounts were used to fund organizational and other costs incurred by the Company. Amounts outstanding under this line of credit were repaid from the proceeds of the Company's common stock offering during 1999.

    In May 1998, the Company  obtained credit  availability  which provided for:
    (1) a $250,000 line of credit with interest at prime minus 1/2%, with an additional $500,000 line of credit, with a term of 180 days; (2) a loan of up to $850,000 for the purchase and renovation of the Bank's main office, with provisions for a first lien on the underlying real estate and an interest rate of prime minus 1/2%; and (3) a loan of up to $250,000 to purchase furniture, fixtures and equipment, bearing interest at prime minus 1/2% and a term of 180 days. At December 31, 1998, $1,015,000 was outstanding under this credit facility. Each of these loans was repaid from the proceeds of the Company's common stock offering during 1999.

    The Company also had a $150,000 note payable to one of its organizers at December 31, 1998. The note, dated October 10, 1997, bore interest at an annual rate of 8.5% and was repaid from the proceeds of the stock offering during 1999.

(7) Financial Instruments

    The Company is a party to financial instruments with off-balance sheet risk in the normal course of business to meet the financing needs of its customers. These financial instruments are commitments to extend credit, unused lines of credit, and standby letters of credit, and may involve, to varying degrees, elements of credit and interest rate risk in excess of the amount recognized in the balance sheet. The contract amounts of these instruments reflect the extent of involvement the Company has in these financial instruments.

    The Company's exposure to credit loss in the event of nonperformance by the other party to the financial instrument for commitments to extend credit is represented by the contractual amount of those instruments. The Company uses the same credit policies in making commitments as it does for on-balance sheet instruments.
                                                                     (continued)

                   JACKSONVILLE BANCORP, INC., AND SUBSIDIARY

(7) Financial Instruments, Continued

    Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Since some of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. The Company evaluates each customer's credit worthiness on a case-by-case basis. The amount of collateral obtained if deemed necessary by the Company upon extension of credit is based on management's credit evaluation of the counterparty.

    Standby letters of credit are conditional commitments issued by the Company to guarantee the performance of a customer to a third party. The credit risk involved in issuing letters of credit is essentially the same as that involved in extending loans to customers.

    The estimated fair values of the Company's financial instruments are as follows (in thousands):

                                                       September 30, 2001        At December 31, 2000        At December 31, 1999
                                                       ------------------        --------------------        --------------------
                                                       Carrying       Fair        Carrying         Fair      Carrying       Fair
                                                        Amount        Value        Amount          Value     Amount         Value
                                                        ------        -----        ------          -----     ------         -----
                                                           (Unaudited)
     Financial assets:
          Cash and cash equivalents...........            $2,655      $2,655         $2,385       $2,385          $1,479      $1,479
          Securities available for sale.......             6,782       6,782          3,095        3,095           1,955       1,955
          Securities held to maturity.........                50          50             50           50              50          50
          Loans receivable....................            53,560      54,036         34,183       33,783           7,968       7,954
          Accrued interest receivable.........               389         389            257          257             104         104

     Financial liabilities:
          Deposits............................           $59,642     $61,110        $37,341      $37,705          $6,174      $6,170
          Borrowings..........................             1,250       1,250              -            -               -           -


    A summary of the notional amounts, which approximate fair value, of the Company's financial instruments with off-balance sheet risk follows (in thousands):

                                                                                       September 30,           December 31,
                                                                                       -------------           ------------
                                                                                            2001                   2000
                                                                                            ----                   ----
                                                                                        (Unaudited)
            Commitments to extend credit..................................               $  6,462                $ 4,082
                                                                                         ========                  =====
            Unused lines of credit........................................               $  8,770                $ 5,478
                                                                                         ========                  =====
            Standby letters of credit.....................................               $    279                $    69
                                                                                         ========                  =====


(8) Credit Risk

    The Company grants the majority of its loans to borrowers throughout Duval County, Florida. Although the Company has a diversified loan portfolio, a significant portion of its borrowers' ability to honor their contracts is dependent upon the economy in Duval County, Florida.


(9) Income Taxes

    The income tax benefit consisted of the following (in thousands):

                                                                                        Nine Months Ended            Years Ended
                                                                                          September 30,              December 31,
                                                                                          -------------              ------------
                                                                                       2001           2000          2000       1999
                                                                                       ----           ----          ----       ----
                                                                                          (Unaudited)
         Deferred:
             Federal...................................................               $ (102)        $(292)      $(372)      $(585)
             State.....................................................                  (17)          (51)        (64)       (100)
                                                                                         ---           ---         ---        ----
                      Total deferred benefit...........................               $ (119)        $(343)      $(436)      $(685)
                                                                                      ======         =====       =====       =====

                                                                     (continued)

                   JACKSONVILLE BANCORP, INC., AND SUBSIDIARY

(9) Income Taxes, Continued

    The income tax benefit is different from that computed by applying the federal statutory rate of 34%, as indicated in the following analysis
    (dollars in thousands):

                                                    Nine Months Ended September 30,            Years Ended December 31,
                                                    -------------------------------            ------------------------
                                                     2001                2000                  2000                1999
                                                     ----                ----                  ----                ----

                                                          % of                % of                  % of                % of
                                                          Pretax              Pretax                Pretax              Pretax
                                                  Amount  Loss        Amount  Loss        Amount    Loss        Amount  Loss
                                                  ------  ----        ------  ----        ------    ----        ------  ----
                                                          (Unaudited)
Income tax benefit at
     statutory federal
     income tax rate ..........................  $ (108)    (34.0)%   $(313)  (34.0)%    $(397)     (34.0)%     $(615)   (34.0)%
Increase resulting from:
     State taxes, net benefit of
       federal tax benefit ....................     (11)     (3.5)      (34)   (3.6)       (42)      (3.6)        (66)    (3.7)
     Other ....................................       -         -         4     0.4          3        0.2          (4)    (0.2)
                                                    ---      ----       ---    ----        ---       ----         ---     ----
                                                 $ (119)    (37.5)%   $(343)  (37.2)%    $(436)     (37.4)%     $(685)   (37.9)%
                                                 ======     =====     =====   =====      =====      =====       =====    =====

                                                                     (Continued)

    The tax effects of temporary differences that give rise to significant portions of the deferred tax assets and deferred tax liabilities are presented below (in thousands).

                                                                                   September 30,        December 31,
                                                                                   -------------        ------------
                                                                                       2001            2000        1999
                                                                                       ----            ----        ----
                                                                                    (Unaudited)
             Deferred tax assets:
                  Unrealized loss on securities available for sale.............       $     -        $      -     $   17
                  Allowance for loan losses....................................            85              42          6
                  Organizational and preopening costs..........................           191             252        330
                  Net operating loss carryforwards.............................         1,358           1,098        543
                                                                                        -----           -----        ---
                      Gross deferred tax asset.................................         1,634           1,392        896
                                                                                        -----           -----        ---
             Deferred tax liabilities:
                  Unrealized gain on securities available for sale.............            24               2          -
                  Loan costs...................................................            95               -          -
                  Premises and equipment.......................................           120              81          7
                  Accrual to cash adjustments..................................             -               -         12
                  Other........................................................             6              17          3
                                                                                        -----           -----        ---
                      Gross deferred tax liabilities...........................           245             100         22
                                                                                          ---             ---         --
                  Net deferred tax asset.......................................       $ 1,389        $  1,292     $  874
                                                                                      =======        ========     ======



     The Company had net operating loss carry forwards for federal and state income tax purposes as follows (in thousands):

                                                                                      September 30,       December 31,
             Year Expiring                                                                2001                2000
             -------------                                                            ------------        -----------
                                                                                       (Unaudited)
                  2012.........................................................          $     2            $     2
                  2018.........................................................               48                 48
                  2019.........................................................            1,382              1,382
                  2020.........................................................            1,649              1,487
                  2021.........................................................              527                  -
                                                                                         -------            -------
                                                                                         $ 3,608            $ 2,919
                                                                                         =======            =======

(10) Related Party Transactions

     The Company has entered into transactions with its executive officers, directors, and their affiliates, in the ordinary course of business. Loans to such related parties amounted to approximately $1,840,000, $430,000 and $578,000, and deposits from such related parties were approximately $1.7 million, $2.1 million and $1.0 million at September 30, 2001 (unaudited), December 31, 2000 and 1999, respectively.

                                                                     (continued)

                   JACKSONVILLE BANCORP, INC., AND SUBSIDIARY

(11) Commitments and Contingencies

     In the ordinary course of business, the Company has various outstanding commitments and contingent liabilities that are not reflected in the accompanying consolidated financial statements.

(12) Stock Option Plan

     The Company established a Stock Option Plan (the "Plan") for its directors, officers, and employees in 1999. The total number of options which can be granted under this Plan is 152,599. Both qualified and nonqualified options can be granted, and all options have ten year terms and vest over periods up to five years. As of September 30, 2001 (unaudited), 16,742 shares remain available to be granted under the Plan. A summary of stock option transactions follows:

                                                                                     Average                  Aggregate
                                                                      Number of     Per Share    Range of       Option
                                                                        Shares        Price       Prices        Price
                                                                        ------        -----       ------        -----

Options granted...............................................       $ 152,559      $ 10.00      $ 10.00   $ 1,525,590
                                                                     ---------      -------      -------   -----------

Outstanding at December 31, 1999..............................         152,559        10.00        10.00     1,525,590
Options forfeited.............................................         (16,059)       10.00        10.00      (160,590)
Options granted...............................................           4,000        10.00        10.00        40,000
                                                                         -----        -----        -----        ------

Outstanding at December 31, 2000..............................         140,500        10.00        10.00     1,405,000
Options forfeited (unaudited).................................         (65,000)       10.00        10.00      (650,000)
Options granted (unaudited)...................................          60,357        10.00        10.00       603,570
                                                                        ------        -----        -----       -------
Outstanding at September 30, 2001 (Unaudited).................       $ 135,857      $ 10.00      $ 10.00   $ 1,358,570
                                                                     =========      =======      =======   ===========


     These options are exercisable as follows:

                                                                  September 30, 2001              December 31, 2000
                                                                  ------------------              -----------------
                                                                               Average                          Average
                                                               Number of      Per Share        Number of       Per Share
Year Ending December 31,                                        Shares          Price           Shares           Price
------------------------                                        ------          -----           ------           -----
                                                                      (Unaudited)
     Currently exercisable.............................         78,657         $ 10.00           83,300        $ 10.00
     2001..............................................         19,100           10.00           19,100          10.00
     2002..............................................         19,100           10.00           19,100          10.00
     2003..............................................          9,100           10.00            9,100          10.00
     2004..............................................          9,100           10.00            9,100          10.00
     2005..............................................            800           10.00              800          10.00
                                                                   ---                              ---
                                                               135,857         $ 10.00          140,500        $ 10.00
                                                               =======                          =======

     The weighted average remaining contractual life of the options at September 30, 2001 (unaudited), December 31, 2000 and 1999, was 8.2 years, 8.9 years, and 9.8 years, respectively.

     In order to calculate the fair value of the options, it was assumed that the risk-free interest rate was 6.0%, there would be no dividends paid by the Company over the exercise period, the expected life of the options would be the entire exercise period and stock volatility would be zero due to the minimal trading of the stock. As for the pro forma disclosures, expense is allocated over the period in which vesting occurs. The following pertains to the stock options granted under the Plan (dollars in thousands, except per share amounts).

                                                                         Nine Months Ended               Years Ended
                                                                          September 30,                  December 31,
                                                                          -------------                  ------------
                                                                         2001         2000           2000           1999
                                                                         ----         ----           ----           ----
                                                                             (Unaudited)
Weighted average grant-date fair value of options
     issued during the period...................................           $  261       $   -        $   17       $    660
                                                                           ======         ===            ==            ===
Fair value per share of options issued during the period........           $ 4.32       $   -        $ 4.32       $   4.32
                                                                           ======         ===          ====           ====
Net loss as reported............................................           $ (198)      $(577)       $ (730)      $ (1,123)
                                                                           ======        ====          ====         ======
Pro forma loss..................................................           $ (226)      $(577)       $ (910)      $ (1,437)
                                                                           ======        ====          ====         ======
Basic and diluted loss per share as reported....................           $ (.19)      $(.57)       $ (.72)      $  (1.84)
                                                                           ======        ====          ====          =====
Pro forma loss per share........................................           $ (.22)      $(.57)       $ (.89)      $  (2.35)
                                                                           ======        ====          ====          =====

                                                                     (continued)

                   JACKSONVILLE BANCORP, INC., AND SUBSIDIARY

(13) Profit Sharing Plan

     The Company sponsors a 401(k) profit sharing plan which is available to all employees electing to participate after meeting certain length-of-service requirements. Expense relating to the Company's contributions to the profit sharing plan was $47,036, $37,634, $45,897, and $19,262, for the nine-months ended September 30, 2001 and 2000 (unaudited), and the years ended December 31, 2000 and 1999, respectively.

(14) Stockholders' Equity

     During 1999, the Company sold 1,017,066 shares of common stock for an aggregate of $9,715,377, net of $455,283 in offering expenses. Offering expenses were deducted from the proceeds received from the sale of common stock.

(15) Regulatory Matters

     Banking regulations place certain restrictions on dividends and loans or advances made by the Bank to the Holding Company.

     The Bank is subject to various regulatory capital requirements administered by the regulatory banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory and possibly additional discretionary actions by regulators that, if undertaken, could have a direct material effect on the Company's financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Bank must meet specific capital guidelines that involve quantitative measures of its assets, liabilities, and certain off-balance sheet items as calculated under regulatory accounting practices. The capital amounts and classification are also subject to qualitative judgements by the regulators about components, risk weightings, and other factors.

     Quantitative measures established by regulation to ensure capital adequacy require the Bank to maintain minimum amounts and percentages (set forth in the following table) of total and Tier 1 capital (as defined in the regulations) to risk weighted assets (as defined) and of Tier 1 capital (as defined) to average assets (as defined). Management believes, as of September 30, 2001 (unaudited) and December 31, 2000, the Bank met all capital adequacy requirements to which it is subject.

     As of December 31, 2000, and September 30, 2001, the most recent notification from the regulatory authorities categorized the Bank as well capitalized under the regulatory framework for prompt corrective action. To be categorized as well capitalized, an institution must maintain minimum total risk based, Tier 1 risk based, and Tier 1 leverage percentages as set forth in the following tables. There are no conditions or events since that notification that management believes have changed the Bank's category. The Bank's actual capital amounts and percentages are also presented in the table (dollars in thousands).

                                                                                                                    Minimum
                                                                                        Minimum For        To Be Well Capitalized
                                                                                     Capital Adequacy      Under Prompt Corrective
                                                                   Actual                Purposes           Action Provisions
                                                                Amount         %      Amount         %         Amount           %
                                                                ------        ---     ------        ---        ------          ---
       As of September 30, 2001 (Unaudited):
         Total capital to risk weighted assets........        $ 6,987       11.84%   $ 4,658        8.00%     $ 5,823         10.00%
         Tier 1 capital to risk weighted assets.......          6,363       10.93      2,329        4.00        3,494          6.00
         Tier 1 capital to total average assets.......          6,363        9.95      2,557        4.00        3,197          5.00
       As of December 31, 2000:
         Total capital to risk weighted assets........        $ 5,577       15.07    $ 2,961        8.00      $ 3,701         10.00
         Tier 1 capital to risk weighted assets.......          5,233       14.14      1,481        4.00        2,221          6.00
         Tier 1 capital to total average assets.......          5,233       13.04      1,605        4.00        2,007          5.00
       As of December 31, 1999:
         Total capital to risk weighted assets........        $ 6,102       58.10    $   840        8.00      $ 1,050         10.00
         Tier 1 capital to risk weighted assets.......          6,022       57.30        420        4.00          630          6.00
         Tier 1 capital to total average assets.......          6,022       46.20        521        4.00          651          5.00

                                                                     (continued)

                   JACKSONVILLE BANCORP, INC., AND SUBSIDIARY

(16) Parent Company Only Financial Information

     The Holding Company's  unconsolidated  financial  information is as follows
     (in thousands):

                            Condensed Balance Sheets

                                                                                September 30,             December 31,
                                                                                -------------             ------------
                                                                                    2001               2000           1999
                                                                                    ----               ----           ----
Assets                                                                          (Unaudited)
     Cash.............................................................             $   162            1,239          1,379
     Investment in subsidiary.........................................               6,740            5,903          6,523
     Premises and equipment, net......................................                   8               10             13
     Other assets.....................................................                 468              411            349
                                                                                       ---              ---            ---
         Total assets.................................................             $ 7,378            7,563          8,264
                                                                                   =======            =====          =====
Liabilities and Stockholders' Equity
     Other liabilities................................................                   -               24             25
     Stockholders' equity.............................................               7,378            7,539          8,239
                                                                                     -----            -----          -----
         Total liabilities and stockholders' equity...................             $ 7,378            7,563          8,264
                                                                                   =======            =====          =====


                       Condensed Statements of Operations

                                                                         Nine Months Ended                 Years Ended
                                                                           September 30,                   December 31,
                                                                           -------------                   ------------
                                                                         2001         2000              2000          1999
                                                                         ----         ----              ----          ----
                                                                            (Unaudited)

Revenues........................................................       $    -            -               -            57
Expenses........................................................          (98)         (52)            (80)         (619)
                                                                          ---          ---             ---          ----
     Loss before loss of subsidiary.............................          (98)         (52)            (80)         (562)
Loss of subsidiary..............................................         (100)        (525)           (650)         (561)
                                                                         ----         ----            ----          ----
     Net loss...................................................       $ (198)        (577)           (730)       (1,123)
                                                                       ======         ====            ====        ======


                       Condensed Statements of Cash Flows


                                                                                      Nine Months Ended            Years Ended
                                                                                        September 30,              December 31,
                                                                                        -------------              ------------
                                                                                      2001        2000          2000           1999
                                                                                      ----        ----          ----           ----

Cash flows from operating activities:                                                   (Unaudited)
     Net loss ..................................................................... $  (198)      (577)         (730)        (1,123)
     Adjustments to reconcile net loss to net cash used in operating activities:
         Depreciation .............................................................       2          2             3              2
         Equity in undistributed loss of subsidiary ...............................     100        525           650            561
         Net increase in other assets .............................................     (57)       (47)          (62)           (81)
         Decrease in other liabilities ............................................     (24)       (17)           (1)          (316)
                                                                                        ---        ---            --           ----
         Net cash used in operating activities ....................................    (177)      (114)         (140)          (957)
                                                                                       ----       ----          ----            ---
Cash flows from investing activities:
     Net proceeds from sale of premises and equipment to subsidiary ...............       -          -             -          1,319
     Net investment in subsidiary .................................................    (900)         -             -         (7,112)
                                                                                       ----       ----          ----          -----
         Net cash used in investing activities ....................................    (900)         -             -         (5,793)
                                                                                       ----       ----          ----          -----
Cash flows from financing activities:
     Net proceeds from issuance of common stock ...................................       -          -             -          9,715
     Net decrease in other borrowings .............................................       -          -             -         (1,615)
                                                                                       ----       ----          ----          -----
         Net cash provided by financing activities ................................       -          -             -          8,100
                                                                                       ----       ----          ----          -----
Net (decrease) increase in cash and cash equivalents ..............................  (1,077)      (114)         (140)         1,350
Cash and cash equivalents at beginning of the period ..............................   1,239      1,379         1,379             29
                                                                                       ----       ----          ----           ----
Cash and cash equivalents at end of the period .................................... $   162      1,265         1,239          1,379
                                                                                    =======      =====         =====          =====
Noncash transaction:
     Accumulated other comprehensive income, change in unrealized gain on
     securities available for sale, net of tax .................................... $    37          7            31            (28)
                                                                                    =======        ===           ===            ===

                                                                     (continued)

                   JACKSONVILLE BANCORP, INC., AND SUBSIDIARY

(17) Selected Quarterly Results (Unaudited)

     The  following  tables  present  summarized   quarterly  data  (dollars  in
     thousands, except per share amounts):

                                                                       Nine Months Ended September 30, 2001
                                                             ----------------------------------------------------------
                                                            First           Second           Third
                                                           Quarter          Quarter         Quarter          Total
                                                           -------          -------         -------          -----
Interest income....................................         $  928          $  976         $ 1,108         $ 3,012
Interest expense...................................            471             462             549           1,482
                                                               ---             ---             ---           -----
     Net interest income...........................            457             514             559           1,530
Provision for loan losses..........................             40              63              87             190
                                                                --              --              --             ---
     Net interest income after
         provision for loan losses.................            417             451             472           1,340
Noninterest income.................................             86             113             115             314
Noninterest expense................................           (684)           (649)           (638)         (1,971)
                                                              ----            ----            ----          ------
Loss before income tax benefit.....................           (181)            (85)            (51)           (317)
Income tax benefit.................................            (68)            (32)            (19)           (119)
                                                               ---             ---             ---            ----
Net loss...........................................         $ (113)            (53)            (32)           (198)
                                                            ======             ===             ===            ====
Basic and diluted loss per common share............           (.11)           (.05)           (.03)           (.19)
                                                              ====            ====            ====            ====


                                                                                 Year Ended December 31, 2000
                                                             ----------------------------------------------------------------------
                                                            First           Second           Third          Fourth
                                                           Quarter          Quarter         Quarter         Quarter          Total
                                                           -------          -------         -------         -------          -----
Interest income....................................         $ 275          $  416           $ 553           $ 808          $ 2,052
Interest expense...................................            98             150             238             403              889
                                                              ---             ---             ---             ---              ---
     Net interest income...........................           177             266             315             405            1,163
Provision for loan losses..........................            36              52              77              99              264
                                                              ---             ---             ---             ---              ---
     Net interest income after
         provision for loan losses.................           141             214             238             306              899
Noninterest income.................................            45              44              82              90              261
Noninterest expense................................         (594)           (484)           (606)           (642)          (2,326)
                                                            ----            ----            ----            ----           ------
Loss before income tax benefit.....................         (408)           (226)           (286)           (246)          (1,166)
Income tax benefit.................................         (154)            (84)           (105)            (93)            (436)
                                                            ----             ---            ----             ---             ----
Net loss...........................................       $ (254)           (142)           (181)           (153)            (730)
                                                          ======            ====            ====            ====             ====
Basic and diluted loss per common share............         (.25)           (.14)           (.18)           (.15)            (.72)
                                                            ====            ====            ====            ====             ====


                                                                                 Year Ended December 31, 1999
                                                             ----------------------------------------------------------------------
                                                            First           Second           Third          Fourth
                                                            Quarter         Quarter         Quarter         Quarter          Total
                                                            -------         -------         -------         -------          -----
Interest income....................................         $   -           $  77           $ 135           $ 186            $ 398
Interest expense...................................            20              27              16              39              102
                                                              ---             ---             ---             ---              ---
     Net interest (expense) income.................           (20)             50             119             147              296
Provision for loan losses..........................             -               -              39              41               80
                                                              ---             ---             ---             ---              ---
     Net interest (expense) income after
         provision for loan losses.................           (20)             50              80             106              216
Noninterest income.................................             -              23               5              26               54
Noninterest expense................................          (249)           (408)           (718)           (703)          (2,078)
                                                             ----            ----            ----            ----           ------
Loss before income tax benefit.....................          (269)           (335)           (633)           (571)          (1,808)
Income tax benefit.................................          (101)           (130)           (237)           (217)            (685)
                                                             ----            ----            ----            ----             ----
Net loss...........................................         $(168)           (205)           (396)           (354)          (1,123)
                                                            =====            ====            ====            ====           ======
Basic and diluted loss per common share............         $   -           $(.48)          $(.40)          4(.96)          $(1.84)
                                                            =====            ====            ====            ====           ======

                                   Appendix A
                                   ----------

                            FORM OF WARRANT AGREEMENT

WARRANT AGREEMENT made this 5th day of December, 2001, between JACKSONVILLE BANCORP, INC., a Florida corporation (the "Company"), and SUNTRUST BANK (the "Warrant Agent").

FOR VALUE RECEIVED, the parties hereto agree as follows:

1. OFFERING OF WARRANTS. The Company proposes to offer, sell and issue warrants ("Warrants") to purchase up to an aggregate of 225,000 shares of its common stock ("Common Stock"). Such Warrants comprise a part of the investment units to be sold by the Company, each unit ("Unit") consisting of two shares of Common Stock and a Warrant to purchase an additional share of Common Stock. Each Warrant entitles the registered holder thereof ("Warrant Holder") to purchase one share of Common Stock at an exercise price per share set forth in the Company's Prospectus (defined below) (the "Exercise Price").

A registration statement on Form SB-2 with respect to the Warrants, including a form of prospectus, has been filed by the Company with the Securities and Exchange Commission ("SEC") under the Securities Act of 1933, as amended ("Securities Act"). Amendments to such registration statement may be filed, and a final form of prospectus shall be filed with the SEC upon the effectiveness of such registration statement. Such registration statement (including all exhibits thereto), as amended at the time it becomes effective and at the time each post-effective amendment thereto becomes effective, and the final prospectus filed upon the effectiveness of such registration statement or post-effective amendment (including any supplements to such final prospectus filed following such effectiveness) are referred to herein, respectively, as the "Registration Statement" and the "Prospectus."

2. WARRANTS. As described in the Registration Statement and the Prospectus, each Warrant shall entitle the Warrant Holder to purchase one share of Common Stock directly from the Company at the Exercise Price, subject to adjustment under
Section 10. Each Warrant shall be exercisable as provided herein until September 30, 2004, unless the Company extends the exercise period as set forth herein (as extended from time to time, the "Warrant Exercise Period"), provided that the Common Stock issuable upon the exercise of such Warrant is, at the time of exercise, registered or otherwise qualified for sale under the Securities Act and the securities or "blue sky" laws of the jurisdiction in which the exercise of such Warrant is proposed to be effected. Upon the expiration of the Warrant Exercise Period, each Warrant will expire and become void and of no value.

3. CERTIFICATES. The certificates evidencing Warrants ("Warrant Certificates") shall be registered as to each Warrant Holder and be substantially in the form set forth in EXHIBIT "A" to this Agreement. Warrant Certificates shall be signed by, or shall bear the facsimile signature of the President of the Company and be countersigned by the Warrant Agent. If any person whose signature appears upon any Warrant Certificate as an officer of the Company shall have ceased to be such officer before such Warrant Certificate is issued and delivered, such Warrant may be issued and delivered as if such person had not ceased to be an officer. Any Warrant Certificate may be signed by, or made to bear the facsimile signature of, any person who at the actual date of the execution of such Warrant Certificate shall be a proper officer of the Company although such person was not such an officer upon the date of this Agreement. Upon the Company's acceptance of a subscription for Units, the Warrant Agent will deliver a Warrant Certificate to the subscriber for the number of Warrants set forth in the accepted subscription.

4. REGISTRATION OF TRANSFERS AND EXCHANGES. Subject to the provisions of Section 3, the Warrant Agent shall from time to time register the transfer of any outstanding Warrant Certificate upon records maintained by the Warrant Agent for such purpose following the surrender of such Warrant Certificate to the Warrant Agent for transfer, accompanied by appropriate instruments of transfer in form satisfactory to the Company and the Warrant Agent and duly executed by the Warrant Holder or a duly authorized representative. Upon any such registration of transfer, a new Warrant Certificate shall be issued in the name of and delivered to the transferee and the surrendered Warrant Certificate shall be canceled.

5. EXERCISE OF WARRANTS.

     (a) Warrants shall be exercised by the Warrant Holder before expiration of the Warrant Exercise Period by surrendering to the Warrant Agent the Warrant Certificate with the exercise form on the reverse of such Warrant Certificate duly completed and executed and delivering to the Warrant Agent, by good check payable to the order of the Warrant Agent for the account of Company, the aggregate Exercise Price of the shares of Common Stock to be purchased. The minimum number of shares of Common Stock for which a Warrant Certificate may be exercised at one time is the lesser of Warrants to purchase 100 shares or the total number of shares for which the Warrants held by the Warrant Holder are exercisable.

     (b) Upon receipt of a Warrant Certificate with the exercise form thereon duly executed together with payment in full of the aggregate Exercise Price of the shares of Common Stock to be purchased, the Warrant Agent shall make delivery of certificates evidencing the total number of shares of Common Stock issuable upon such exercise, in such names and denominations as are required for delivery to, or in accordance with the instructions of, the Warrant Holder. Such Common Stock certificates shall be deemed to be issued, and the person to whom such shares of Common Stock are issued shall be deemed to have become a holder of record of such shares of Common Stock, as of the date of the surrender of such Warrant Certificate and payment of the Exercise Price, whichever shall last occur; provided, that if the books of the Company with respect to the transfer of Common Stock are then closed, such shares shall be deemed to be issued, and the person to whom such shares of Common Stock are issued shall be deemed to have become a record holder of such shares, as of the date on which such transfer books of the Company shall next be open (whether before, on or after the expiration of the applicable Warrant Exercise Period).


     (c) Subject to Section 5(a), if less than all the Warrants evidenced by a Warrant Certificate are exercised upon a single occasion, until the expiration of the applicable Warrant Exercise Period, a new Warrant Certificate for the balance of the Warrants not so exercised shall be issued and delivered to, or in accordance with transfer instructions properly given by, the Warrant Holder.

     (d) All Warrant Certificates surrendered upon exercise of Warrants shall be canceled.

     (e) Upon the exercise of any Warrant, the Warrant Agent shall promptly forward all funds received in payment of the Exercise Price to the Company.

     (f) A report setting forth (1) the names of exercising Warrant Holders, (2) the number of shares of Common Stock issuable to such exercising Warrant Holders, respectively, (3) the amount of funds remitted by such exercising
Warrant Holders, respectively, and (4) any expenses paid (including fees and expenses of the Warrant Agent) shall be provided to the Company by the Warrant Agent once every three months and upon the Company's request from time to time.

6. TAXES. The Company will pay all documentary stamp taxes attributable to the issuance of the Warrants or the issuance, transfer or delivery of any Common Stock upon the exercise of the Warrants; provided, however, that if the Common Stock or new Warrant Certificate is to be delivered in the name of someone other than the registered Warrant Holder, no such delivery shall be made unless the person requesting the same has paid to the Warrant Agent the amount of taxes or charges incident thereto.

7. MUTILATED OR MISSING WARRANT CERTIFICATES. If any Warrant Certificate is mutilated, lost, stolen or destroyed, the Company and the Warrant Agent may, on such terms as to indemnity or otherwise as they may in their discretion impose (which shall, in the case of a mutilated Warrant Certificate, include the surrender thereof), and upon receipt of evidence satisfactory to the Company and the Warrant Agent of such mutilation, loss, theft or destruction, issue a substitute Warrant Certificate. Applicants for substitute Warrant Certificates shall comply with any reasonable regulations (and pay any reasonable charges) prescribed by the Company or the Warrant Agent.

8. RESERVATION OF SHARES. For the purpose of enabling the Company to satisfy its obligation to issue Common Stock upon the exercise of Warrants, the Company shall at all times reserve and keep available, free from preemptive rights, out of the aggregate of its authorized but unissued Common Stock, the full number of shares which may be issued upon the exercise of Warrants. Such shares of Common Stock shall upon issuance in accordance with this Agreement be fully paid, nonassessable, and free from all taxes, liens, charges and security interests with respect to the issuance thereof.

9. GOVERNMENTAL RESTRICTIONS. If any shares of Common Stock issuable upon the exercise of Warrants require registration with or approval by any governmental authority, the Company shall endeavor to secure such registration or approval; provided that in no event shall such shares of Common Stock be issued, and the Company shall have the authority to suspend the exercise of all Warrants, until such registration or approval shall have been obtained; however all Warrants, the exercise of which is requested during any such suspension, shall be exercisable at the Exercise Price. If any such period of suspension continues past the expiration of its Warrant Exercise Period, any Warrant as to which exercise has been requested on or before the expiration of its Warrant Exercise Period shall be exercisable upon the removal of such suspension until the close of business on the business day immediately following the removal of such suspension.


10. ADJUSTMENTS.

     (a) Subject to the terms set forth in the Warrant Certificates, if, before the exercise of any Warrant, the Company shall (1) pay a dividend on its shares of Common Stock in shares of Common Stock, (2) subdivide its outstanding shares of Common Stock, (3) combine its outstanding shares of Common Stock into a smaller number of shares of Common Stock or (4) reclassify the Common Stock (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing corporation), the number of shares of Common Stock to be issued upon exercise of the Warrant immediately prior thereto shall be proportionately adjusted so that each Warrant Holder shall be entitled upon exercise of such Warrant to receive the kind and number of shares of Common Stock or other securities of the Company which such Warrant Holder have been entitled to receive after the happening of any of the events described above, had such Warrant been exercised immediately prior to the happening of such event or any record date with respect thereto. An adjustment made pursuant to this Section 10(a) shall become effective immediately after the effective date of such event retroactive to the record date, if any, for such event. In addition, in the event of any reclassification of the Common Stock, references in this Agreement to Common Stock shall thereafter be deemed to refer to the securities into which the Common Stock shall have been reclassified.

     (b) In case of any reclassification, capital reorganization or other change in outstanding shares of Common Stock, or in case of any consolidation or merger of the Company with or into another corporation (other than a consolidation or merger in which the Company is the continuing corporation and which does not result in any reclassification, capital reorganization or other change of outstanding shares of Common Stock), or in case of any sale or conveyance to another corporation of the property of the Company as, or substantially as, an entirety (other than a sale/leaseback, mortgage or other financing transaction), the Company shall cause effective provision to be made so that:

     (1) each Warrant Holder then outstanding shall have the right thereafter, by exercising such Warrant, to purchase the kind and number of shares of stock or other securities or property (including cash) receivable upon such reclassification, capital reorganization or other change, consolidation, merger, sale or conveyance by a holder of the number of shares of Common Stock that might have been purchased upon exercise of such Warrant immediately before such event. Any such provision shall include provision for adjustments that shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 10(b); and

     (2) new management of the Company will be obligated to maintain a current prospectus with respect to the Warrants until the expiration of the Warrant Exercise Period. The foregoing provisions shall similarly apply to successive reclassifications, capital reorganizations and other changes of outstanding shares of Common Stock and to successive consolidations, mergers, sales or conveyances.


     (c) Any determination as to whether an adjustment in the Exercise Price in effect hereunder or in the kind or number of shares of stock or other securities or property deliverable upon exercise of the Warrants is required under Section 10, or as to the amount of any such adjustment, if required, shall be binding upon the Warrant Holders and the Company if made in good faith by the Board of Directors of the Company.


11. NOTICE TO WARRANT HOLDERS.

     (a) Upon any adjustment as described in Section 10 hereof, the Company within twenty (20) business days thereafter shall (1) cause to be filed with the Warrant Agent a certificate signed by an officer of the Company setting forth the details of such adjustment, the method of calculation and the facts upon which such calculation is based, which certificate shall be conclusive evidence of the correctness of the matters set forth therein, and (2) cause written notice of such adjustments to be given to each Warrant Holder as of the record date applicable thereto.

     (b) If the Company proposes to enter into any reorganization, reclassification, sale of all or substantially all of its assets, consolidation, merger, dissolution, liquidation or winding up, the Company shall give notice of such fact at least twenty (20) days before such action to all Warrant Holders, which notice shall set forth such facts as indicate the effect of such action (to the extent such effect may be known at the date of such notice) on the Exercise Price and the kind and amount of the shares or other securities and property deliverable upon exercise of the Warrants. Without limiting the obligation of the Company under the provisions of this Agreement to provide such notice to each Warrant Holder, failure of the Company to give notice shall not invalidate any corporate action taken by the Company.

     (c) If the Company wishes to extend the Warrant Expiration Date beyond September 30, 2004, the Company shall cause to be filed with the Warrant Agent a notice setting forth the extended Warrant Expiration Date and shall issue written notice to each registered Warrant Holder of such extension.

12. NO FRACTIONAL WARRANTS OR SHARES. The Company shall not be required to issue fractions of Warrants upon the reissue of Warrants, any adjustments as described in Section 10 hereof or otherwise; but the Company in lieu of issuing any such fractional interest may round up to the nearest full Warrant. If the total Warrants surrendered for exercise would result in the issuance of a fractional share of Common Stock, the Company shall not be required to issue a fractional share but rather the aggregate number of shares issuable may be rounded up to the nearest full share or the Company may in its discretion pay cash for the fractional share in an amount based upon the last reported closing price for the Common Stock before the date of exercise.

13. RIGHTS OF WARRANT HOLDERS. No Warrant Holder, as such, shall have any rights as a stockholder of the Company, either at law or equity, until the Warrant Holder has exercised the Warrants and been issued shares of Common Stock in accordance with the provisions hereof and the rights of the Warrant Holders, as such, are limited to those rights expressly provided in this Agreement or in the Warrant Certificates. The Company and the Warrant Agent may treat the registered Warrant Holder in respect of any Warrant Certificate as the absolute owner thereof for all purposes (notwithstanding any notations or ownership or writing thereof made by anyone other than a duly authorized officer of the Company or the Warrant Agent) regardless of any notice to the contrary.

14. WARRANT AGENT. The Company hereby appoints the Warrant Agent to act as the agent of the Company, and the Warrant Agent hereby accepts such appointment, upon the following terms and conditions by all of which the Company and every Warrant Holder, by acceptance of a Warrant, shall be bound:

     (a) Statements contained in this Agreement and in the Warrant Certificates shall be taken as statements of the Company. The Warrant Agent assumes responsibility hereunder only for the correctness of any statement which describes the Warrant Agent and/or for action taken or to be taken by the Warrant Agent.

     (b) The Warrant Agent shall not be responsible for any failure of the Company to comply with any of the Company's covenants contained in this Agreement or in the Warrant Certificates.

     (c) The Warrant Agent may consult at any time with counsel satisfactory to it (who may be counsel for the Company), and the Warrant Agent shall incur no liability or responsibility to the Company or to any Warrant Holder in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance with the opinion or the advice of such counsel, provided the Warrant Agent shall have exercised reasonable care in the selection and continued employment of such counsel.

     (d) The Warrant Agent shall incur no liability or responsibility to the Company or to any Warrant Holder for any action taken in good faith in reliance upon any notice, resolution, waiver, consent, order, certificate or other paper, document or instrument believed by it to be genuine and to have been signed, sent or presented by the proper party or parties.

     (e) The Company agrees to pay to the Warrant Agent for the services rendered by the Warrant Agent hereunder those fees to which the Warrant Agent is entitled as the Company's transfer agent and registrar.

     (f) The Company shall indemnify the Warrant Agent and hold it harmless against any and all liabilities, including judgments, costs and reasonable counsel fees, incurred in connection with its performance of this Agreement, except as a result of the Warrant Agent's negligence, willful misconduct or bad faith.

     (g) The Warrant Agent shall be under no obligation to institute any action, suit or legal proceeding or to take any other action likely to involve expense unless the Company or one or more Warrant Holders shall furnish the Warrant Agent with reasonable security and indemnity for any costs and expenses which may be incurred in connection with such action, suit or legal proceeding, but this provision shall not affect the power of the Warrant Agent to take such action as the Warrant Agent may, in its sole and absolute discretion, consider proper, whether with or without any such security or indemnity.

All rights of action under this Agreement or under any of the Warrants may be enforced by the Warrant Agent without the possession of any of the Warrant Certificates or the production thereof at any trial or other proceeding relative thereto, and any such action, suit or proceeding instituted by the Warrant Agent shall be brought in its name as Warrant Agent, and any recovery of judgment shall be for the ratable benefit of the Warrant Holders as their respective rights or interests may appear, subject to the terms set forth in the Warrant Certificates.

     (h) The Warrant Agent and any stockholder, director, officer or employee of the Warrant Agent may buy, sell or deal in any of the Warrants or other securities of Company, or become pecuniarily interested in any transaction in which the Company may be interested, or contract with or lend money to the Company, or otherwise act as fully and freely as though it were not Warrant Agent under this Agreement or a stockholder, director, officer or employee of such Warrant Agent. Nothing herein shall preclude the Warrant Agent from acting in any other capacity for the Company or for any other legal entity.

15. SUCCESSOR WARRANT AGENT. Any entity into which the Warrant Agent may be merged or converted or with which it may be consolidated, or any entity resulting from any merger, conversion or consolidation to which the Warrant Agent shall be a party, or any entity succeeding to the trust business of the Warrant Agent, shall be the successor to the Warrant Agent hereunder without the execution or filing of any document or any further act of a party or the parties hereto.

16. CHANGE OF WARRANT AGENT. The Warrant Agent may resign from its duties under this Agreement upon notice given in writing by the Warrant Agent to the Company; the Warrant Agent may be discharged by the Company from its duties under this Agreement upon notice given in writing by the Company to the Warrant Agent; the foregoing notices shall, in either case, give the date when such resignation or discharge shall take effect and shall be sent at least ninety (90) days before the date so specified. If the Warrant Agent shall resign, be discharged or shall otherwise become incapable of acting, the Company shall appoint a successor to the Warrant Agent. After the Company receives acceptance in writing of such appointment by the new warrant agent, such new warrant agent shall be vested with the same powers, rights, duties and responsibilities as if it has been originally named herein as the Warrant Agent, without any further assurance, conveyance, act or deed; but if for any reason it shall be necessary or expedient to execute and deliver any further assurance, conveyance, act or deed, the same shall be done at the expense of the Company and shall be legally and validly executed and delivered by the resigning Warrant Agent.

17. NOTICES. Any notice or demand authorized by this Agreement to be given or made by the Warrant Agent or by any Warrant Holder to or on the Company must be in writing and will be deemed to have been duly given (a) when delivered by hand (with written confirmation or receipt), (b) when received by the addressee, if sent by a nationally recognized overnight delivery service (receipt requested), or (c) on the fifth day after mailing if sent by first class mail, certified or registered, postage prepaid, addressed (until another address is filed in writing by the Company with the Warrant Agent), as follows:

         Jacksonville Bancorp, Inc.
         76 South Laura Street, Suite 104
         Jacksonville, Florida 32202

Any notice or demand authorized hereby to be given or made by any Warrant Holder or by the Company to or on the Warrant Agent must be in writing and will be deemed to have been duly given (a) when delivered by hand (with written confirmation or receipt), (b) when received by the addressee, if sent by a nationally recognized overnight delivery service (receipt requested), or (c) on the fourth day after mailing if sent by mail, first class, certified or registered, postage prepaid, addressed (until another address is filed in writing by the Warrant Agent with the Company), as follows:

         Mailing Address:               Overnight Delivery Address:

         SunTrust Bank                  SunTrust Bank
         P. O. Box 4625                 58 Edgewood Avenue
         Atlanta, Georgia 30302         Atlanta, Georgia 30303

Any distribution, notice or demand required or authorized by this Agreement to be given or made by the Company or the Warrant Agent to or on the Warrant Holders shall be sufficiently given or made if sent by first class mail, postage prepaid, addressed to the Warrant Holders at their last known addresses as such addresses shall appear on the registration books for the Warrant Certificates maintained by the Warrant Agent or if sent by any other means agreed to by the Warrant Holder. No failure to mail such notice for any defect therein or in the mailing thereof shall affect the validity except as to the registered Warrant Holder to whom the Company failed to mail such notice, or except as to the registered Warrant Holder whose notice was defective. The affidavit of an officer of the Warrant Agent or the Secretary or an Assistant Secretary of the Company that such notice has been mailed shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

18. SUPPLEMENTS AND AMENDMENTS. The Company and the Warrant Agent may from time to time supplement or amend this Agreement without the approval of any of the Warrant Holders in order to cure any ambiguity, or to correct or supplement any provision contained herein which may be defective or inconsistent with any other provisions herein, or to make any other provisions in regard to matters or questions arising hereunder which the Company and the Warrant Agent may deem necessary or desirable. Any other supplement, modification or amendment of the Agreement not permitted under this Agreement requires the consent of the Warrant Holders representing at least 50% of the outstanding Warrants.


19. TERMINATION. This Agreement shall terminate at the close of business on the later of (1) the date upon which the Warrant Exercise Period expires as to all Warrants (or the business day next following such date) or (2) if all of the Warrants are suspended under Section 9 and such suspension continues beyond the date upon which the Warrant Exercise Period expires as to all Warrants, on the fifteenth business day immediately following the expiration of such suspension. The provisions of Section 14 shall survive such termination.

20. GOVERNING LAW. This Agreement and each Warrant Certificate issued hereunder shall be deemed to be a contract made under the laws of the State of Florida and for all purposes shall be construed in accordance with the internal laws of said state.

21. BENEFITS OF AGREEMENT. Nothing in this Agreement shall be construed to give to any person or entity other than the Company, the Warrant Agent and the Warrant Holders, any legal or equitable right, remedy or claim hereunder, this Agreement being expressly for the sole and exclusive benefit of the Company, the Warrant Agent and the Warrant Holders. This Agreement shall be binding upon and inure to the benefit of the Company, and the Warrant Agent and their respective successors and assigns, and the registered Warrant Holders.

22. HEADINGS. The headings of sections of this Agreement have been inserted for convenience of reference only, are not to be considered a part hereof and shall in no way modify or restrict any of the terms or provisions hereof.

23. WAIVER. No waiver by a party hereto of another party's breach of or failure to comply with any condition or provision of this Agreement to be performed by such other party shall operate as a waiver of or estoppel with respect to any subsequent or other breach or failure to comply.

24. COUNTERPARTS. This Agreement may be executed in counterparts, and both of such counterparts shall for all purposes be deemed to be an original and both such counterparts shall together constitute but one and the same instrument.

IN WITNESS WHEREOF, as of the date above, the undersigned have caused this Agreement to be signed by their duly authorized agents.


                      Jacksonville Bancorp, Inc.


                      By: /s/ Gilbert J. Pomar, III
                         -------------------------------------------------------
                      Gilbert J. Pomar, III, President


                      SunTrust Bank


                      By: /s/ Sandra Benefield
                         -------------------------------------------------------
                      Name:  Sandra Benefield
                      Title: Assistant Vice President

                       [JACKSONVILLE BANCORP, INC., LOGO]    -------------------
                                                             Number ____________
                                   Appendix B                Warrants __________
                                                             Warrant Holder ____
                         Exhibit A to Warrant Agreement      -------------------






                  FORM OF CLASS A PURCHASE WARRANT CERTIFICATE

This certifies that for value received, the warrant holder shown above or his or her registered assigns (the "Warrant Holder"), is the owner of certain Class A purchase warrants (the "Warrants"), each of which entitles the Warrant Holder to purchase, during the period expiring at 5:00 P.M. Eastern time on September 30, 2004 (as may be extended from time to time, the "Warrant Exercise Period"), one fully paid and nonassessable share of common stock, $.01 par value per share, of Jacksonville Bancorp, Inc., a Florida corporation (the "Company"), upon payment of $13.00 per share (as may be adjusted from time to time, the "Exercise Price"); provided, however, that the number of shares of the Company's common stock purchasable upon exercise of each Warrant may be increased or reduced, and the Exercise Price adjusted, in the event of certain contingencies provided for in the Warrant Agreement described below. Payment of the Exercise Price of Warrants represented by this Warrant Certificate shall be made in lawful money of the United States of America by check, bank draft, money order, or wire transfer payment payable to the order of the Warrant Agent for the account of the Company.

The Warrant Certificate and each Warrant represented hereby are issued under and are subject in all respects to the terms and conditions contained in the Warrant Agreement dated as of December 5, 2001, between the Company and SunTrust Bank, or its successors or assigns ("Warrant Agent"). Copies of the Warrant Agreement are on file at the office of the Warrant Agent.

The Company may extend the Warrant Exercise Period from time to time upon notice to the Warrant Agent and to the Warrant Holders.

In order to exercise these Warrants, the form of exercise on the reverse side must be properly completed and executed. The minimum number of Warrants that may be exercised at one time is the lesser of 100 warrants or the total amount of Warrants held by the Warrant Holder. If Warrants represented by this Warrant Certificate are exercised with respect to fewer than all shares purchasable, before the expiration of the Warrant Exercise Period, certificates representing Warrant to purchase the remaining number of shares will be issued. The Company shall not be required to issue fractions of shares upon the exercise of Warrants.

Warrants are transferable at the office of the Warrant Agent by the Warrant Holder in person or by attorney duly authorized in writing, in the manner and subject to the limitations on transfer set forth in the Warrant Agreement, upon surrender of the Warrant Certificate and the payment of transfer taxes, if any. Upon any such transfer, a new Warrant Certificate of different denomination, of like tenor and representing in the aggregate the right to purchase a like number of shares of the Company's common stock, will be issued to the transferee in exchange for this Warrant Certificate, subject to the limitations set forth in the Warrant Agreement. This Warrant Certificate, when surrendered at the office of the Warrant Agent by the Warrant Holder in person or by attorney duly authorized in writing, may be exchanged for any other Warrant Certificate(s) of different denominations, of like tenor and representing in the aggregate the right to purchase a like number of shares, subject to the limitations provided in the Warrant Agreement.

Before due presentment for registration or transfer thereof, the Company and the Warrant Agent may treat the Warrant Holder as the absolute owner hereof and of each Warrant represented hereby for all purposes, notwithstanding any notations of ownership or writing hereon made by anyone other than a duly authorized officer of the Company or the Warrant Agent, and shall not be affected by any notice to the contrary, except as provided in the Warrant Agreement.

If this Warrant Certificate shall be surrendered for exercise within any period during which the transfer books for the Company's common stock or other securities purchasable upon the exercise of Warrants are closed for any reason, the Company shall not be required to make delivery of certificates for the securities purchasable upon such exercise until the date of the reopening of the transfer books.

The Warrant Holder shall not be entitled to any of the rights of a stockholder of the Company on account of these Warrants until these Warrants have been exercised, full payment of the Exercise Price has been received, and certificates for the shares of the Company's common stock issuable upon exercise have been issued to such Warrant Holder.

If the shares of the Company's common stock issuable upon the exercise of this Warrant Certificate require registration with or approval by any governmental authority, such shares of common stock shall not be issued, and the Company shall have the authority to suspend the exercise of the Warrants, until such registration or approval shall have been obtained; however these Warrants, the exercise of which is requested during any such suspension, shall be exercisable at the Exercise Price. If any such period of suspension continues past the expiration of the Warrant Exercise Period and the Warrant Holder has sought to exercise this Warrant before such expiration of the Warrant Exercise Period, the Warrants shall be exercisable upon the removal of such suspension until the close of business on the business day immediately following the expiration of such suspension.

This Warrant Certificate is not valid unless countersigned by the Warrant Agent.

IN WITNESS WHEREOF, the Company has caused this Warrant Certificate to be executed by its President thereunto duly executed, manually or in facsimile.

                                        COUNTERSIGNED:
JACKSONVILLE BANCORP, INC.              ________________________________________
                                        as Warrant Agent

By:  ________________________________   By: ____________________________________
     Gilbert J. Pomar, III, President       Authorized Officer

--------------------------------------------------------------------------------
                                    EXERCISE
--------------------------------------------------------------------------------

The undersigned Warrant Holder hereby irrevocably elects to exercise _______ Warrants represented by this Warrant Certificate, and to purchase the shares of common stock of Jacksonville Bancorp, Inc., issuable upon the exercise of such Warrants, and requests that certificates for such shares shall be issued as follows:

In the name of:                             And delivered to:

---------------------------------------     ------------------------------------

---------------------------------------     ------------------------------------

---------------------------------------     ------------------------------------

---------------------------------------     ------------------------------------

---------------------------------------     ------------------------------------
                    (Please print or type name and address.)
        Social security or other tax identification _____________________ number(s):_______________________________________


And, if such number of Warrants shall not be all of the Warrants evidenced by the Warrant Certificate, that a new Warrant Certificate for the balance of such Warrants be registered in the name of and delivered to, the Warrant Holder at the address stated below.

IMPORTANT: The name(s) of the person exercising this Warrant must correspond with the name(s) of the Warrant Holder written on the face of this Warrant Certificate in every particular, without alteration or any change whatever, unless it has been assigned by completing the Assignment form below.

--------------------------------------------------------------------------------
                                   ASSIGNMENT
--------------------------------------------------------------------------------

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto:


-----------------------------------------------------------------

-----------------------------------------------------------------

-----------------------------------------------------------------

-----------------------------------------------------------------
            (Please print or type name and address.)
-----------------------------------------------------------------
Social security or other other tax identification number(s):____________________

     _______ of the Warrants represented by this Warrant Certificate, and hereby irrevocably constitutes and appoints any officer of Jacksonville Bancorp, Inc. (the "Company") or its transfer agent and registrar as lawful Attorney to transfer this Warrant Certificate on the books of the Company, with full power of substitution in the premises.

     IMPORTANT: Every registered holder of this Certificate must sign it to assign or otherwise transfer Warrants. The signature or signatures below must correspond with the name or names written on the face of this Warrant Certificate in every particular, without alteration, enlargement or any change whatsoever. Each signature should be "medallion" guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions) with membership in an approved signature guarantee Medallion Program under Rule 17A(d)-15 of the Securities Exchange Act of 1934.

--------------------------------------------------------------------------------
                                    EXECUTION
--------------------------------------------------------------------------------

Dated:                     , 200__
       --------------------


-----------------------------------------------      ---------------------------
Signature of Registered Warrant Holder               Print Name
-----------------------------------------------

-----------------------------------------------      ---------------------------
Signature of Registered Warrant Holder               Print Name

Address of Registered Warrant Holder:


-----------------------------------------------

-----------------------------------------------

-----------------------------------------------


-----------------------------------------------      ---------------------------
Signature of Signature Guarantor                     Print Name
         (required for Assignment only)

                                   APPENDIX C
                                   ----------




                             Subscription Materials
                             ----------------------



                Instructions for Use of Subscription Certificate

                          Notice of Guaranteed Delivery

                            Subscription Certificate

                        [JACKSONVILLE BANCORP, INC. LOGO]

                            ------------------------
                             INSTRUCTIONS FOR USE OF
                            SUBSCRIPTION CERTIFICATE
                            ------------------------

The following instructions relate to our offering of 450,000 shares of common stock and 225,000 warrants, in the form of 225,000 investment units, as more fully described in the Prospectus dated December 26, 2001. The units are being offered at the subscription price of $21.00 to our current shareholders in the rights offering, and subsequently to the general public in the community offering. Each unit consists of two shares of common stock and one Class A purchase warrant. Each warrant included in the units is exercisable until September 30, 2004 (subject to extension), for the purchase of one share of common stock at a $13.00 warrant exercise price. The rights offering will expire at 5:00 p.m., Eastern Time, on February 15, 2002, and the community offering will expire at 5:00 p.m., Eastern Time, on March 29, 2002, unless our board of directors elects to extend either offering period. Additionally, we may terminate the community offering early if we accept subscriptions for all 225,000 units offered before its scheduled expiration. For further information regarding the units, the company, or the offerings, please refer to the Prospectus.

                Subscription Certificate - Detailed Instructions
--------------------------------------------------------------------------------
These instructions relate specifically to the Subscription Certificate form included at the back of the Prospectus, and should be read in conjunction with that form. If you owned shares of our common stock on the record date (December 12, 2001), and are exercising your rights by subscribing to purchase units pursuant to the terms and conditions of the rights offering, please complete Sections 1, 3, and 4 of the Subscription Certificate. If you are subscribing to purchase units pursuant to the terms and conditions of the community offering, please complete Sections 2, 3, and 4. Following completion of the Subscription Certificate, please detach it from your Prospectus booklet and refer to the Additional Subscription Instructions section for payment and mailing details.

Section 1.  For Current Stockholders
------------------------------------

If you owned common stock at the close of business on the record date, you have been granted a nontransferable right to purchase one unit for every five shares of common stock held, which is called your Basic Subscription Right. You also have an Oversubscription Privilege, whereby you have been granted the right to subscribe for additional units (units over and above your basic subscription right).

Calculate Your Basic Subscription Right: The number of shares of our common stock that you owned on the record date is affixed to the face of your Subscription Certificate. This number is utilized to calculate the total units for which you are entitled to subscribe under your Basic Subscription Right.

Indicate Your Subscription Choice and Total Due: You should indicate your wishes with regard to the exercise of your subscription rights by completing this section, noting the number of shares subscribed pursuant to your Basic Subscription Right and/or your Oversubscription Privilege. The total due is the amount that should be included with your subscription.

Section 2.  For New Investors
-----------------------------

If any of the offered units remain available at the conclusion of the rights offering, we will commence offering such units to the general public. If you are subscribing as a part of the community offering, the minimum subscription has been set at 25 units ($525.00).

Indicate Your Subscription Amount and Total Due: You should indicate the number of units which you would like to purchase by completing this section. The total due is the amount that should be included with your subscription.

Section 3.  Form of Stock Registration
--------------------------------------

The stock transfer industry utilizes a uniform system of shareholder registrations that we also use in issuance of common stock. Print the name(s) and address in which you want the shares and warrants registered. Please include the first name, middle initial, and last name, of each registered owner, and refrain from utilizing two initials and any words that do not affect ownership (such as Mr., Mrs., Dr., or "Special Account"). Note that if you are exercising rights in the rights offering, registration or delivery instructions which differ from the current records of the stock transfer agent will result in the requirement of a signature guarantee on your subscription.

Individual - Shares to be registered in one individual's name only.

Joint Tenants - Two or more owners with right of survivorship; ownership automatically passes to the surviving joint tenant(s) upon the death of any joint tenant. No beneficiaries or heirs are involved in this type of ownership.

Tenants in Common - Two or more owners; upon the death of one co-tenant, ownership will be held by the surviving co-tenant(s) and by the heirs of the deceased co-tenant. All parties must agree to the transfer or sale of shares held by tenants in common.

Uniform Transfer / Gift to Minors Act - Depending on your state of residence, shares may be held in the name of a custodian for the benefit of a minor under either a Uniform Transfer or Uniform Gift to Minors Act. For either type of ownership, the minor is the actual owner of the shares with the adult custodian responsible for the investment until the child reaches legal age. If utilizing this type of ownership, please place the name of the custodian, with the abbreviations "CUST" and either "UTMA" or "UGMA", as well as the relevant postal abbreviation for the state involved, on the first Name line. The minor's name should be listed on the second Name line, followed by "MINOR", and please note that the minor's Social Security number will be utilized for registration.

Corporation / Partnership - The form of business ownership should be identified, and the entity's tax identification number utilized.

Individual Retirement Account (IRA) - Shares may only be held in self-directed IRAs. IRA holders may make share purchases from their deposit accounts through pre-arranged "trustee-to-trustee" transfers. There are no early withdrawal or Internal Revenue Service penalties for appropriate transactions of this nature.

Fiduciary / Trust - Generally trusts, estates, guardianships, etc., are established under a form of trust agreement or pursuant to a court order. Legal documentation must establish the fiduciary relationship to affect the registration appropriately. Please place the name of the fiduciary on the first Name line, with the fiduciary title following, such as "trustee", "executor", "personal representative", etc. On the second Name line, place the name of the maker, donor, or testator, or the name of the beneficiary, as applicable. The Under Agreement Dated line also should be completed with the date of the document creating and/or governing the relationship.

See your legal or financial advisor if you are unsure about the proper registration of your stock.

Section 4.  Signature and Acknowledgements
------------------------------------------

If you are a current stockholder exercising your rights in the rights offering, the signature on your Subscription Certificate must correspond with the name of the registered stockholder exactly as it appears on the face of the Subscription Certificate without any alteration or change whatsoever. If the Subscription Certificate is executed by a person other than said registered stockholder, the person executing the Subscription Certificate must provide proper evidence of authority or must provide a signature guarantee, unless our Subscription Agent in its sole discretion dispenses with such requirements.

Fiduciary or Representative Signatures. If you sign in a representative or other fiduciary capacity, you must indicate your capacity when signing and, unless waived by our Subscription Agent in its sole and absolute discretion, you must present satisfactory evidence of your authority to sign the Subscription Certificate.

Signature Guarantees. Your signature must be guaranteed by an Eligible Guarantor if (1) you wish for the shares of common stock or warrants issuable upon exercise of the rights to be registered in a name other than the name of the registered holder in which the Subscription Certificate was issued, or (2) you wish for the shares of common stock or warrants issuable upon exercise of the rights to be delivered to an address other than the address for the registered subscription rights holder as shown in the records of our transfer agent.

                      Additional Subscription Instructions
--------------------------------------------------------------------------------

Upon completion of your Subscription Certificate, please detach it from the Prospectus booklet and send it with payment in full for the units subscribed to the Subscription Agent, as indicated below. Please remember that once you subscribe for units, you may not revoke your subscription.

Payments. All payments must be made in United States dollars payable to "Independent Bankers' Bank of Florida, as Subscription Agent" by (a) check or bank draft drawn upon a United States bank, cashier's check, or money order; or
(b) wire transfer of immediately available funds. The Subscription Agent must receive payment of $21.00 per unit for all units subscribed on or before the applicable offering expiration date, unless you comply with the guaranteed delivery requirements which are further described on the following page. If you have not indicated the number of units being subscribed for, or if the dollar amount you have forwarded is not the exact amount required to purchase that number of units, we will consider you to have subscribed for the maximum number of whole units which may be purchased for the payment tendered.

Your payment may not be considered received until your uncertified check has cleared or until our subscription agent has received your certified check or bank draft drawn upon a United States bank, cashier's check, money order, or funds transferred through a wire transfer. If you are paying by uncertified personal check, please note that the funds paid thereby may take up to five business days to clear. Consequently, you are urged to make payment before the expiration date in time to ensure that such payment is received and clears by that date. We also suggest that you consider paying by means of certified or cashier's check, money order, or wire transfer.

Mailing / Method of Delivery. The method of delivery of Subscription Certificates and payment of the subscription price to our Subscription Agent will be at your election and risk. The Subscription Agent must receive your Subscription Certificate, or you must comply with guaranteed delivery requirements (see below) on or before the applicable offering expiration date. Facsimile delivery of the Subscription Certificate will not constitute valid delivery. If sent by mail, we recommend that you send the documents and payment by registered mail, properly insured, with return receipt requested, or by overnight delivery using a reputable expedited delivery service, and that a sufficient number of days be allowed to ensure delivery before the applicable offering expiration date.

Proration of Oversubscription Privileges. If our shareholders subscribe for more than the 225,000 units available, we will allocate the units pro rata (subject to elimination of fractional shares) to the oversubscribing purchasers, in proportion to the number of shares purchased under the basic subscription rights.

Partial Exercises. If you exercise less than all of the rights evidenced by your Subscription Certificate, our Subscription Agent will, at your request, issue a new Subscription Certificate evidencing the portion of the rights that you did not exercise. However, if you choose to have a new Subscription Certificate sent to you, you may not receive any such new Subscription Certificate in time to allow you to exercise the remaining subscription rights.


Contacting the Subscription Agent. The address, telephone and facsimile numbers of the Subscription Agent are as follows:

By Mail:                                   By Telephone:       By Facsimile:       By Personal or Overnight Delivery:

Independent Bankers' Bank of Florida       800-275-4222        (407) 541-1663      Independent Bankers' Bank of Florida
Investment Services Group                                                          Investment Services Group
Post Office Box 958423                                                             615 Crescent Executive Ct., Suite 400
Lake Mary, Florida 32795                                                           Lake Mary, Florida 32746

                              Other Considerations
--------------------------------------------------------------------------------

Procedures For Guaranteed Delivery. If you have not had enough time to deliver your Subscription Certificate and pay the Subscription Price to our subscription agent before the applicable offering expiration date, you may comply with the guaranteed delivery procedures. Please see the following Notice of Guaranteed Delivery form.

To comply with the guaranteed delivery procedures, you should cause an eligible guarantor, as indicated on the form, to complete and execute the written on the Notice of Guaranteed Delivery. The Notice of Guaranteed Delivery guarantees delivery of your properly completed and executed Subscription Certificate within three business days following the date of the Notice. If this procedure is followed, our Subscription Agent must receive your Subscription Certificate and payment for all units subscribed within three business days.

Nominee Holder Procedures. Banks, brokers and other nominee holders of rights who exercise the basic subscription right and the oversubscription privilege on behalf of beneficial owners of the subscription rights will be required to certify to our subscription agent as to the aggregate number of exercising beneficial owners, and the number of units that are being subscribed for under both the Basic Subscription Right and the Oversubscription Privilege, by each beneficial owner of subscription rights (including such nominee itself) on whose behalf such nominee holder is acting. If such certification is not delivered in respect of a Subscription Certificate, our subscription agent will for all purposes (including for purposes of any allocation in connection with the oversubscription privilege) be entitled to assume that such certificate is exercised on behalf of a single beneficial owner.

Delivery of Certificates and Warrants. We will deliver the certificates and payments to the address shown on the face of your Subscription Certificate unless you instruct us differently, and have included any required documentation and signature guarantee(s) with your subscription. As soon as practicable after acceptance of subscriptions or the expiration or termination of each offering, and upon completion of the prorations and adjustments contemplated by the terms of the offerings, as may be applicable, our transfer agent will mail to you certificates representing shares of common stock and Class A common stock purchase warrants as purchased in the offering.

                       [JACKSONVILLE BANCORP, INC., LOGO]

                                                   NOTICE OF GUARANTEED DELIVERY
                                                   -----------------------------

If you wish to participate in either the rights offering or community offering, as described in our Prospectus dated December 26, 2001, but are unable to deliver your Subscription Certificate to the Subscription Agent on or before the expiration of the relevant offering, you must use this form or a substantially equivalent form. The rights offering expiration is set at 5:00 p.m., Eastern Time, on February 15, 2002, and the community offering expiration at 5:00 p.m., Eastern Time, on March 29, 2002, as such dates may be extended from time to time.

Please have a member firm of a registered national securities exchange or a member of the National Association of Securities Dealers, Inc., or a commercial bank or trust company having an office or correspondent in the United States, complete and execute the Guarantee of Delivery in Section 5 of this form. Next, you should send this properly completed Notice of Guaranteed Delivery by facsimile transmission or mail to the Subscription Agent, so that it is received before the expiration of the offering. The Subscription Agent must then receive your signed and completed Subscription Certificate and payment of the Subscription Price of $21.00 per unit within three (3) business days after this Notice of Guaranteed Delivery has been delivered to the Subscription Agent.

The address and facsimile numbers for delivery to the Subscription Agent are as follows:

By Mail:                                   Telephone:          By Facsimile:       By Personal or Overnight Delivery:

Independent Bankers' Bank of Florida       800-275-4222        (407) 541-1663      Independent Bankers' Bank of Florida
Investment Services Group                                                          Investment Services Group
Post Office Box 958423                                                             615 Crescent Executive Ct., Suite 400
Lake Mary, Florida 32795                                                           Lake Mary, Florida 32746

DELIVERY OF THIS INSTRUMENT BY MAIL OR FACSIMILE TRANSMISSION OTHER THAN AS SET FORTH ABOVE DOES NOT CONSTITUTE A VALID DELIVERY.



Section 1.   CURRENT STOCKHOLDERS
---------------------------------

The undersigned hereby represents that he or she is the holder of a Subscription Certificate representing the rights to subscribe for units issued by Jacksonville Bancorp, Inc., and is unable to deliver such Subscription Certificate to the Subscription Agent with payment therefor at or before the rights offering expiration. Upon the terms and conditions set forth in the Prospectus, receipt of which is hereby acknowledged, the undersigned hereby elects to exercise the rights to subscribe for the following:

--------------------------------------------------------------------------------
                 INDICATE YOUR SUBSCRIPTION AMOUNT AND TOTAL DUE
--------------------------------------------------------------------------------
                                                                           Number of           Unit Price              Total Due
                                                                             Units
        -------------------------------------------------------------                    ----
 [ ]    Units subscribed for under my Basic Subscription Right                            x     $ 21.00     =  $ ___________________
        -------------------------------------------------------------                    ----
 [ ]    Units subscribed for under my Oversubscription Privilege                          x     $ 21.00     =  $ ___________________
        -------------------------------------------------------------                    ----
 [ ]        Total units subscribed and payment due                                        x     $ 21.00     =  $ ___________________

------------------------------------------------------------------------------------------------------------------------------------

Section 2.   NEW INVESTORS
--------------------------

The undersigned hereby represents that he or she intends to subscribe for units of Jacksonville Bancorp, Inc., in the community offering by execution of a Subscription Certificate, and is unable to deliver such Subscription Certificate to the Subscription Agent with payment therefor at or before the community offering expiration. Upon the terms and conditions set forth in the Prospectus, receipt of which is hereby acknowledged, the undersigned hereby elects to subscribe to purchase the following number of units:

--------------------------------------------------------------------------------
                 INDICATE YOUR SUBSCRIPTION AMOUNT AND TOTAL DUE
--------------------------------------------------------------------------------
Number of Units                    Unit Price               Total Due

   ------                 x          $ 21.00       =         -----

--------------------------------------------------------------------------------

Section 3.   PAYMENT AFFIRMATION
--------------------------------

The undersigned understands that the Subscription Agent must receive payment of the Subscription Price of $21.00 per unit for each unit subscribed for above within three business days of the date of this Notice of Guaranteed Delivery and represents that such payment, in the aggregate amount set forth above, is described as follows:

--------------------------------------------------------------------------------
  [ ]   Payment is being delivered to the Subscription Agent herewith; or
  [ ] Payment has been or will be delivered separately to the Subscription Agent in the manner set forth below:
--------------------------------------------------------------------------------
  Method of Payment:                         Description of Payment:



 [ ]  Uncertified check                      Name of maker

 [ ]  Certified check or bank draft          Bank on which payment is drawn
 [ ]  Cashier's check or money order         Date of payment
                                             Amount of payment
 [ ]  Wire transfer


(NOTE: Payment by uncertified check may not be deemed to have been received until such check has cleared.).

--------------------------------------------------------------------------------

Section 4.   SUBSCRIBER EXECUTION
---------------------------------
Name                                                 Social Security or Tax I.D.

--------------------------------------------------------------------------------
Name                                                 Social Security or Tax I.D.

--------------------------------------------------------------------------------
Street Address                                       Daytime Telephone

--------------------------------------------------------------------------------
City         State         Zip        Evening Telephone       State of Residence

--------------------------------------------------------------------------------
Signature(s)               Title                                    Date

--------------------------------------------------------------------------------


Section 5.   GUARANTEE OF DELIVERY
----------------------------------

NOTE: This section is to be completed by an eligible guarantor institution. This is for guarantee of delivery only, and is not to be used for signature guarantees applicable to the Subscription Certificate.

The undersigned, a member firm of a registered national securities exchange, member of the National Association of Securities Dealers, Inc., commercial bank or trust company having an office or correspondent in the United States, or another "Eligible Guarantor Institution" as defined in Rule 17A(d)-15 under the Securities Exchange Act of 1934, as amended, hereby guarantees that, within three business days after delivery of this Guarantee to the Subscription Agent, the undersigned will deliver to the Subscription Agent the Subscription Certificates representing the rights being exercised hereby, with any required signature guarantees, payment(s), and other documents.

--------------------------------------------------------------------------------
Name of Firm                                                            Date


--------------------------------------------------------------------------------
Street Address                                   Name of Authorized Signer

--------------------------------------------------------------------------------
City               State             Zip                Title

--------------------------------------------------------------------------------
Telephone                                          Signature

--------------------------------------------------------------------------------

The institution which completes this form must communicate the guarantee to the Subscription Agent, and must deliver the Subscription Certificates and any other supporting or required documents to the Subscription Agent within the time period shown herein. Failure to do so could result in a financial loss to such institution.





              DO NOT SEND SUBSCRIPTION CERTIFICATES WITH THIS FORM.

                                                        Subscription Certificate
                                                        ========================
[Jacksonville Bancorp Logo]


Dear Investor:

If you are a current stockholder of Jacksonville Bancorp, Inc., and are subscribing for units as part of the rights offering, please read and complete Sections 1, 3, and 4.

If you are a new investor and are subscribing for units as part of the community offering, please read and complete Sections 2, 3, and 4.

Each unit that you may purchase for $21.00 (the "Subscription Price") consists of two shares of common stock and one warrant. Each warrant allows you to purchase one share of common stock for $13.00 until September 30, 2004 (unless the warrant exercise period is extended).

The new shares of common stock will be issued as soon as practicable after acceptance of your subscription. The rights offering is scheduled to expire on February 15, 2002, and the community offering on March 29, 2002. The board of directors may extend either offering in its discretion, or may terminate the Community Offering early if subscriptions for all 225,000 units have been accepted.


_________________________________        ___________________________________
Gilbert J. Pomar, III, President         Cheryl L. Whalen, Corporate Secretary

Section 1.   FOR CURRENT STOCKHOLDERS
-------------------------------------

As the registered owner of this Subscription Certificate, you are entitled to purchase units of Jacksonville Bancorp, Inc., under the terms and conditions set forth in the Prospectus describing the rights offering. This is a nontransferable right, and only you can exercise it.

You have 1 subscription right for every 5 shares of common stock you held on the record date, December 12, 2001, which is your Basic Subscription Right. Each right entitles you to purchase 1 unit. See the box below to calculate how many units you are entitled to purchase through the rights offering. For your reference, the label above indicates the number of shares held in your name on the record date. As an example, if you owned 100 shares on the record date, you would be entitled to purchase 20 units, which represents 40 shares and 20 warrants. Your Oversubscription Privilege also gives you the right to purchase additional units during the rights offering. No fractional units or shares will be issued, so any remaining fractions should be rounded up to the nearest whole number.

--------------------------------------------------------------------------------
                     CALCULATE YOUR BASIC SUBSCRIPTION RIGHT
--------------------------------------------------------------------------------
 Number of Shares Owned         Rights per Share        Basic Subscription Right
                           x          0.2            =
--------------------------------------------------------------------------------
   The result of this calculation is the number of units to which you are entitled to subscribe under your Basic Subscription Right.
--------------------------------------------------------------------------------

YOU HAVE FOUR CHOICES:

1. You can subscribe for all the units to which you are entitled under your Basic Subscription Right, as calculated above.

2. You can exercise your Oversubscription Privilege, and subscribe for more units than calculated above.

3. You can subscribe for less units than those included in your Basic Subscription Right.

4.  If you do not wish to purchase units, disregard these materials.

------------------------------------------------------------------------------------------------------------------------------------
                 INDICATE YOUR SUBSCRIPTION CHOICE AND TOTAL DUE
------------------------------------------------------------------------------------------------------------------------------------
                                                            Number of    Unit Price              Total Due
                                                              Units
----------------------------------------------------------
1.  I wish to exercise my full Basic Subscription Right.              x   $ 21.00     =    $ __________________
----------------------------------------------------------
2.  I wish to exercise my Oversubscription Privilege.                 x   $ 21.00     =    $ __________________
----------------------------------------------------------
3.  I wish to exercise part of my Basic Subscription Right.           x   $ 21.00     =    $ __________________

-----------------------------------------------------------------------------------------------------------------------------------

Section 2. FOR NEW INVESTORS
----------------------------

As a new investor, you may purchase units of Jacksonville Bancorp, Inc., pursuant to the terms and conditions set forth in the Prospectus describing the community offering, subject to the acceptance of Jacksonville Bancorp, Inc., and the availability of units. The minimum number of units for a subscription has been set at 25.

--------------------------------------------------------------------------------
                 INDICATE YOUR SUBSCRIPTION AMOUNT AND TOTAL DUE
--------------------------------------------------------------------------------
Number of Units                   x     Unit Price                     Total Due
                       ------            $ 21.00          =

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Section 3.   FORM OF STOCK REGISTRATION
---------------------------------------
Individual         Uniform Transfer to Minors Act  Partnership
Joint Tenants      Uniform Gift to Minors Act      Individual Retirement Account
Tenants in Common  Corporation                     Fiduciary/Trust

                             (Under Agreement Dated ___________________________)

--------------------------------------------------------------------------------
Name                                                 Social Security or Tax I.D.

--------------------------------------------------------------------------------
Name                                                 Social Security or Tax I.D.

--------------------------------------------------------------------------------
Street Address                                       Daytime Telephone

--------------------------------------------------------------------------------
City       State     Zip      Evening Telephone               State of Residence

--------------------------------------------------------------------------------

 Section 4.   SIGNATURE AND ACKNOWLEDGEMENTS
--------------------------------------------

By signing below, I make the following acknowledgements:

I have received the Prospectus for the offerings, and I understand that I may not change or revoke my subscription once it is received. I irrevocably subscribe for the number of units indicated on this certificate on the terms and conditions specified in the Prospectus, and agree to tender full payment for those units. I understand that Jacksonville Bancorp, Inc., has the right to accept or reject this subscription in whole or in part, for any reason whatsoever if I am participating in the community offering.

I further understand that the shares of common stock and warrants issued in connection with this subscription are not insured by the Federal Deposit Insurance Corporation or any other federal or state governmental agency.

Under penalties of perjury, I further certify that the social security number or taxpayer identification number given above is correct, and that I am not subject to backup withholding. (If you have been notified by the Internal Revenue Service that you are subject to backup withholding, please so indicate. [ ]

--------------------------------------------------------------------------------
SIGNATURE                  TITLE (If Applicable)                       DATE
--------------------------------------------------------------------------------
1.
--------------------------------------------------------------------------------
2.
--------------------------------------------------------------------------------
3.
--------------------------------------------------------------------------------

If you are a current shareholder and wish to have your shares, warrants, or refund check (if applicable) issued in another name or delivered to an address other than that listed in the records of the transfer agent for Jacksonville Bancorp, Inc., you must have your signature guaranteed. Appropriate signature guarantors include: banks and savings associations, credit unions, member firms of a national securities exchange, municipal securities dealers, and government securities dealers.

THIS FORM MUST BE SIGNED AND DATED. THIS SUBSCRIPTION CERTIFICATE IS NOT VALID IF NOT SIGNED.


--------------------------------------------------------------------------------
THE SHARES OF COMMON STOCK OFFERED HEREBY ARE NOT SAVINGS ACCOUNTS AND ARE NOT INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE BANK INSURANCE FUND, OR ANY OTHER GOVERNMENTAL AGENCY.
--------------------------------------------------------------------------------

                                     PART II
                                     -------
                     INFORMATION NOT REQUIRED IN PROSPECTUS
                     --------------------------------------

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The  following  table  sets  forth  the  fees  and  expenses  incurred  by us in
connection  with  the  issuance  and   distribution  of  the  securities   being
registered.


   Securities and Exchange Commission registration fee................. $  1,719
   Blue Sky registration fees*......................................... $  5,000
   Accountants' fees and expenses*..................................... $ 15,000
   Legal fees and expenses*............................................ $ 50,000
   Printing expenses*.................................................. $ 10,000
   Transfer agent and subscription agent fees*......................... $  9,000
   Miscellaneous*...................................................... $  4,281

        Total expenses................................................. $ 95,000

        *Estimated


INDEMNIFICATION OF DIRECTORS AND OFFICERS

Our Articles of Incorporation and Bylaws require the indemnification of our directors and officers to the fullest extent permitted by Florida law. This requirement benefits any person who is made or threatened to be made a party to any proceeding by reason of the fact of the person's services as our director, officer, employee or agent or service as a director, officer, employee or agent with another entity at our request. A director's right to be indemnified also includes the right to be paid by us for any expenses incurred in any proceeding in advance of its final disposition if we receive an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it should be determined ultimately that such director or officer is not entitled to be indemnified.

Our Articles further provide that if we do not pay a claim for indemnification in full within ninety (90) days after a written claim has been received, the claimant may at any time thereafter bring suit against us to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. The Articles provide that it shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any, has been tendered to us) that the claimant has not met the applicable standards of conduct under Florida law claimed, but the burden of proving such defense shall be on us. Neither our failure (including our board, independent legal counsel, or stockholders) to determine before the commencement of such action that indemnification of the claimant is proper, nor an actual determination by us that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that claimant has not met the applicable standard of conduct.

The rights to indemnification conferred on any individual by the Articles shall not be exclusive of any other right which such individual may have to indemnification by statute, the Articles, bylaws, agreement, vote of stockholders or disinterested directors or otherwise. The Bylaws contain provisions substantially similar to those in the Articles.

Subsection (1) of Section 607.0850 of the FBCA empowers a corporation to indemnify any person who was or is a party to any proceeding (other than an action by, or in the right of, the corporation), by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against liability incurred in connection with such proceeding (including any appeal thereof) if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

Subsection (2) of Section 607.0850 of the FBCA empowers a corporation to indemnify any person who was or is a party to any proceeding by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth in the preceding paragraph, against expenses and amounts paid in settlement not exceeding, in the judgment of the board of directors, the estimated expenses of litigating the proceeding to conclusion, actually and reasonably incurred in connection with the defense or settlement of such proceeding, including appeals, provided that the person acted under the standards set forth in the preceding paragraph. However, no indemnification should be made for any claim, issue or matter as to which such person is adjudged to be liable unless, and only to the extent that, the court in which such proceeding was brought, or any other court of competent jurisdiction, shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court deems proper.

Subsection (3) of Section 607.0850 of the FBCA provides that to the extent a director or officer of a corporation has been successful on the merits or otherwise in defense of any proceeding referred to in subsection (1) or (2) of
Section 607.0850 of the FBCA or in the defense of any claim, issue or matter therein, he shall be indemnified against expenses actually and reasonably incurred by him in connection therewith.

Subsection (4) of Section 607.0850 of the FBCA provides that any indemnification under subsection (1) or (2) of Section 607.0850 of the FBCA, unless determined by a court, shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director or officer is proper in the circumstances because he has met the applicable standard of conduct set forth in subsection (1) or (2) of Section 607.0850 of the FBCA. Such determination shall be made: (a) by the board of directors by a majority vote of a quorum consisting of directors whom were not parties to such proceeding; (b) if such a quorum is not obtainable, or, even if obtainable, by majority vote of a committee duly designated by the board of directors (in which directors who are parties may participate) consisting solely of two or more directors not at the time parties to the proceeding; (c) by independent legal counsel: (1)
selected by the board of directors as prescribed in paragraph (a) or the committee selected as prescribed in paragraph (b); or (2) if no quorum of directors can be obtained under paragraph (a) or no committee can be designated under paragraph (b), by a majority vote of the full board of directors (in which directors who are parties may participate); or (d) by the stockholders by a majority vote of a quorum of stockholders who were not parties to such proceedings or, if no quorum is obtainable, by a majority vote of stockholders who were not parties to such proceeding.

Under subsection (6) of Section 607.0850 of the FBCA, expenses incurred by a director or officer in defending a civil or criminal proceeding may be paid by the corporation in advance of the final disposition thereof upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it is ultimately determined that such director or officer is not entitled to indemnification under Section 607.0850 of the FBCA.

Subsection (7) of Section 607.0850 of the FBCA states that indemnification and advancement of expenses provided under Section 607.0850 of the FBCA are not exclusive and empowers the corporation to make any other or further indemnification or advancement of expenses under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, for actions in an official capacity and in other capacities while holding an office. However, a corporation may not indemnify or advance expenses if a judgment or other final adjudication establishes that the actions or omissions to act of the director or officer were material to the adjudicated cause of action and the director or officer (a) violated criminal law, unless the director or officer had reasonable cause to believe his conduct was lawful or had no reasonable cause to believe his conduct was unlawful, (b) derived an improper personal benefit from a transaction, (c) was or is a director in a circumstance where the liability under Section
607.0834 of the FBCA (relating to unlawful distributions) applies, or (d) engaged in willful misconduct or conscious disregard for the best interests of the corporation in a proceeding by or in right of the corporation to procure a judgment in its favor or in a proceeding by or in right of a stockholder.

Subsection (9) of Section 607.0850 of the FBCA permits any director or officer who is or was a party to a proceeding to apply for indemnification or advancement of expenses, or both, to any court of competent jurisdiction and lists the determinations the court should make before ordering indemnification or advancement of expenses.


Subsection (12) of Section 607.0850 of the FBCA permits a corporation to purchase and maintain insurance for a director or officer against any liability incurred in his official capacity or arising out of his status as such regardless of the corporation's power to indemnify him against such liability under Section 607.0850. Subsection (12) of the FBCA allows a corporation to maintain liability insurance covering directors and officers. We may obtain insurance policies insuring our directors and officers against certain liabilities that they may incur in their capacity as directors and officers. Under such policies, the insurers, on our behalf, may also pay amounts for which we have granted indemnification to the directors or officers.

EXHIBITS

       (a) Exhibits. The following is a list of exhibits filed as part of the Registration Statement.

         Exhibit
           No.                          Description
         -------                        -----------

          3.1 Articles of Incorporation of Registrant (Exhibit 3.11 to the Registrant's Registration Statement on Form SB-2, Registration No. 333-64815, is incorporated herein by reference).

          3.2 Bylaws of Registrant (Exhibit 3.2 to the Registration Statement on Form SB-2, Registration No. 333-64815, is incorporated herein by reference).

          4.1              Specimen   Subscription   Certificate   (included  in
                           Appendix C to Prospectus).

          4.2              Form of Warrant Agreement (Appendix A to Prospectus).

          4.3              Specimen   Warrant   Certificate   (Appendix   B   to
                           Prospectus).

          4.4              Subscription Rights Agreement.

          5.1              Opinion of McGuire Woods LLP.

          22.1             Subsidiaries of Jacksonville Bancorp, Inc.

          24.1             Independent Auditors' Consent.

          24.2             McGuireWoods  LLP Consent  (included in Opinion,  See
                           Exhibit 5.1).

          25.1 Power of Attorney (incorporated by reference to Power of Attorney included in the Signature Page contained in Part II of the Registration Statement on Form SB-2 filed on November 20, 2001, File No. 333-73724).

          99.1 Instructions For Use of Subscription Certificate (included in Appendix C to Prospectus).

          99.2             Form of Letter to Stockholders of Record.

          99.3             Form of Letter to Brokers.

          99.4 Form of Letter from Brokers or other Nominees to Beneficial Owners.

          99.5             Instructions by Beneficial Owners to Brokers or other
                           Nominees.

          99.6             Form of Letter to Community Investors.

          99.7 Notice of Guaranteed Delivery (included in Appendix C to Prospectus).

UNDERTAKINGS

We hereby undertake:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

              (1) to include any prospectus required by section 10(a)(3) of the Securities Act of 1933 (the "Securities Act");

              (2) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission under rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

              (3) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement, provided, however, that paragraphs (1) and (2) do not apply if the Registration Statement is on Form S-3, Form S-8 or Form F-3, and information required to be included in a post-effective amendments is contained in periodic reports filed with or furnished to the Commission by us under Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities that remain unsold at the termination of the offering.

We undertake that, for the purposes of determining any liability under the Securities Act, each filing of our annual report under Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons under the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by our directors, officers or controlling persons of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

We hereby undertake that: (1) for the purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by us under Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of the Registration Statement as of the time it was declared effective and (2) for the purposes of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

RECENT SALES OF UNREGISTERED SECURITIES

         None.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all requirements for filing on Form SB-2 and has duly caused this Amendment No. 1 to Form SB-2 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Jacksonville, State of Florida on the 14th day of December, 2001.

                                 JACKSONVILLE BANCORP, INC.


Dated:  December 14, 2001        By: /s/ Gilbert J. Pomar, III
                                    Gilbert J. Pomar, III
                                    Chief Executive Officer


Dated:  December 14, 2001        By: /s/ Cheryl L. Whalen
                                    Cheryl L. Whalen
                                    Executive Vice President and
                                    Chief Financial Officer
                                    (Principal Accounting and Financial Officer)

     Pursuant to the requirements of the Securities Act of 1933, this Amendment No.1 to Form SB-2 Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                           Title                      Date
---------                           -----                      ----

        *
---------------------
D. Michael Carter                   Director                   December 14, 2001

        *
---------------------
Melvin Gottlieb                     Director                   December 14, 2001

        *
---------------------
James M. Healey                     Director                   December 14, 2001

        *
---------------------
John C. Kowkabany                   Director                   December 14, 2001
        *
---------------------
Rudolph A. Kraft                    Director                   December 14, 2001

        *
---------------------
R. C. Mills                         Director                   December 14, 2001


/s/ Gilbert J. Pomar, III           Director                   December 14, 2001
    ---------------------
Gilbert J. Pomar, III

        *
---------------------
John W. Rose                        Director                   December 14, 2001

        *
---------------------               Chairman of the
Donald E. Roller                    Board of Directors         December 14, 2001

        *
---------------------
John R. Schultz                     Director                   December 14, 2001

        *
---------------------

Price W. Schwenck                   Director                   December 14, 2001

        *
---------------------
Charles F. Spencer                  Director                   December 14, 2001

        *
---------------------
Bennett A. Tavar                    Director                   December 14, 2001

        *
---------------------
Gary L. Winfield, M.D.              Director                   December 14, 2001


*The undersigned, by signing his name hereto, does hereby sign this Amendment No. 1 on behalf of the directors and officers identified above pursuant to powers of attorney included on the signature page of the registration statement filed on November 20, 2001.

By: /s/ Gilbert J. Pomar, III
    -------------------------
     Attorney-in-Fact